Exhibit 99.1

Constellium SE
Washington Plaza
40-44 rue Washington
75008 Paris, France
PROXY STATEMENT
FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS
to be held on May 15, 2025
The Proxy Statement and Annual Report are available at
http://www.constellium.com
This Proxy Statement is being furnished to you by the Board of Directors of Constellium SE (the “Company,” “Constellium SE” “our,” “us,” or “we”) to solicit your proxy to vote your ordinary shares, nominal value €0.02 per share at our 2025 Annual General Meeting of Shareholders. The Annual General Meeting will be held on May 15, 2025, at 5:00 pm CET (11:00 am EDT), at the registered office of the Company at Washington Plaza, 40-44 Rue Washington, 75008 Paris, France.
We intend that this Proxy Statement and the accompanying proxy card will be first made available on or about April 15, 2025 to holders of our ordinary shares registered on the U.S Register as of April 9, 2025.

Letter from the Chairman and CEO of Constellium
Dear Constellium Shareholders:
On behalf of Constellium SE, we are pleased to invite you to review our 2025 Proxy Statement. This document outlines key matters to be presented at our upcoming Annual General Meeting on May 15, 2025, at 5:00 pm CET (11:00 am EDT), and we encourage your participation and engagement as valued shareholders in our company.
As we decided to voluntarily file our SEC reports on U.S. domestic issuer forms in 2025, including our Annual Report for the fiscal year 2024 (Form 10-K) earlier this year, we also elected to voluntarily file this Proxy Statement with the SEC on a U.S. domestic issuer form (utilizing Form 8-K) for our upcoming Annual General Meeting. We believe that this new format, which includes additional information on governance and executive compensation, will provide useful insights to our shareholders.
In this Proxy Statement, you will find important details regarding the items to be voted on, including the election of directors. We believe these proposals align with our mission to drive sustainable profitability and uphold the highest standards of corporate responsibility.
Constellium is deeply committed to sound corporate governance and executive compensation policies and practices to ensure we operate responsibly, efficiently, and in the best interests of shareholders. The diversity of experience, background and skills present in the boardroom allows for active Board oversight of the opportunities and issues ahead of Constellium as we make progress on our strategic roadmap. Our Board strikes the right balance between fresh perspectives and established experience, as we regularly add new directors to the Board. This year, we are pleased to submit to vote the nomination of Mr. Bradley L. Soultz to our Board. As the current CEO of WillScot and a former executive at Novelis, he brings an impressive combination of skills, experience, and deep industry knowledge with his background in aluminum fabrication that will serve our shareholders, Constellium and our Board well.
Looking at our recent performance, 2024 was a challenging year for us on many fronts. The year began with the extreme cold weather and snow impacting operations at Muscle Shoals in January and we experienced severe flooding at our facilities in the Valais region in Switzerland during the summer. In addition, we faced market-driven headwinds starting mid last-year and which became more pronounced in the second half, including demand weakness across most of our end markets and significant tightening of scrap spreads in North America. Despite all of these challenges in the near-term, we have demonstrated that we have the right strategy, the right teams, and the right products in the right markets, and that we know how to overcome crises. Our business model is flexible and resilient; our diversified portfolio allows us to always have options in very different market conditions; we have built the balance sheet we need to both weather crises and seize opportunities; and our high-value, recyclable and sustainable products respond to the growing needs of our customers. As such, back in February this year we provided financial guidance for 2025 and established new long-term financial targets for 2028. At Constellium, we remain committed to delivering long-term value to our shareholders through innovation, operational excellence, and a focus on commercial and capital discipline. We believe we are well-positioned for long-term success and remain focused on executing our strategy and shareholder value creation.
To wrap up, thank you for your continued trust and investment in Constellium. Your vote is critical in shaping the future of Constellium, and we encourage you to participate in this process. Whether you choose to vote online, by mail, or in person at the Annual General Meeting, your voice matters. We look forward to your engagement and a productive discussion at the upcoming meeting.

Sincerely,

/s/ Jean-Christophe Deslarzes	/s/ Jean-Marc Germain

Jean-Christophe Deslarzes	Jean-Marc Germain

Chairman of the Board	CEO

EXPLANATORY NOTE
Constellium SE (“Constellium SE” or the “ Company”), a company organized under the laws of France, qualifies as a foreign private issuer, as determined by Rule 3b-4 under the Securities Exchange Act of 1934 (the “Exchange Act”) and is exempt from the proxy solicitation rules under Section 14 of the Exchange Act (including the requirement to furnish a Proxy Statement in accordance with Schedule 14A thereof) and Regulation FD. However, beginning in 2025, Constellium SE has decided to voluntarily file its quarterly and annual reports with the U.S. Securities and Exchange Commission (the “SEC”) on U.S. domestic company forms. Constellium US Holdings I, LLC which is a subsidiary of Constellium SE also maintains the following IRS Identification Number: 27-4126819.
Following its decision to voluntarily file reports on U.S. domestic company forms, starting with its annual report on Form 10-K (the “Annual Report”) for the fiscal year 2024 filed earlier this year, the Company has also elected to voluntarily publish a proxy statement for its annual general meeting to be held in 2025 (“Annual General Meeting” or the “Shareholders Meeting”) in a format intended to substantially comply with the requirements of Schedule 14A of the Exchange Act. Therefore, our fiscal year 2024 disclosures with respect to the notice of and solicitation of votes for our Annual General Meeting are now in a different format than previous years.
Shareholders this year are receiving this Notice of 2025 Annual General Meeting and the proxy statement (the “Proxy Statement”) and the Annual Report.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained in this report may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This report may contain “forward-looking statements” with respect to our business, results of operations and financial condition, and our expectations or beliefs concerning future events and conditions. You can identify forward-looking statements because they contain words such as, but not limited to, “believes,” “expects,” “may,” “should,” “approximately,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” likely,” “will,” “would,” “could” and similar expressions (or the negative of these terminologies or expressions). All forward-looking statements involve risks and uncertainties. Many risks and uncertainties are inherent in our industry and markets, while others are more specific to our business and operations. These risks and uncertainties include, but are not limited to: market competition; economic downturn or industry specific conditions including the impacts of tax and tariff programs, inflation, foreign currency exchange, and industry consolidation; disruption to business operations; natural disasters including severe flooding and other weather-related events; the conflict between Russia and Ukraine and other geopolitical tensions; the inability to meet customer demand and quality requirements; the loss of key customers, suppliers or other business relationships; supply disruptions; excessive inflation; the capacity and effectiveness of our hedging policy activities; the loss of key employees; levels of indebtedness which could limit our operating flexibility and opportunities; and other risk factors set forth under the heading “Risk Factors” in our Annual Report on Form 10-K, and as described from time to time in subsequent reports filed with the U.S. Securities and Exchange Commission. The occurrence of the events described, and the achievement of the expected results depend on many events, some or all of which are not predictable or within our control. Consequently, actual results may differ materially from the forward-looking statements contained in this Proxy Statement. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.
i

NOTICE OF 2025 ANNUAL GENERAL MEETING
The Annual General Meeting of Constellium SE (the “ Company”) will be held on Thursday, May 15, 2025, starting at 5:00 pm CET (11:00 am EDT) at the registered office of the Company at Washington Plaza, 40-44 rue Washington, 75008 Paris, France.
Shareholders whose shareholding is registered on the U.S. Register with Computershare Trust Company, N.A., in accordance with article 7 of the Company's articles of association, are entitled to exercise their voting rights as instructed below.
Shareholders whose shareholding is registered on the French Register, in accordance with article 7 of the Company's articles of association, are entitled to exercise their voting rights as instructed in the notice (avis de réunion) published in the French official journal (the Bulletin des Annonces Légales Obligatoires (BALO)) dated April 9, 2025.
A. AGENDA FOR THE ANNUAL GENERAL MEETING
The agenda for the Annual General Meeting (the “Agenda”) is comprised of the following proposed Ordinary Resolutions and Extraordinary Resolutions:
ORDINARY RESOLUTIONS / PROPOSALS
1.	Appointment of Mr. Bradley Soultz as a director for a term of three years
2.	Re-appointment of Mr. Emmanuel Blot as a director for a term of three years
3.	Re-appointment of Ms. Martha Brooks as a director for a term of three years
4.	Re-appointment of Ms. Lori Walker as a director for a term of three years
5.	Approval of the statutory financial statements and transactions for the fiscal year ended December 31, 2024
6.	Approval of the consolidated financial statements and transactions for the fiscal year ended December 31, 2024
7.	Discharge (quitus) of the directors, the Chief Executive Officer, and the Statutory Auditors of the Company in respect of the performance of their duties for the fiscal year ended December 31, 2024
8.	Allocation of the results of the Company for the fiscal year ended December 31, 2024
9.	Re-appointment of PricewaterhouseCoopers Audit and appointment of RSM France as the Statutory Auditors
10.	Appointment of PricewaterhouseCoopers Audit as a Statutory Auditor in charge of certifying the consolidated sustainability information
11.	Authorization to be given to the Board of Directors for the repurchase by the Company of its own shares in accordance with article L. 225-209-2 of the French Commercial Code
EXTRAORDINARY RESOLUTIONS/PROPOSALS
12.
Authorization to be given to the Board of Directors to reduce the Company's share capital by cancelling shares acquired pursuant to the authorization for the Company to repurchase its own shares in accordance with the provisions of article L. 225-209-2 of the French Commercial Code

13.
Authorization to be given to the Board of Directors to reduce the Company's share capital by cancelling the shares acquired by the Company pursuant to the provisions of article L. 225-208 of the French Commercial Code

14.
Delegation of competence to the Board of Directors to increase the Company's share capital by issuance of ordinary shares or other securities, with preferential subscription rights, up to 1,468,198.84 euros (representing 50% of the share capital), for a 26 month-period

15.
Delegation of competence to the Board of Directors to increase the Company's share capital by issuance of ordinary shares or other securities, without preferential subscription rights, by way of a public offering other than within the meaning of article L. 411-2 1° of the French Monetary and Financial Code, up to 880,919 euros (representing 30% of the share capital), for a 26 month-period

16.
Delegation of competence to the Board of Directors to increase the Company's share capital by issuance of ordinary shares or other securities, without preferential subscription rights, by way of an offering within the meaning of article L. 411-2 1° of the French Monetary and Financial Code, up to 587,279.54 euros (representing 20% of the share capital), for a 26 month-period

17.
Delegation of competence to the Board of Directors to increase the number of shares issued in case of a capital increase, without preferential subscription rights, by way of a public offering other than within the meaning of article L. 411-2 1° of the French Monetary and Financial Code, in accordance with article L. 225-135-1 of the French Commercial Code, by up to 15%, for a 26 month-period

18.
Delegation of competence to the Board of Directors to increase the number of shares issued in case of a capital increase, without preferential subscription rights, by way of an offering within the meaning of article L. 411-2 1° of the French Monetary and Financial Code, in accordance with article L. 225-135-1 of the French Commercial Code, by up to 15%, for a 26 month-period

19.
Delegation of competence to the Board of Directors to increase the Company's share capital by issuance of new shares of the Company to participants to an employee savings plan without preferential subscription rights, up to 29,363.98 euros (representing 1% of the share capital), for a 26 month-period

20.	Amendment of article 13 of the articles of association
21.	Amendment of article 20 of the articles of association
22.	Powers to carry out formalities
B. ANNUAL GENERAL MEETING DOCUMENTS
Details of the Annual General Meeting have been published in the French official journal (the Bulletin des Annonces Légales Obligatoires (BALO)) on April 9, 2025. In addition, the Company will post on the Company's website at www.constellium.com and make available to the shareholders entitled to vote at the Annual General Meeting, free of charge at the offices of the Company by contacting the Corporate Secretary at cstm.corporatesecretary@constellium.com:
(i)
its Annual Report for fiscal year 2024 filed with the SEC on February 28, 2025, which includes consolidated financial statements of the Company for the fiscal year ended December 31, 2024, prepared in accordance with generally accepted accounting principles as applied in the United States (“U.S. GAAP”);

(ii)	the documents prepared for the purposes of the Annual General Meeting including notably:
•	the Proxy Statement and the proxy card (for shareholders on the U.S. Register);
•	the statutory financial statements of the Company for the fiscal year ended December 31, 2024, prepared in accordance with French accounting principles (“French GAAP”);
•	the consolidated financial statements of the Company for the fiscal year ended December 31, 2024, prepared in accordance with International Financial Reporting Standards (“IFRS”);
•	the Report of the Board of Directors (which includes the proposed resolutions and explanatory statements);
•	the Management Report for 2024; and
•	the reports of the Statutory Auditors.
C. U.S. RECORD DATE AND FRENCH RECORD DATE
U.S. Register: Shareholders whose shareholding is registered on the U.S. Register maintained by Computershare Trust Company, N.A. are entitled to receive meeting materials and are entitled to exercise their voting rights as instructed below.
French Register: Shareholders whose shareholding is registered on the French Register are entitled to receive meeting materials and exercise their voting rights as instructed in the notice (avis de réunion) published in the French official journal (the Bulletin des Annonces Légales Obligatoires (BALO)) dated April 9, 2025.

For the Annual General Meeting:
(i)
the “U.S. Record Date” is April 9, 2025: a Notice of Internet Availability of Proxy Materials will be mailed promptly after the U.S Record Date to the shareholders whose shareholding is registered on the U.S. Register as of the U.S. Record Date;

(ii)	the “French Record Date” (as defined applying French law rules) is May 13, 2025, 0:00 (zero hour) (Paris time):
•
Shareholders who purchase shares between the U.S. Record Date and the French Record Date are entitled to participate to, and vote at, the Annual General Meeting as long as they continue to be shareholders on the French Record Date.

•
Only votes of shareholders whose shareholding is registered (either on the U.S. Register or on the French Register) on the French Record Date will be counted. Consequently, for any shareholders who vote and subsequently dispose of their shares before the French Record Date, the votes in respect of these shares will not be counted for final voting purposes.

D. MAILING AND DOCUMENT AVAILABILITY
Promptly after the U.S. Record Date, shareholders whose shareholding is registered on the U.S. Register with Computershare Trust Company, N.A. as of the U.S. Record Date will receive a Notice of Internet Availability of Proxy Materials including instructions on how to access the proxy materials, and if requested, physical copies of our Proxy Statement and Annual Report, free of charge, by contacting the Corporate Secretary at cstm.corporatesecretary@constellium.com.
The proxy materials will also be available on the Company's website at www.constellium.com.
E. REGISTRATION FOR THE ANNUAL GENERAL MEETING
Shareholders who wish (i) to attend the Annual General Meeting in person or (ii) to authorize others to represent them at the meeting are required to register on www.proxyvote.com by clicking on “shareholder meeting registration” no later than 12:00 pm (noon) EDT on May 13, 2025. Beneficial owners who wish to attend the Annual General Meeting in person must also request a “legal proxy” from the entity/broker who holds shares on their behalf.
F. PROXY CARD AND VOTING INSTRUCTIONS
Shareholders whose shareholding is on the U.S. Register with Computershare Trust Company, N.A. may vote as follows:
BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 pm EDT on May 14, 2025. Please have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
BY PHONE
1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 pm EDT on May 14, 2025. Please have your proxy card in hand and then follow the instructions.
BY MAIL
Fill in, sign and date your proxy card and return it so it is received by 11:59 pm EDT on May 14, 2025, in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
You can change your vote or revoke your vote at any time prior to 11:59 p.m. EDT on May 14, 2025. You may vote again up until 11:59 p.m. EDT on May 14, 2025 using the internet, phone, or mail as disclosed above.
Your vote is important. Please read the Proxy Statement and the accompanying materials. Whether or not you plan to attend the Annual General Meeting, and no matter how many shares of the Company you own, please submit your proxy card or voting instruction form, as applicable, in accordance with the procedures described above.

v

QUESTIONS AND ANSWERS ABOUT THE ANNUAL GENERAL MEETING
Who is entitled to vote at the Annual General Meeting?
As of March 31, 2025, out of a total of 146,819,884 issued ordinary shares of the Company, 142,917,999 were outstanding. The number of issued shares includes treasury shares, which do not have voting rights, and are accordingly not included in the number of shares outstanding. We do not have cumulative voting rights, including with respect to the resolutions related to the appointment of directors.
U.S. Register: Shareholders whose shareholding is registered on the U.S. Register with Computershare Trust Company, N.A., in accordance with article 7 of the Company's articles of association, will receive by mail a Notice of Internet Availability of Proxy Materials (including instructions on how to access the proxy materials), and will be entitled to exercise their voting rights as instructed in the Notice of 2025 Annual General Meeting and as further explained below.
French Register: Shareholders whose shareholding is registered on the French Register, in accordance with article 7 of the Company's articles of association, are entitled to receive meeting materials and exercise their voting rights as instructed in the notice (avis de réunion) published in the French official journal (the Bulletin des Annonces Légales Obligatoires (BALO)) dated April 9, 2025.
What matters will be voted on at the Annual General Meeting and what are the Board of Directors' voting recommendations?
There are 22 Resolutions scheduled to be considered and voted on at the Annual General Meeting:

Resolutions within the authority of the Ordinary Shareholders' Meeting		Board Recommendation
1.	Appointment of Mr. Bradley Soultz as a director for a term of three years	FOR
2.	Re-appointment of Mr. Emmanuel Blot as a director for a term of three years	FOR
3.	Re-appointment of Ms. Martha Brooks as a director for a term of three years	FOR
4.	Re-appointment of Ms. Lori Walker as a director for a term of three years	FOR
5.	Approval of the statutory financial statements and transactions for the fiscal year ended December 31, 2024	FOR
6.	Approval of the consolidated financial statements and transactions for the fiscal year ended December 31, 2024	FOR
7.	Discharge (quitus) of the directors, the Chief Executive Officer, and the Statutory Auditors of the Company in respect of the performance of their duties for the fiscal year ended December 31, 2024	FOR
8.	Allocation of the results of the Company for the fiscal year ended December 31, 2024	FOR
9.	Re-appointment of PricewaterhouseCoopers Audit and appointment of RSM France as the Statutory Auditors	FOR
10.	Appointment of PricewaterhouseCoopers Audit as a Statutory Auditor in charge of certifying the consolidated sustainability information	FOR
11.	Authorization to be given to the Board of Directors for the repurchase by the Company of its own shares in accordance with article L. 225-209-2 of the French Commercial Code	FOR
12.
Authorization to be given to the Board of Directors to reduce the Company's share capital by cancelling shares acquired pursuant to the authorization for the Company to repurchase its own shares in accordance with the provisions of article L. 225-209-2 of the French Commercial Code
FOR
13.
Authorization to be given to the Board of Directors to reduce the Company's share capital by cancelling the shares acquired by the Company pursuant to the provisions of article L. 225-208 of the French Commercial Code
FOR
14.
Delegation of competence to the Board of Directors to increase the Company's share capital by issuance of ordinary shares or other securities, with preferential subscription rights, up to 1,468,198.84 euros (representing 50% of the share capital), for a 26 month-period
FOR

Resolutions within the authority of the Ordinary Shareholders' Meeting		Board Recommendation
15.
Delegation of competence to the Board of Directors to increase the Company's share capital by issuance of ordinary shares or other securities, without preferential subscription rights, by way of a public offering other than within the meaning of article L. 411-2 1° of the French Monetary and Financial Code, up to 880,919 euros (representing 30% of the share capital), for a 26 month-period
FOR
16.
Delegation of competence to the Board of Directors to increase the Company's share capital by issuance of ordinary shares or other securities, without preferential subscription rights, by way of an offering within the meaning of article L. 411-2 1° of the French Monetary and Financial Code, up to 587,279.54 euros (representing 20% of the share capital), for a 26 month-period
FOR
17.
Delegation of competence to the Board of Directors to increase the number of shares issued in case of a capital increase, without preferential subscription rights, by way of a public offering other than within the meaning of article L. 411-2 1° of the French Monetary and Financial Code, in accordance with article L. 225-135-1 of the French Commercial Code, by up to 15%, for a 26 month-period
FOR
18.
Delegation of competence to the Board of Directors to increase the number of shares issued in case of a capital increase, without preferential subscription rights, by way of an offering within the meaning of article L. 411-2 1° of the French Monetary and Financial Code, in accordance with article L. 225-135-1 of the French Commercial Code, by up to 15%, for a 26 month-period
FOR
19.
Delegation of competence to the Board of Directors to increase the Company's share capital by issuance of new shares of the Company to participants to an employee savings plan without preferential subscription rights, up to 29,363.98 euros (representing 1% of the share capital), for a 26 month-period
FOR
20.	Amendment of article 13 of the articles of association	FOR
21.	Amendment of article 20 of the articles of association	FOR
22.	Powers to carry out formalities	FOR

What is the Record Date?
(i) the “U.S. Record Date” is April 9, 2025: a Notice of Internet Availability of Proxy Materials (including instructions on how to access the proxy materials) will be mailed promptly after the U.S Record Date to the shareholders whose shareholding is registered on the U.S. Register as of the U.S. Record Date;
(ii) the French Record Date (as defined applying French law rules) is May 13, 2025, 0:00 (zero hour) (Paris time):
•
Shareholders who purchase shares between the U.S. Record Date and the French Record Date are entitled to participate to, and vote at, the Annual General Meeting as long as they continue to be shareholders on the French Record Date;

•
Only votes of shareholders whose shareholding is registered (either on the U.S. Register or on the French Register) on the French Record Date will be counted. Consequently, for any shareholders who vote and subsequently dispose of their shares before the French Record Date, the votes in respect of these shares will not be counted for final voting purposes.

Why did I receive a “Notice of Internet Availability of Proxy Materials” but no other proxy materials?
We are distributing our proxy materials to U.S. holders via the Internet under the “Notice and Access” approach permitted by the rules of the SEC. This approach expedites shareholders' receipt of proxy materials while conserving natural resources and reducing our distribution costs. We intend that on or about April 15, 2025, we will make available a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials and how to vote. If you would prefer to receive printed copies of our Proxy Statement and Annual Report in the mail, please follow the instructions in the Notice of Internet Availability for Proxy Materials requesting those materials.

The proxy materials will also be available on the Company's website at www.constellium.com.
How can I register for the Annual General Meeting?
Shareholders who wish (i) to attend the Annual General Meeting in person or (ii) to authorize others to represent them at the meeting are required to register on www.proxyvote.com by clicking on “shareholder meeting registration” no later than 12:00 pm (noon) EDT on May 13, 2025. Beneficial owners who wish to attend the Annual General Meeting in person must also request a “legal proxy” from the entity/broker who holds shares on their behalf.
Who will conduct the proxy solicitation?
The Company will pay all expenses in connection with the solicitation of proxies for the Annual General Meeting. We will make arrangements with brokers, banks and other nominees for the forwarding of solicitation materials to our shareholders.
How can I vote my ordinary shares?
Shareholders whose shareholding is on the U.S. Register with Computershare Trust Company, N.A. may vote as follows:
BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 pm EDT on May 14, 2025. Please have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
BY PHONE 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 pm EDT on May 14, 2025. Please have your proxy card in hand and then follow the instructions.
BY MAIL
Fill in, sign and date your proxy card and return it so it is received by 11:59 pm EDT on May 14, 2025, in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
Can my vote be changed?
Yes, you can change your vote or revoke your vote at any time prior to 11:59 p.m. EDT on May 14, 2025. You may vote again up until 11:59 p.m. EDT on May 14, 2025 using the internet, phone, or mail as disclosed above.
Could other matters be decided at the Annual General Meeting?
At this time, we are unaware of any matters, other than as set forth above and the possible submission of additional shareholder resolutions as described below that may properly be proposed for consideration and approval at the Annual General Meeting.
Can I submit questions to be answered during the Annual General Meeting?
You can submit questions during the Annual General Meeting and in advance of the Annual General Meeting. Questions submitted to the Board of Directors in advance of the Annual General Meeting must be sent in written form at least four (4) business days prior to the date of the Annual General Meeting. Such questions should be directed to the attention of the Chairman of the Board of Directors and can be sent either by registered letter with acknowledgement of receipt to the Company's registered office at Constellium SE, Washington Plaza, 40-44 rue Washington, 75008 Paris, France or by email at the following address: cstm.corporatesecretary@constellium.com, in each case, accompanied by confirmation of share ownership. Questions properly raised in advance of the meeting in accordance with these procedures and in connection with the Annual General Meeting’s agenda will be addressed during the Annual General Meeting. Answers to such questions may also be published on the Company's website in its section dedicated to the shareholders' meetings.

What is an “abstention” and how would it affect voting?
An “abstention” occurs when a shareholder votes with instructions to abstain from voting regarding a particular resolution or, unless otherwise instructed in the proxy card without making a selection with respect to a particular matter.
An abstention will be counted toward the presence of a quorum. Because an abstention from voting is not voted affirmatively or negatively, it will have no effect on the approval of any of the resolutions.
What are the quorum requirements for the resolutions?
Each shareholder as of the French Record Date is entitled to one vote per ordinary share. The quorum necessary for the Ordinary Resolutions (resolutions 1 to 11) is 1/5 of the voting shares. The quorum necessary for the Extraordinary Resolutions (resolutions 12 to 22) is 1/4 of the voting shares. Abstentions are treated as ordinary shares that are present for purposes of determining the presence of a quorum. If a quorum is not present, the meeting will be adjourned.
What are the voting requirements for the resolutions?
The affirmative vote of a majority of the total number of votes cast is required for the Ordinary Resolutions (resolutions 1 to 11). For approval of the Extraordinary Resolutions (resolutions 12 to 21), the affirmative vote of two-thirds of the total number of votes cast is required. Abstentions will not count as votes cast on any of the resolutions presented at the Annual General Meeting.
What is a “broker non-vote”?
A broker non-vote occurs when a broker, bank or other nominee votes on behalf of a beneficial owner for the Annual General Meeting but abstains from voting on a particular resolution because such broker, bank or other nominee does not have discretionary voting power with respect to that resolution and has not received voting instructions from the beneficial owner. If you own ordinary shares in “street name” through a broker, bank or other nominee and you do not direct your broker how to vote your shares on the proposals, the broker will have to give an abstention instruction, and your shares will not be counted as votes cast on any proposal on which the broker does not have discretionary authority to vote.
Who can I contact if I have questions about voting my ordinary shares or attending the Annual General Meeting?
If you have any questions about voting your ordinary shares or attending the Annual General Meeting, please contact the Company Investor Relations department by email at investor-relations@constellium.com.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our Board of Directors believes that having a mix of directors with complementary qualifications, expertise, experience, backgrounds, and attributes is essential to meeting its multifaceted oversight responsibilities, representing the best interests of our shareholders, and providing practical insights and varied perspectives.

Board Member / Nominee	Aluminum Industry	Corporate Finance and Accounting	Leadership (CEO / Business Unit)	Global Business Operations	Strategy / Business Transformation	Risk Oversight/ Management	Information Technology and Cyber- security	Corporate Governance	Environmental, Social and Corporate Responsibility
Jean-Christophe Deslarzes (Chair)	✔	✔	✔	✔	✔	✔		✔	✔
Jean-Marc Germain (CEO)	✔	✔	✔	✔	✔	✔	✔	✔	✔
Emmanuel Blot		✔		✔	✔	✔		✔	✔
Isabelle Boccon-Gibod		✔	✔	✔	✔	✔		✔	✔
Michiel Brandjes			✔	✔	✔	✔		✔	✔
Martha Brooks	✔	✔	✔	✔	✔	✔		✔	✔
John Ormerod		✔		✔	✔	✔		✔
Jean-Phillippe Puig	✔	✔	✔	✔	✔	✔	✔	✔	✔
Bradley Soultz	✔	✔	✔	✔	✔	✔	✔	✔	✔
Jean-François Verdier	✔			✔		✔			✔
Lori Walker		✔	✔	✔	✔	✔	✔	✔
Wiebke Weiler	✔			✔		✔			✔

The lack of a check mark for a skill in the above table does not mean that the director does not possess that skill or experience. We look to each director to be knowledgeable in these areas; however, the mark indicates that the item is a particularly prominent qualification or characteristic that the director brings to the Board of Directors.

DIRECTOR AND DIRECTOR NOMINEE BIOGRAPHIES
Presented below is information with respect to the Board of Directors' eleven incumbent directors and one director nominee. The information presented below for each such person includes the specific experience, qualifications, attributes and skills that led the Board of Directors to conclude that such person should serve on the Board of Directors.
NEW DIRECTOR NOMINEE AND DIRECTOR NOMINEES FOR THE 2025 ANNUAL GENERAL MEETING
Mr. Soultz is standing for election for the first time as a new director nominee at the 2025 Annual General Meeting.

Bradley Soultz Non-Executive Director Age: 55 Independent Director
Professional Experience
•
CEO, Willscot Holdings Corp. (2017-Present)
•
President & CEO - Williams Scotsman International Inc. (2014-2017)
•
Chief Commercial and Strategy Officer – Novelis, Inc.
•
Various senior leadership roles at Novelis, Inc. and Cummins Inc.

Specific Qualifications, Skills and Attributes
•
Aluminum Industry
•
Corporate Finance and Accounting
•
Leadership (CEO/ Business Unit)
•
Global Business Operations
•
Strategy/ Business Transformation
•
Risk Oversight / Management
•
Information Technology and Cybersecurity
•
Corporate Governance
•
Environmental, Social, and Corporate Responsibility

Other Public Boards (within past five years) • Director, Willscot Holdings Corp.
Education • Bachelor of Science, Engineering, Purdue University

Emmanuel Blot Non- Executive Director Age: 39 Date of Appointment: June 10, 2022 Independent Director Safety and Sustainability Committee
Professional Experience
•
Investment Director and Head of the Listed Investments Practice,
Bpifrance Investissement – Large Cap (2012-Present)
•
Sell-Side Analyst Oddo BHF (2010-2012)
•
Bryan, Garnier & Co (2009-2010)
•
Sell-side Analyst at Kepler Cheuvreux (2007-2008)

Key Skills & Qualifications
•
Corporate Finance and Accounting
•
Global Business Operations
•
Strategy and Business Transformation
•
Risk Oversight/ Management
•
Corporate Governance
•
Environmental, Social and Corporate Responsibility

Other Public Boards (within past five years)
•
Mersen SA (2022-Present), Non-Executive Director responsible for Corporate Social Responsibility (CSR)
•
Vusion Group, Non-Executive Director, Nomination and Remuneration Committee (Chairman)
•
Quadient, Non-Executive Director

Education • ESSEC Business School in Paris

BPI Designated Director
•
Pursuant to an amended and restated shareholders agreement between the Company and Bpifrance Participations (f/k/a Fonds Stratégique d'Investissement) (“BPI”), except as otherwise required by applicable law, BPI will be entitled to designate for binding nomination one director to our Board of Directors so long as its percentage ownership interest is equal to or greater than 4% or it continues to hold all of the ordinary shares it subscribed for at the closing of the acquisition (such share number adjusted for the pro rata share issuance). Mr. Blot was designated by BPI as its nominee and was thereafter appointed by the shareholders to serve as a director of the Company.

Martha Brooks Non-Executive Director Age: 65 Date of Appointment: May 15, 2016 Independent Director Human Resources Committee (Chair) Safety and Sustainability Committee
Professional Experience
•
President and Chief Operating Officer of Novelis, Inc. (2005-2009)
•
Corporate Senior Vice President and President and Chief Executive Officer of Alcan Rolled Products, Americas and Asia (2002-2005)
•
Variety of senior executive roles at Cummins (1986-2002)

Key Skills & Qualifications
•
Aluminum Industry
•
Corporate Finance and Accounting
•
Leadership (CEO/ Business Unit)
•
Global Business Operations
•
Strategy/ Business Transformation
•
Risk Oversight / Management
•
Corporate Governance
•
Environmental, Social, and Corporate Responsibility

Other Public Boards (within past five years) • The Volvo Group, Director and member Audit Committee • Jabil Circuit, Inc., Director (2011-2022)

Current Organizations (within past five years)
•
RMI, Director, Development Committee Chair
•
CARE USA, Director
•
CARE Enterprises, Director (until 2024)
•
Women Corporate Directors' Compensation and Human Capital Committee Peer Group Chair (2020-2022)

Education • Bachelor of Arts in Economics and Political Science, Yale University • Masters in Public and Private Management, Yale University

Lori A. Walker Non-Executive Director Age: 67 Date of Appointment: June 11, 2014 Independent Director Audit Committee Financial Expert Audit Committee (Chair) Nominating and Governance Committee
Professional Experience
•
Chief Financial Officer and Senior Vice President of The Valspar Corporation (2008-2013)
•
Vice President, Controller and Treasurer of The Valspar Corporation (2004-2008)
•
Vice President and Controller of The Valspar Corporation (2001-2004)
•
Director of Global Financial Risk Management at Honeywell Inc.

Key Skills & Qualifications
•
Corporate Finance and Accounting
•
Leadership (CEO/ Business Unit)
•
Global Business Operations
•
Strategy/ Business Transformation
•
Risk Oversight / Management
•
Information Technology and Cybersecurity
•
Corporate Governance
•
Environmental, Social, and Corporate Responsibility

Other Public Boards (within past five years)
•
Compass Minerals International, Inc., Audit Committee Chair, member, Environmental, Health, Safety and Sustainability Committee
•
Hayward Industries, Audit Committee Chair

Current Organizations (within past five years) • Southwire Company, LLC, Audit Committee Chair and member of the Human Resources Committee
Education • Bachelor of Science in Finance, Arizona State University • Executive Institute Program and Director's College, Stanford University

CONTINUING DIRECTORS WITH THREE-YEAR TERM EXPIRING IN FISCAL YEAR 2027

Jean-Christophe Deslarzes Chairman (since June 2022) Age: 61 Date of Appointment: May 11, 2021 Independent Director Human Resources Committee Nominating and Governance Committee
Professional Experience
•
Chief Human Resources Officer and member of the Executive Committee of ABB Group (2013-2019)
•
Chief Human Resources and Organization Officer and member of the Executive Board of Carrefour Group (2010-2013)
•
Various positions at Rio Tinto including Senior Vice President Human Resources and President and CEO, Downstream Aluminum Businesses (1994-2010)

Key Skills & Qualifications
•
Aluminum Industry
•
Corporate Finance and Accounting
•
Leadership (CEO/ Business Unit)
•
Global Business Operations
•
Strategy/ Business Transformation
•
Risk Oversight / Management
•
Corporate Governance
•
Environmental, Social, and Corporate Responsibility

Other Public Boards (within past five years) • Adecco Group AG, Chairman • ABB India Limited, Chairman (2018-2021)
Current Organizations (within past five years) • Adecco Group Foundation, Chairman • University of St. Gallen, Switzerland, Executive Faculty Member • Swiss University Sports Foundation, Board Member
Education • Master of Laws, University of Fribourg, Switzerland

Isabelle Boccon-Gibod Non-Executive Director Age: 56 Date of Appointment: May 11, 2021 Independent Director Audit Committee Nominating and Governance Committee
Professional Experience
•
Executive Vice-President of the Sequana Group (2009-2013)
•
Advisor to the deputy CEO of the Sequana Group (2006-2009)
•
Various senior management roles at International Paper Group

Key Skills & Qualifications
•
Corporate Finance and Accounting
•
Leadership (CEO/Business Unit)
•
Global Business Operations
•
Strategy/ Business Transformation
•
Risk Oversight/ Management
•
Corporate Governance
•
Environmental, Social and Corporate Responsibility

Other Public Boards (within past five years)
•
Arkema S.A., Director
•
Legrand S.A., Audit Committee Chair and member of the Strategy and Social Responsibility Committee
•
Gaztransport & Technigaz SA, Director (2020-2022)

Current Organizations (past five years)
•
Arc Holdings, Chair
•
ORT France (non-profit for education and training), Director
•
Demeter, President
•
Observatoire Conseil, President
•
Fonds Adie, Director (2018-2024)
•
Paprec, Director (2014-2023)

Education • Masters in Engineering, Ecole Centrale de Paris • Master of Science in Industrial Engineering, Columbia University

Jean-Philippe Puig Non-Executive Director Age: 64 Date of Appointment: May 11, 2021 Independent Director Human Resources Committee Safety and Sustainability Committee
Professional Experience
•
Chief Executive Officer, Avril Group (2012-Present)
•
President of the Primary Metal Division for the EMEA region at Rio Tinto Alcan (2008-2011)
•
Senior executive management positions with Pechiney, Alcan and Rio Tinto Alcan

Key Skills & Qualifications
•
Aluminum Industry
•
Corporate Finance and Accounting
•
Leadership (CEO/ Business Unit)
•
Global Business Operations
•
Strategy/ Business Transformation
•
Risk Oversight / Management
•
Information Technology and Cybersecurity
•
Corporate Governance
•
Environmental, Social, and Corporate Responsibility

Current Organizations (within past five years)
•
Positions within the Avril Group:
  •
Avril Industrie, President
  •
Avril PA, President
  •
Avril Partenaires, Chairman and Member of the Supervisory Committee
  •
Avril Pole Animal, President and Director
  •
Lesieur Cristal, Director, Chairman of the Human Resources Committee, Member of the Strategic Committee
  •
Oleoliv, Director
  •
Oleon NV, President and Director
  •
Saipol, Director
  •
Sofiproteol (SA), CEO
  •
Terres de Communication, Director
•
French Food Capital, Board member
•
CapAgro, Member and Chairman of the Supervisory Board
•
CEVA Santé animale (SA), Board Member
•
Financiere Senor Cinqus, Director
•
Semagri, Member of the Management Committee

Education • PhD with honors in Applied Chemistry, Ecole Nationale Supérieure de Chimie de Paris

Jean-François Verdier Employee Director Age: 61 Date of Appointment: December 1, 2021	Professional Experience • Engineering Project Manager at Constellium's Issoire, France facility (2006-Present) • Various roles at Constellium since 1988
Key Skills & Qualifications • Aluminum Industry • Global Business Operations • Risk Oversight / Management • Environmental, Social and Corporate Responsibility
Education • Polytech Clermont-Ferrand University (formerly CUST)

Wiebke Weiler Employee Director Age: 40 Date of Appointment: December 1, 2021
Professional Experience
•
Sustainability Manager for Constellium's Packaging, Automotive & Rolled Products segment (2023-Present)
•
Reliability Engineer, Constellium (2019-2023)
•
Maintenance manager and manufacturing Engineer at Aerospace Transmission Technologies, a joint venture of Liebherr-Aerospace and Rolls-Royce (2016-2019)
•
Tool & Fixture Design Engineer, Liebherr-Aerospace (2013-2016)

Key Skills & Qualifications • Aluminum Industry • Global Business Operations • Risk Oversight/ Management • Environmental, Social and Corporate Responsibility
Education • Dual study program at Continental AG in Hanover, Germany

CONTINUING DIRECTORS WITH THREE-YEAR TERM EXPIRING IN FISCAL YEAR 2026

Michiel Brandjes Non-Executive Director Age: 70 Date of Appointment: June 11, 2014 Independent Director Safety and Sustainability Committee (Chair) Nominating and Governance Committee
Professional Experience
•
Company Secretary and General Counsel Corporate of Royal Dutch Petroleum Company (2005-2022)
•
Company Secretary and General Counsel Corporate of Royal Dutch Shell plc (2005-2016)
•
Numerous legal and non-legal jobs in the Shell Group and the Billiton Metals and Mining group within the Netherlands and abroad, including head of the legal department in Singapore and head of the legal department for Northeast Asia (Beijing) (1980-2022)
•
Attorney at Law Sonneschein, Nath & Rosenthal (now Dentons) (1978-1980)

Key Skills & Qualifications
•
Leadership (CEO/ Business Unit)
•
Global Business Operations
•
Strategy/ Business Transformation
•
Risk Oversight / Management
•
Corporate Governance
•
Environmental, Social, and Corporate Responsibility

Current Organizations • Wassenaarse Energie Co-operatie UA, Legal Advisor
Education • Master of Laws, University of Rotterdam • Master of Laws, University of California, Berkeley School of Law

Jean-Marc Germain Executive Director and Chief Executive Officer Age: 59 Date of Appointment: June 15, 2016
Professional Experience
•
Chief Executive Officer, Constellium SE (2016-Present)
•
Chief Executive Officer, Algeco Scotsman (2012-2016)
•
President, North America, Novelis and senior executive roles in Novelis (2008-2012)
•
Leadership positions with Pechiney and Alchan

Key Skills & Qualifications
•
Aluminum Industry
•
Corporate Finance and Accounting
•
Leadership (CEO/ Business Unit)
•
Global Business Operations
•
Strategy/ Business Transformation
•
Risk Oversight / Management
•
Information Technology and Cybersecurity
•
Corporate Governance
•
Environmental, Social, and Corporate Responsibility

Other Public Boards (within past five years) • GrafTech International Ltd., Director
Education • Ecole Polytechnique

John Ormerod
Non-Executive Director

Age: 76

Date of Appointment: June 11, 2014

Independent Director

Audit Committee Financial Expert

Nominating and Corporate Governance Committee (Chair)

Audit Committee

Professional Experience
•
Regional Managing Partner UK and Ireland, and Managing Partner (UK) at Arthur Andersen (2001-2002)
•
Practice Senior Partner for London and Board member at Deloitte (UK) (2002-2004)

Key Skills & Qualifications
•
Corporate Finance and Accounting (Chartered Accountant)
•
Global Business Operations
•
Strategy / Business Transformation
•
Risk Oversight/ Management
•
Corporate Governance

Other Public Boards • Director, member of the Remuneration and Nominations Committees and Chairman of the Audit Committee of ITV plc (2008-2018)

Current Organizations
•
Bloodwise, Trustee and Chairman (2024)
•
Director, member of the Audit Committee, Chairman of the Audit Committee and member of the Compensation Committee of Gemalto N.V. (2006-2018)

Education • Oxford University

Family Relationships
There are no family relationships among any of our executive officers, executive director or non-executive director nominee(s).

Board Leadership and Corporate Governance Framework
We currently have a single-tier Board of Directors consisting of one executive director (the CEO) and ten non-executive directors, two of which are employee directors. We also have one new director nominee.
The Board of Directors supervises the management of the executive officers, sets the guidelines for the Company's activities, oversees and approves the Company’s strategy and oversees its implementation. Subject to the powers expressly reserved by law to the shareholders' meetings and within the limit of the corporate purpose, the Board of Directors considers any issue relevant to the Company's business and operations and through its deliberations settles the matters of concern to it, taking into consideration the social and environmental impact of the company's activities. The Board of Directors also exercises certain special powers conferred on it by law.
Each director has a duty towards the Company to properly perform his/her duties. Furthermore, each director has a duty to act in the corporate interest of the Company. The corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers.

Our Corporate Governance Documents
•	Articles of Association	•	Audit Committee Charter
•	Worldwide Code of Employee and Business Conduct (“Code of Conduct”)	•	Human Resources Committee Charter
•	Policy for Reporting Wrongdoings (“Whistleblower Policy”)	•	Nominating and Governance Committee Charter
•	Insider Trading Policy	•	Safety and Sustainability Committee Charter
•	Board Charter: Rules Governing the Board's Best Practices and Principles (“Board Charter”)	•	Share Ownership Guidelines
•	Hedging / Pledging Policy (effective as of March 2025)	•	Clawback Policy

These documents are available on our website at
http://www.constellium.com/investors/governance
Board Charter
The Board Charter describes the purpose and responsibilities of the Board of Directors. The Board of Directors determines the guideline for the Company's activities and oversees their implementation in accordance with the corporate interest of the Company taking into consideration the social and environmental impact of its activity. The Board Charter is issued pursuant to article 13.4 of the Articles of Association and complement the applicable rules of French law and of the New York Stock Exchange (the “NYSE”). The Board, amongst other duties, has responsibility and approval authority over strategic investment projects and transactions, oversees corporate governance, appoints executive corporate officers, such as the Chief Executive Officer (“CEO”), and if any, deputy CEOs (and sets their remuneration and benefits), and may replace directors if determined appropriate by the Board in case of vacancy (subject to a subsequent shareholder approval). The Board of Directors can convene shareholders’ meetings, approve annual financial statements, and ensure the preparation of annual reporting filings. Under the Board Charter, directors shall attend all meetings of the Board and of the Committees of which they are a member, and to the extent deemed necessary, the shareholders’ meetings. Two of our directors attended the Company's annual shareholder meeting in 2024. The Board of Directors held nine meetings in 2024. None of the directors fell below 75% attendance at either Board meetings or Committee meetings of which they were a member.
Role of the Board in Risk Oversight
Our Board of Directors is primarily responsible for the oversight of our risk management activities and has delegated to the Audit Committee the responsibility to assist our Board of Directors in this task. The Audit Committee also monitors our financial reporting process and internal control systems. The Audit Committee reviews and discusses with management, and, as appropriate, the Company's auditors, the Company's guidelines and policies with respect to risk assessment and risk management, including the Company's financial and other significant risk exposures, and the steps taken by management to monitor and control those exposures. For a description of the principal duties and responsibilities of the audit committee, see “– Board Committees – Audit Committee” below.

While our Board of Directors oversees our risk management, our management is responsible for day-to-day risk management processes. Our Board of Directors expects our management to consider risk and risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities and to effectively implement risk management strategies adopted by the Board of Directors. We believe this division of responsibilities is the most effective approach for addressing the risks we face.
Director Independence
Under French law, there are no director independence requirements for French companies not listed on an EU-regulated market, so we defer to the NYSE requirements. As a foreign private issuer under the NYSE rules, we are not required to have independent directors on our Board of Directors, except with respect to our Audit Committee which is required to consist of independent directors. Under the Company's Board Charter, no director can be considered independent unless the Board of Directors affirmatively determines that such director has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. On an annual basis, the Board of Directors reviews each director and their independence. Under the Board Charter, the Board of Director's determination of independence includes consideration of the following:
(a)	the director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer, of the Company;
(b)
the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(c)
(A) the director is a current partner or employee of a firm that is the Company's internal or external auditor; (B) the director has an immediate family member who is a current partner of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and personally works on the Company's audit; or (D) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the Company's audit within that time;

(d)
the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company's present executive officers at the same time serves or served on that company's compensation committee; and;

(e)
the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the listed company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues.

Our Board of Directors has determined that, under current NYSE listing standards regarding independence and under its Board Charter, as of December 31, 2024, Messrs. Brandjes, Deslarzes, Ormerod, Puig, and Blot and Mmes. Boccon-Gibod, Brooks and Walker are deemed independent directors. Under NYSE standards and the Board Charter, Mr. Germain is not deemed independent as he serves as the CEO of the Company, and Mr. Verdier and Ms. Weiler are not deemed independent as they are employees of the Company.
Balance of Board Representation and Employee Directors
According to Article L. 225-17 of the French Commercial Code, the appointment of members of a board of directors must seek to achieve a balanced representation of men and women. As of December 31, 2024, our Board of Directors is comprised of eleven members, four of whom are women.
Also, under French law, if the number of permanent employees of a company exceeds 1,000 (including its direct and indirect French subsidiaries) or 5,000 (including its direct and indirect subsidiaries worldwide) for two consecutive fiscal years, an amendment of the articles of association may be required for the board of directors to include at least two directors representing the employees (in companies having more than eight directors) or at least one director representing the employees (in companies having no more than eight directors). Following the amendment, --of our

Articles of Association --which was approved at the Company's Annual General Meeting held on May 11, 2021 to allow for such appointment, two employees of the Company’s subsidiaries, Mr. Verdier and Ms. Weiler, were appointed to our Board of Directors by, respectively, the French Group Works Council and the European Works Council.
Board Committees
Under French law, the Board of Directors may appoint from its members one or more special committees, for which the Board sets the composition and powers, and which carry out their activity under the Board's responsibility. Each committee reports on its activities at the meetings of the Board of Directors. Our Board of Directors currently has four committees: the Audit Committee, the Human Resources Committee, the Nominating and Governance Committee and the Safety and Sustainability Committee. The charters of each of the Company's Board committees can be accessed on our website at http://www.constellium.com/investors/governance. Under French law, committees of the Board of Directors make recommendations to the Board of Directors and the Board of Directors has the authority to approve such recommendations.
Audit Committee
As of December 31, 2024, our Audit Committee consisted of three directors, each of whom is independent under the NYSE requirements: Lori Walker (Chair), Isabelle Boccon-Gibod, and John Ormerod. Our Board has determined that each of Ms. Walker and Mr. Ormerod is an “audit committee financial expert” as defined by the SEC and also meets the additional criteria for independence of audit committee members set forth in Rule 10A-3(b)(1) under the Exchange Act. The Audit Committee held eight meetings in 2024, with 100% director attendance at all Audit Committee meetings.
The duties and responsibilities of our Audit Committee are set forth in the Audit Committee Charter. Certain principal duties of the Audit Committee are to oversee and monitor the following:
•	our financial reporting process and internal control system;
•	the integrity of our consolidated financial statements, and disclosure matters;
•	the independence, qualifications and performance of our independent auditors;
•	the performance of our internal audit function;
•	financial and other significant risk exposure; and
•	our compliance with legal, ethical and regulatory matters.
Human Resources Committee
As of December 31, 2024, our Human Resources Committee consisted of three directors: Martha Brooks (Chair), Jean-Christophe Deslarzes, and Jean-Philippe Puig. The Human Resources Committee held four meetings in 2024, with 100% director attendance at all the Human Resources Committee meetings.
The duties and responsibilities of our Human Resources Committee are set forth in the Human Resources Committee Charter. Certain principal duties of the Human Resources Committee are to oversee and monitor the following:
•
to review and make recommendations to the Board with respect to our compensation philosophy, policies and structure and with respect to our annual incentive compensation and equity-based compensation plans;

•	to review the compensation of, and reimbursement policies for, members of the Board;
•	to review and approve the corporate goals, performance and compensation structure of our Chief Executive Officer;
•	to review and approve the compensation structure for all employees who report directly to our Chief Executive Officer;
•	to oversee our critical strategic or major human capital issues, including amongst other items, inclusion, employment engagement surveys and talent development programs; and
•	to oversee the selection of officers and management succession planning.

Nominating and Governance Committee
As of December 31, 2024, our Nominating and Governance Committee consisted of five directors: John Ormerod (Chair), Isabelle Boccon-Gibod, Michiel Brandjes, Jean-Christophe Deslarzes and Lori Walker. The Nominating and Governance Committee held six meetings in 2024, with 100% director attendance at all the Nominating and Governance Committee meetings.
The duties and responsibilities of the Nominating and Governance Committee are set forth in the Nominating and Governance Committee Charter. Certain principal duties of the Nominating and Governance Committee are to oversee and monitor the following:
•	to establish criteria for Board and committee membership and recommend to our Board proposed nominees for election to the Board and for membership on committees of our Board;
•	to conduct succession planning for the Chair of the Board, and for the Chief Executive Officer;
•	to make recommendations to our Board regarding Board governance matters and practices;
•	to oversee the annual self-assessment of the Board and its committees; and
•	to review Board corporate governance matters, including conflicts of interest, related party matters and director independence.
Safety and Sustainability Committee
As of December 31, 2024, our Safety and Sustainability Committee consisted of four directors: Michiel Brandjes (Chair), Emmanuel Blot, Martha Brooks and Jean-Philippe Puig. The Safety and Sustainability Committee held four meetings in 2024, with 100% director attendance at all the Safety and Sustainability Committee meetings.
The duties and responsibilities of the Safety and Sustainability Committee are set forth in the Safety and Sustainability Committee Charter. Certain principal duties of the Safety and Sustainability Committee are to oversee and monitor the following:
•	to review periodically the Company's policies, practices and programs with respect to the overall management of safety and sustainability matters, including climate change and environmental matters;
•	to oversee the implementation and effectiveness of the Company's employee safety risk-management procedures, policies, practices, programs and initiatives;
•	to review the Company's record of compliance with laws, regulations and Company policies relating to safety and sustainability matters; and
•	to work with and advise the other Board committees in areas that come within the mandate of such committees and that also are part of the Company's sustainability initiatives.
Shareholder Proposals for the Appointment of Directors
Our Nominating and Governance Committee will consider candidates for director appointments as proposed by the shareholder(s). Under French law, one or several shareholders holding a percentage of the share capital defined by French law are permitted to submit proposals of resolutions for inclusion in the agenda of the shareholders’ meeting, including proposals for the appointment of a director. For details, see the section headed “Procedures for Shareholder Proposals for the Annual General Meeting”. The Nominating and Governance Committee will evaluate such proposals in accordance with its charter, the Board Charter, our Articles of Association, the relevant French law rules, and the Company’s own criteria for determining the suitability of a candidate for the Board of Directors. The Nominating and Governance Committee will then make a recommendation to the Board of Directors regarding how the Board of Directors should recommend to the shareholders to vote on the shareholder proposal.
Worldwide Code of Employee and Business Conduct
We have adopted a Code of Conduct that applies to all our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and principal accounting officers. Our Code of Conduct addresses, among other things, competition and fair dealing, conflicts of interest, financial integrity, government relations, confidentiality and corporate opportunity requirements and the process for reporting violations of our Code of Conduct, employee misconduct, conflicts of interest or other violations. Our Code of Conduct is intended to meet the definition of “code of ethics” under Item 406 of Regulation S-K under the Exchange Act (“Regulation S-K”).

A copy of our Code of Conduct is available on our website at www.constellium.com. Any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website.
Policy for Reporting Wrongdoings (Whistleblower Policy)
The Company has adopted a Policy for Reporting Wrongdoings to address the Company’s commitment to ethical behavior by fostering an environment where employees as well as internal and external stakeholders are encouraged to raise concerns, report wrongdoing or suspected wrongdoing, and to ensure that employees are protected against retaliation.
The Policy for Reporting Wrongdoings establishes the process and describes the different channels for reporting and how those concerns will be investigated. The Company has established a compliance committee to oversee the policy and to ensure that appropriate actions are taken for each investigation and to report activity to the Audit Committee who has oversight over such matters. To facilitate this reporting, we have established internal reporting channels, an external hotline in all the countries and languages where we operate, and an ombudsman. The policy further establishes safeguards to protect the reporter.
Insider Trading Policy
We have an Insider Trading Policy that applies to all employees, officers, and directors, as well as their affiliates (including spouses, partners, children, other relatives, and certain entities which are affiliated with such individuals). The Insider Trading Policy prohibits Company personnel and affiliates who possess inside information from: executing, effecting, or attempting to execute or effect a transaction in Company securities or related derivative instruments; recommending or inducing a third party to execute or effect a transaction in Company securities or related derivative instruments; disclosing inside information about the Company; and executing or effecting a transaction in Company securities or related derivative instruments that gives or is likely to give false or misleading signals or information, seeks to secure a price at an artificial level, or uses deception or contrivance. The Insider Trading Policy also prohibits Company personnel who have access to the Company's quarterly earnings information from trading in Company securities or related derivative instruments prior to public release of earnings information.

RESOLUTIONS PROPOSED TO THE ANNUAL GENERAL MEETING
Each resolution is preceded by an introductory paragraph explaining the reasons for each proposed resolution.
Please note that because the Company is a French company, the text of the proposed resolutions and related explanatory statements has been translated from French into English. In case of discrepancies between the French version and the English translation, the French version shall prevail.
ORDINARY PART OF THE MEETING
RESOLUTION / PROPOSAL 1
Appointment of Mr. Bradley Soultz as a director for a term of three years
It is proposed to the Shareholders' Meeting to appoint Mr. Bradley Soultz as a director, for a three-year term, i.e. until the end of the shareholders' meeting convened to approve the financial statements for the fiscal year ending December 31, 2027, with his mandate expiring at the end of such shareholders' meeting.
The Board of Directors recommends the appointment of Mr. Bradley Soultz in view of his extensive global management experience and expertise in the aluminum industry.
Detailed information on Mr. Bradley Soultz is set forth in Annex A of this Proxy Statement.
FIRST RESOLUTION
Appointment of Mr. Bradley Soultz as a director for a term of three years
The Shareholders' Meeting, deliberating in accordance with the quorum and majority conditions required at ordinary shareholders' meetings, having examined the report of the Board of Directors, decides to appoint Mr. Bradley Soultz as a director for a term of three years, i.e. until the end of the shareholders' meeting convened to approve the financial statements for the fiscal year ending December 31, 2027.
RESOLUTION / PROPOSAL 2
Re-appointment of Mr. Emmanuel Blot as a director for a term of three years
It is proposed to the Shareholders' Meeting to re-appoint Mr. Emmanuel Blot as a director, for a three-year term, i.e. until the end of the shareholders' meeting convened to approve the financial statements for the fiscal year ending December 31, 2027, with his mandate expiring at the end of such shareholders' meeting.
The Board of Directors recommends the re-appointment of Mr. Emmanuel Blot in view of his significant experience in finance and financial markets. Pursuant to an amended and restated shareholders' agreement dated 29 May 2013 between the Company and Bpifrance Participations (f/k/a Fonds Stratégique d'Investissement), Mr. Emmanuel Blot was designated as a nominee by Bpifrance Participations.
Detailed information on Mr. Emmanuel Blot is set forth in Annex B to this Proxy Statement.
SECOND RESOLUTION
Re-appointment of Mr. Emmanuel Blot as a director for a term of three years
The Shareholders' Meeting, deliberating in accordance with the quorum and majority conditions required at ordinary shareholders' meetings, having examined the report of the Board of Directors, decides to re-appoint Mr. Emmanuel Blot as a director for a term of three years, i.e. until the end of the shareholders' meeting convened to approve the financial statements for the fiscal year ending December 31, 2027.
RESOLUTION / PROPOSAL 3
Re-appointment of Ms. Martha Brooks as a director for a term of three years
It is proposed to the Shareholders' Meeting to re-appoint Ms. Martha Brooks as a director, for a three-year term, i.e. until the end of the shareholders' meeting convened to approve the financial statements for the fiscal year ending December 31, 2027, with her mandate expiring at the end of such shareholders' meeting.

The Board of Directors recommends the re-appointment of Ms. Martha Brooks in view of her extensive knowledge of the aluminum industry and transportation sector.
Detailed information on Ms. Martha Brooks is set forth in Annex C to this Proxy Statement.
THIRD RESOLUTION
Re-appointment of Ms. Martha Brooks as a director for a term of three years
The Shareholders' Meeting, deliberating in accordance with the quorum and majority conditions required at ordinary shareholders' meetings, having examined the report of the Board of Directors, decides to re-appoint Ms. Martha Brooks as a director for a term of three years, i.e. until the end of the shareholders' meeting convened to approve the financial statements for the fiscal year ending December 31, 2027.
RESOLUTION / PROPOSAL 4
Re-appointment of Ms. Lori Walker as a director for a term of three years
It is proposed to the Shareholders' Meeting to re-appoint Ms. Lori Walker as a director, for a three-year term, i.e. until the end of the shareholders' meeting convened to approve the financial statements for the fiscal year ending December 31, 2027, with her mandate expiring at the end of such shareholders' meeting.
The Board of Directors recommends the re-appointment of Ms. Lori Walker in view of her extensive experience with financial reporting, risk management, and as an audit committee financial expert.
Detailed information on Ms. Lori Walker is set forth in Annex D to this report.
FOURTH RESOLUTION
Re-appointment of Ms. Lori Walker as a director for a term of three years
The Shareholders' Meeting, deliberating in accordance with the quorum and majority conditions required at ordinary shareholders' meetings, having examined the report of the Board of Directors, decides to re-appoint Ms. Lori Walker as a director for a term of three years, i.e. until the end of the shareholders' meeting convened to approve the financial statements for the fiscal year ending December 31, 2027.
RESOLUTIONS / PROPOSALS 5 AND 6
Approval of the financial statements (statutory and consolidated) for the fiscal year ended December 31, 2024
The proposed 5th and 6th resolutions submit to shareholders for approval:
(i)	the statutory financial statements of the Company for the fiscal year ended December 31, 2024 prepared in accordance with French accounting principles (French GAAP) and presented in euros, and
(ii)
the consolidated financial statements of the Company for the fiscal year ended December 31, 2024 prepared in accordance with International Financial Reporting Standards (“IFRS”), as endorsed by the European Union (EU), and presented in U.S. dollars.

The statutory and consolidated financial statements for the fiscal year ended December 31, 2024 have been commented in the management report prepared by the Board of Directors and in the reports of the Statutory Auditors of the Company, PricewaterhouseCoopers Audit and RSM Paris, which are made available to the shareholders before the Shareholders' Meeting.
The statutory and consolidated financial statements for the fiscal year ended December 31, 2024 record, respectively, a net loss of the Company of 39,778,517.48 euros and a net income of the group of 74,000,000 U.S. dollars.
FIFTH RESOLUTION
Approval of the statutory financial statements and transactions for the fiscal year ended December 31, 2024
The Shareholders' Meeting, deliberating in accordance with the quorum and majority conditions required at ordinary shareholders' meetings, having examined the reports of the Board of Directors and the report of the Statutory Auditors on the statutory financial statements, approves in their entirety the statutory financial statements of the

Company for the fiscal year ended December 31, 2024, which include notably the balance sheet, the income statement, and the notes, as drawn up and presented, as well as the transactions documented in these financial statements and mentioned in these reports. The Shareholders' Meeting approves the net loss of the fiscal year ended December 31, 2024 of the Company, which is of 39,778,517.48 euros.
SIXTH RESOLUTION
Approval of the consolidated financial statements and transactions for the fiscal year ended December 31, 2024
The Shareholders' Meeting, deliberating in accordance with the quorum and majority conditions required at ordinary shareholders' meetings, having examined the reports of the Board of Directors and the report of the Statutory Auditors on the consolidated financial statements, approves in their entirety the consolidated financial statements of the Company for the fiscal year ended December 31, 2024, which include notably the consolidated income statement, the consolidated statement of financial position and the notes, as drawn up and presented, as well as the transactions documented in these financial statements and mentioned in these reports.
RESOLUTION / PROPOSAL 7
Discharge (quitus) of the directors, the Chief Executive Officer, and the Statutory Auditors of the Company in respect of the performance of their duties for the fiscal year ended December 31, 2024
It is proposed that the Shareholders' Meeting discharges the directors, the Chief Executive Officer, and the Statutory Auditors for the performance of their respective duties in the fiscal year ended December 31, 2024.
SEVENTH RESOLUTION
Discharge (quitus) of the directors, the Chief Executive Officer, and the Statutory Auditors of the Company in respect of the performance of their duties for the fiscal year ended December 31, 2024
The Shareholders' Meeting, deliberating in accordance with the quorum and majority conditions required at ordinary shareholders' meetings, discharges the directors, the Chief Executive Officer, and the Statutory Auditors for the performance of their duties for the fiscal year ended December 31, 2024.
RESOLUTION / PROPOSAL 8
Allocation of the results of the Company for the fiscal year ended December 31, 2024
According to the statutory financial statements of the Company for the fiscal year ended December 31, 2024, the result of that fiscal year of the Company is a net loss of 39,778,517.48 euros. The Board of Directors recommends that this net loss of 39,778,517.48 euros be allocated to the accumulated retained earnings (the balance of which was of 74,949,116.80 euros as of December 31, 2024).
The Board of Directors hereby reminds those present at the Shareholders' Meeting that no dividend was paid out in respect of any of the fiscal years ended December 31, 2021, 2022, and 2023.
EIGHTH RESOLUTION
Allocation of the results of the Company for the fiscal year ended December 31, 2024
The Shareholders' Meeting, deliberating in accordance with the quorum and majority conditions required at ordinary shareholders' meetings, having examined the reports of the Board of Directors and the report of the Statutory Auditors on the statutory financial statements, notes that the result for the fiscal year ended December 31, 2024 of the Company is a net loss of 39,778,517.48 euros, decides, following the recommendation of the Board of Directors, to allocate this net loss of 39,778,517.48 euros to the accumulated retained earnings, acknowledges that, pursuant to article 243 bis of the French Tax Code, the Company has not distributed any dividend in respect of any of the fiscal years ended December 31, 2021, 2022, and 2023.

RESOLUTION / PROPOSAL 9
Re-appointment of PricewaterhouseCoopers Audit and appointment of RSM France as the Statutory Auditors
The statutory (French GAAP) financial statements of the Company and the consolidated (IFRS) financial statements of the Company are audited by two Statutory Auditors. The current term (of six fiscal years) of the Statutory Auditors, PricewaterhouseCoopers Audit and RSM Paris, expires at the end of this Shareholders' Meeting. For organizational reasons, RSM requested that the new mandate be exercised not by RSM Paris, but by another entity of the RSM network, RSM France.
Upon recommendation of the Audit Committee followed by the Board of Directors, it is proposed to the Shareholders' Meeting to re-appoint PricewaterhouseCoopers Audit and appoint RSM France as the Statutory Auditors for a term of six fiscal years, i.e. until the end of the shareholders' meeting convened to approve the financial statements for the fiscal year ending December 31, 2030.
NINTH RESOLUTION
Re-appointment of PricewaterhouseCoopers Audit and appointment of RSM France as Statutory Auditors
The Shareholders' Meeting, deliberating in accordance with the quorum and majority conditions required at ordinary shareholders' meetings, having examined the report of the Board of Directors, decides to re-appoint PricewaterhouseCoopers Audit, a simplified joint-stock company, having its registered office at 63 rue de Villiers 92200 Neuilly-sur-Seine, France, registered with the trade and companies register of Nanterre under number 672 006 483, as the Statutory Auditor for a term of six fiscal years, i.e. until the end of the shareholders' meeting convened to approve the financial statements for the fiscal year ending December 31, 2030, decides to appoint RSM France, a simplified joint-stock company, having its registered address at 26 rue Cambacérès, 75008 Paris, France, registered with the trade and companies register of Paris under number 800 709 891, as the Statutory Auditor for a term of six fiscal years, i.e. until the end of the shareholders' meeting convened to approve the financial statements for the fiscal year ending December 31, 2030, it being specified that RSM France being appointed to replace RSM Paris whose mandate as a Statutory Auditor expires at the end of this Annual General Meeting.
RESOLUTION / PROPOSAL 10
Appointment of PricewaterhouseCoopers Audit as a Statutory Auditor in charge of certifying the consolidated sustainability information
Following transposition into the French Commercial Code of the provisions of Directive (EU) 2022/2464 of the European Parliament and of the Council of December 14, 2022 amending Regulation (EU) No 537/2014 and Directives 2004/109/EC, 2006/43/EC and 2013/34/EU as regards corporate sustainability reporting (the “CSRD”), the Shareholders' Meeting is invited to appoint an auditor in charge of certification of the consolidated sustainability information that the Company is required to publish, for the first time, in 2026 for the fiscal year 2025.
Upon recommendation of the Audit Committee followed by the Board of Directors, it is proposed to the Shareholders' Meeting to appoint, for the purposes of certification of the consolidated sustainability information, one of the Statutory Auditors, PricewaterhouseCoopers Audit, for a term of three fiscal years, i.e. until the end of the shareholders' meeting convened to approve the financial statements for the fiscal year ending December 2027.
At the time this report was about to be finalized, we were informed that the European Commission had published an “Omnibus” package of proposals destined to simplify European regulations on sustainability reporting, sustainability due diligence and green taxonomy. We do not know if and to which extent these proposals will be adopted by the European and French authorities. Should they be adopted, and depending on the format of adoption, the Company's sustainability reporting obligations resulting from the CSRD could be deferred, modified or eliminated.
Notwithstanding this evolving context, the Board of Directors recommends voting for this proposed resolution for the Company to be able to comply with its current legal obligations.
TENTH RESOLUTION
Appointment of PricewaterhouseCoopers Audit as a Statutory Auditor in charge of certifying the consolidated sustainability information
The Shareholders' Meeting, deliberating in accordance with the quorum and majority conditions required at ordinary shareholders' meetings, having examined the report of the Board of Directors, decides to appoint PricewaterhouseCoopers

Audit, a simplified joint-stock company, having its registered office at 63 rue de Villiers 92200 Neuilly-sur-Seine, France, registered with the trade and companies register of Nanterre under number 672 006 483, as a Statutory Auditor in charge of certifying the consolidated sustainability information, for a term of three fiscal years, i.e. until the end of the shareholders' meeting convened to approve the financial statements for the fiscal year ending December 31, 2027.
OVERVIEW - RESOLUTIONS / PROPOSALS 11 to 13
By submitting to the Shareholders' Meeting proposals 11 to 13, the Board of Directors is seeking the annual renewal of the authorizations required for the purposes of the share repurchase program announced by the Company on February 21, 2024 and any other share repurchase program that may be authorized by the Board of Directors from time to time in the future.
The Company is asking for the shareholders' authorization in proposal 11 to be able to repurchase its shares under the conditions set forth in article L. 225-209-2 of the French Commercial Code, it being understood that the Company can also repurchase its shares in accordance with article L. 225-208 of the French Commercial Code without the need for the shareholders' authorization.
The authorizations in proposals 12 and 13 would allow the Company to cancel the shares that it has repurchased.
RESOLUTION / PROPOSAL 11
Authorization to be given to the Board of Directors for the repurchase by the Company of its own shares in accordance with article L. 225-209-2 of the French Commercial Code
This resolution would authorize the Board of Directors to repurchase the Company's shares, under the conditions set forth in article L. 225-209-2 of the French Commercial Code.
The Company wishes to be able to use the shares repurchased pursuant to this authorization primarily to satisfy its obligations under equity incentive plans for the employees and corporate officers of the Company and its subsidiaries (such as RSUs and PSUs) as described in the description of the Company’s equity incentive plan set forth in Exhibit 4.1 “Description of Securities registered under Section 12 of the Securities Exchange Act of 1934” filed by the Company with its form 10-K/A on or around April 15, 2025 and/or as consideration for potential business acquisitions, but also for any other purpose that may be permitted from time to time by French law.
Under the Company's equity incentive plan, the Board of Directors wishes to have an option to deliver to employees and corporate officers, upon vesting, the repurchased shares of the Company instead of issuing new shares, which would limit future dilution for the Company's shareholders.
In addition, external growth and, in particular, acquisitions, are potential areas of development for the Company. The Board of Directors wishes to have the flexibility to repurchase outstanding shares in order to be able to use such shares as consideration for potential acquisitions, rather than issuing new shares.
The shareholders are also asked to approve the use of this authorization for any other purpose that would be permitted by law on the date on which the Board of Directors will use the authorization.
Share repurchases pursuant to this authorization cannot exceed 10% of the share capital, and share repurchases pursuant to this authorization for future use as consideration for potential external growth, merger, spin-off or contribution transaction cannot exceed 5% of the share capital. In any case, pursuant to French law, the Company cannot own, at any given time, more than 10% of the total of its own shares.
Any shares repurchased by the Company will not have voting rights nor rights to a dividend, for as long as they remain held by the Company.
Any share repurchases pursuant to this resolution shall be carried out within the price range of $6.76 to $31.50 per share (excluding fees and commissions), as determined by an independent expert (as required by article L. 225-209-2 of the French Commercial Code) and approved by the shareholders pursuant to this resolution. The aggregate cap on share repurchases pursuant to this resolution is $462,482,622 (excluding fees and commissions).
This authorization will be implemented under the conditions of article L. 225-209-2 of the French Commercial Code.
It will succeed to the authorization set forth in the 8th resolution of the shareholders' meeting held on May 2, 2024 (which expired on May 1, 2025) and will be effective for a period of twelve (12) months from this Shareholders' Meeting.

If a third-party files a public offer for the shares of the Company, the Board of Directors shall not, during the offer period, decide to implement this authorization without prior authorization of the shareholders' meeting.
The special report of the statutory auditors on this proposed resolution and the report prepared by an independent expert referred to above shall be made available to the shareholders entitled to vote at the Shareholders' Meeting in accordance with articles L. 225-115, R. 225-83, R. 225-89 and R.225-160-3 of the French Commercial Code.
ELEVENTH RESOLUTION
Authorization to be given to the Board of Directors for the repurchase by the Company of its own shares in accordance with article L. 225-209-2 of the French Commercial Code
The Shareholders' Meeting, acting under the conditions of quorum and majority required for ordinary shareholders' meetings, having reviewed the Board of Directors' report, the report of the independent expert designated in accordance with articles L. 225-209-2 and R. 225-160-1 of the French Commercial Code and the statutory auditors' special report, in accordance with article L. 225-209-2 of the French Commercial Code,
1.	Authorizes the Board of Directors to purchase shares of the Company under the conditions set forth in article L. 225-209-2 of the French Commercial Code,
2.	Decides that these shares may be purchased on one or more occasions, in the open market and/or through privately negotiated transactions,
3.
Resolves that, if a third-party files a public offer for the shares of the Company, the Board of Directors shall not, during the offer period, decide to implement this authorization without prior authorization of the shareholders' meeting,

4.	Decides that the authorization may be used, and the shares so purchased may be allocated:
-
within two years from their repurchase date, as payment or in exchange for assets acquired by the Company in connection with a potential acquisition, merger, demerger, or contribution-in-kind transaction,

-
within one year from their repurchase date, to beneficiaries of free share plans, stock option plans, profit sharing plans or other share allocations to employees and corporate officers of the Company and of its affiliates,

-	within the applicable legal time period, to any further purpose as may be authorized by the laws and regulations applicable at the time this authorization shall be used by the Board of Directors,
5.
Acknowledges that the maximum number of shares that may be purchased pursuant to this authorization shall not, at any time, exceed 10% of the share capital of the Company, provided that, if the shares are intended to be used as payment or in exchange for assets acquired by the Company in connection with a potential acquisition, merger, demerger or contribution-in-kind transaction, the maximum number of shares that may be purchased, pursuant to this authorization, for that purpose shall not, at any time, exceed 5% of the share capital of the Company,

6.
Decides that the Board of Directors shall be authorized, within the timeframes set forth above, to use the repurchased shares for any other purpose set forth above and, as the case may be, to reallocate the repurchased shares to any other purpose set forth above,

7.	Acknowledges that the repurchased shares not used for one of the above-mentioned purposes and within the above-mentioned timeframes will be automatically cancelled,
8.	Decides that all or part of the repurchased shares, subject to the adoption of the 12th resolution below, can be cancelled under the terms and conditions set forth in that 12th resolution,
9.
Decides to set the minimum purchase price per share (excluding fees and commissions) at $6.76, or the euro equivalent on the date on which this authorization is used, and the maximum purchase price per share (excluding fees and commissions) at $31.50, or the euro equivalent on the date on which this authorization is used, in accordance with the report by the independent expert established pursuant to article L. 225-209-2 of the French Commercial Code, with an overall cap of $462,482,622 (excluding fees and commissions); subject to adjustments as necessary to reflect any relevant capital transactions (e.g. incorporation of reserves and free allocation of shares, stock splits or reverse stock splits) that might occur during the term of this authorization,
10.	Decides that within the limits referred to in paragraph 9 above, the purchase price per share under this authorization shall be set by the Board of Directors,
11.
Resolves that the Board of Directors shall have all powers, with the option to sub-delegate powers under the conditions provided by law, to implement this authorization, in particular by placing stock market orders, entering into all types of agreements as permitted by law, carrying out any formalities, procedures and filings with any competent authority or body, and, in general, doing whatever is necessary for the purposes of implementing this authorization,

12.	Resolves that this authorization shall be granted for a period of twelve (12) months from the date of this Shareholders' Meeting.
EXTRAORDINARY PART OF THE MEETING
RESOLUTION / PROPOSAL 12
Authorization to be given to the Board of Directors to reduce the Company's share capital by cancelling shares acquired pursuant to the authorization for the Company to repurchase its own shares in accordance with the provisions of article L. 225-209-2 of the French Commercial Code
The shareholders are asked to grant all powers to the Board of Directors for the purpose of canceling, on one or more occasions, all or part of the Company's shares acquired as a result of the share repurchases authorized by the shareholders in accordance with the provisions of article L. 225-209-2 of the French Commercial Code pursuant to the proposed 11th resolution or to any prior resolution. The shares to be canceled pursuant to this authorization shall not exceed 10% of the share capital per twenty-four-month periods.
This authorization will be granted for a period of twenty-four (24) months from this Shareholders' Meeting. It will cancel and replace the authorization set forth in the 9th resolution of the shareholders' meeting held on May 2, 2024.
TWELFTH RESOLUTION
Authorization to be given to the Board of Directors to reduce the Company's share capital by cancelling shares acquired pursuant to the authorization for the Company to repurchase its own shares in accordance with the provisions of article L. 225-209-2 of the French Commercial Code
The Shareholders' Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders' meetings, having reviewed the Board of Directors' report and the statutory auditors' special report,
1.
Authorizes the Board of Directors, in accordance with article L. 225-209-2 of the French Commercial Code, to cancel, on one or more occasions, all or part of the shares repurchased by the Company and to reduce the share capital accordingly, such cancellations and capital reductions not to exceed 10% of the share capital of the Company per twenty-four-month periods,

2.
Resolves that the Board of Directors shall have all powers, with the option to sub-delegate powers under the conditions provided by law, to decide and implement a capital reduction in accordance with this resolution and, notably:

-	to set the final amount, terms, and conditions of the capital reduction,
-	to charge any potential excess of the purchase price of the shares over their par value on any available reserve or premium account and, as the case may be, retained earnings account,
-
to carry out all acts, formalities, or declarations necessary to finalize the capital reductions that could be made pursuant to this authorization, to amend the Company's articles of association accordingly and, in general, to do whatever is necessary or useful for the implementation of this authorization,

3.	Resolves that this authorization shall be granted for a period of twenty-four (24) months from the date of this Shareholders' Meeting,

4.
Resolves that this authorization cancels and replaces, to the extent necessary, all prior authorizations having the same purpose and in particular the authorization set forth in the 9th resolution of the shareholders' meeting held on May 2, 2024.

RESOLUTION / PROPOSAL 13
Authorization to be given to the Board of Directors to reduce the Company's share capital by cancelling the shares acquired by the Company pursuant to the provisions of article L. 225-208 of the French Commercial Code
In addition to the share repurchases pursuant to the shareholders' authorization in accordance with article L. 225-209-2 of the French Commercial Code, the Company may acquire its own shares, without shareholders' authorization, in accordance with article L. 225-208 of the French Commercial Code, with a view to allocating, within one year of their repurchase, those shares to employees and corporate officers of the Company and of its affiliates under free share plans, stock option plans or other share allocations as described in the description of the Company’s equity incentive plan set forth in Exhibit 4.1 “Description of Securities Registered under Section 12 of the Securities Exchange Act of 1934” filed by the Company with its Form 10-K/A on or around April 15, 2025. In any case, pursuant to French law, the Company cannot own, at any given time, more than 10% of the total of its own shares. Any shares repurchased by the Company will not have voting rights nor rights to a dividend, for as long as they remain held by the Company.
The shareholders are asked to grant all powers to the Board of Directors for the purpose of carrying out a share capital reduction not motivated by losses, on one or more occasions, up to a maximum amount of 293,639.76 euros, which represents 10% of the share capital as of the date of this report, by way of cancellation of a maximum of 14,681,988 Company's shares with a par value of €0.02 per share, acquired by the Company in accordance with article L. 225-208 of the French Commercial Code.
This authorization will notably allow the Company to cancel those of the shares repurchased in accordance with article L. 225-208 of the French Commercial Code which had not been allocated to a plan and those which had been allocated to a plan but turned out to be in excess of number of shares required for delivery at the time of vesting of a plan.
This authorization will be granted for a period of twenty-four (24) months from this Shareholders' Meeting. It will cancel and replace the authorization set forth in the 10th resolution of the shareholders' meeting held on May 2, 2024.
THIRTEENTH RESOLUTION
Authorization to be given to the Board of Directors to reduce the Company's share capital by cancelling the shares acquired by the Company pursuant to the provisions of article L. 225-208 of the French Commercial Code
The Shareholders' Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders' meetings, having reviewed the Board of Directors' report and the statutory auditors' special report, acting in accordance with articles L. 225-204 and L. 225-205 of the French Commercial Code,
1.
Authorizes the Board of Directors to carry out a share capital reduction not motivated by losses, on one or more occasions, up to a maximum amount of 293,639.76 euros by way of cancellation of a maximum of 14,681,988 Company's shares with a par value €0.02 per share, acquired by the Company pursuant to article L. 225-208 of the French Commercial Code,

2.
Resolves that the Board of Directors shall have all powers, with the option to sub-delegate powers under the conditions provided by law, to decide and implement a capital reduction in accordance with this resolution and, notably:

-	to set the final amount, terms, and conditions of the capital reduction,
-
in the event of the opposition of one or more creditors of the Company within the timeframe for opposition from creditors as provided by law, take any appropriate measure, set up any security or execute any court decision ordering the lodging of guarantees or the reimbursement of debts,

-	to charge any potential excess of the purchase price of the shares over their par value on any available reserve or premium account and, as the case may be, retained earnings account,

-
to carry out all acts, formalities, or declarations necessary to finalize the capital reductions that could be made pursuant to this authorization, to amend the Company's articles of association accordingly and, in general, to do whatever is necessary or useful for the implementation of this authorization, including proceeding with any adjustment to the terms of any rights or securities giving access to the Company's share capital,

3.	Resolves that this authorization shall be granted for a period of twenty-four (24) months from the date of this Shareholders' Meeting,
4.
Resolves that this authorization cancels and replaces, to the extent necessary, all prior authorizations having the same purpose and in particular the authorization set forth in the 10th resolution of the shareholders' meeting held on May 2, 2024.

OVERVIEW - RESOLUTIONS / PROPOSALS 14 to 19
The Board of Directors proposes to the Shareholders' Meeting to renew, by adopting the proposed 14th to 19th resolutions, the delegations of competence granted to the Board of Directors by the shareholders' meetings held on June 8, 2023 and May 2, 2024 which are set to expire in August 2025.
Indeed, under French law, the issuance of new shares must be decided or authorized by the shareholders' meeting. Shareholders' meetings of French issuers generally decide to delegate to the board of directors the competence to decide such issuance of new shares in order to give to the board of directors the flexibility to issue new shares without having to convene a shareholders' meeting.
When the shareholders' meeting delegates to the board of directors the competence to decide several capital increases, it must set a global maximum amount for all capital increases which can be decided by the board of directors pursuant to any such delegations. The Board of Directors therefore proposes to this Shareholders' Meeting that all capital increases of the Company delegated under resolutions in proposals 14 to 19 be subject to a global limit of 1,468,198.84 euros (i.e., 50% of the Company's share capital) (the “Overall Cap”).
RESOLUTION / PROPOSAL 14
Delegation of competence to the Board of Directors to increase the Company's share capital by issuance of ordinary shares or other securities, with preferential subscription rights, up to 1,468,198.84 euros (representing 50% of the share capital), for a 26 month-period
This delegation would authorize the Board of Directors to issue new shares or other equity related securities to existing shareholders of the Company.
The Board of Directors therefore proposes to the Shareholders' Meeting to renew the delegation of competence given to the Board of Directors to decide the issuance of ordinary Company shares or other equity related securities, with preferential subscription rights in favor of existing shareholders, in France or abroad, in euros, in other currencies or monetary unit, for payment or free of charge. The capital increase(s) under this delegation will be carried out in favor of the Company's shareholders.
The aggregate nominal amount of all shares or other equity related securities which can be issued under such delegation (together with all other issuances made under the proposed 15th to 19th resolutions) may not exceed the Overall Cap.
The maximum nominal amount of debt securities, that may be issued, immediately and/or at maturity, by virtue of this delegation, may not exceed 2,000,000,000 euros (or the counter-value of this amount, if the issuance is made in another currency).
The sum owed or to be owed to the Company for each of the shares issued under this delegation shall be equal to or greater than the nominal value of the share on the issuance date of said securities.
The Board of Directors may not use this delegation during a public offering period if a tender offer is launched on the Company without prior authorization from the shareholders' meeting.
This delegation shall be granted for a period of twenty-six (26) months from the date of this Shareholders' Meeting and shall cancel and replace the delegation set forth in the 8th resolution of the shareholders' meeting held on June 8, 2023.

FOURTEENTH RESOLUTION
Delegation of competence to the Board of Directors to increase the Company's share capital by issuance of ordinary shares or other securities, with preferential subscription rights, up to 1,468,198.84 euros (representing 50% of the share capital), for a 26 month-period
The Shareholders' Meeting, deliberating in accordance with the quorum and majority conditions required at extraordinary shareholders' meetings, having examined the report of the Board of Directors and the special report of the Statutory Auditors, pursuant to articles L. 225-129 et seq. of the French Commercial Code, particularly its articles L. 225-129 to L. 225-129-6, L. 225-132, L. 225-133, L. 225-134, L. 228-91, and L. 228-92:
1.
Delegates to the Board of Directors its competence to decide the issuance, in one or more increments, in the proportions and at the times it deems appropriate, in France or abroad, in euros, in foreign currencies, or in any monetary unit established by reference to several currencies, for payment or free of charge, (i) of ordinary Company shares and (ii) of securities giving access by all means, immediately and/or at maturity, to equity securities to be issued by the Company, said shares conferring the same rights as the existing shares subject to their entitlement date,

2.	Resolves that the securities thus issued may consist of debt securities, be associated with the issuance of such securities or may permit their issuance as interim securities,
3.	Resolves that any issuance of preferred shares or securities giving access to preferred shares shall be expressly prohibited,
4.
Resolves that, if a third party files a public offer on the Company's shares, the Board of Directors shall not, during the offering period, decide to implement this delegation without prior authorization from the shareholders' meeting,

5.
Resolves that the shareholders shall have, in proportion to the amount of their shares, an irrevocable preferential subscription rights to ordinary shares or securities that are issued, if any, by virtue of this delegation,

6.
Confers on the Board of Directors the option of granting shareholders a subscription rights, subject to reduction, to a number of shares or securities greater than they could subscribe for pursuant to their irrevocable entitlement, in proportion with the rights they have and, whatever the case, within the limit of their request,

7.
Acknowledges, to the extent necessary, that, by operation of the law, this delegation waives, in favor of the holder of securities giving access to the capital which may be issued pursuant to this delegation, the shareholders' preferential subscription rights to the ordinary shares to which these securities will entitle such holders,

8.
Resolves that the overall maximum nominal amount of the capital increases that may be carried out by virtue of this delegation and, as applicable, by virtue of the 15th to 19th resolutions of this Shareholders' Meeting may not exceed 1,468,198.84 euros, with the understanding that this amount does not account for the adjustments that may be made pursuant to applicable laws and regulations, and, as applicable, the contractual stipulations providing for other cases of adjustment to preserve the rights of holders of securities or other rights giving access to the capital (hereinafter the “Overall Cap”),

9.
Resolves that the maximum nominal amount of debt securities, that may be issued, immediately and/or at maturity, by virtue of this delegation, may not exceed 2,000,000,000 euros (or the counter-value of this amount, if the issuance is made in another currency), with the understanding that:

-	any redemption premium above par shall be added to this amount;
-	this amount shall not be applicable to any debt securities whose issuance is approved or authorized by the Board of Directors in accordance with article L. 228-40 of the French Commercial Code,

10.
Resolves that, if the subscriptions made irrevocably and, as applicable, subject to reduction, have not absorbed the entirety of such issuance, the Board of Directors may use, under the conditions set forth by law and in the order that it determines, either of the options provided in article L. 225-134 of the French Commercial Code, namely:

-	to limit the issuance to the amount of subscriptions, on the condition that these amount to three-quarters or more of the initially approved issuance;
-	freely allocate some or all of the unsubscribed shares among the persons of its choosing; and
-	offer the public some or all of the unsubscribed shares on the French or international market,
11.	Resolves that issuances of ordinary Company share warrants may be carried out by subscription offering, but also by a free allotment to the owners of the existing shares,
12.
Resolves that in the event of a free allotment of share warrants, the Board of Directors shall have the option of deciding that fractional share allotment rights will not be tradable and that the corresponding shares will be sold,

13.
Resolves that the sum owed or to be owed to the Company for each of the shares issued under this delegation shall be equal to or greater than the nominal value of the share on the issuance date of said securities,

14.
Resolves that the Board of Directors shall have all powers, with the option of subdelegation under the conditions provided by law, to implement this delegation, under the conditions set forth by law and the Company's articles of association,

15.	Resolves that this delegation shall be granted for a period of twenty-six (26) months from the date of this Shareholders' Meeting,
16.
Resolves that this delegation cancels and replaces, to the extent necessary, all prior delegations having the same purpose and in particular the delegation set forth in the 8th resolution of the shareholders' meeting held on June 8, 2023.

RESOLUTION / PROPOSAL 15
Delegation of competence to the Board of Directors to increase the Company's share capital by issuance of ordinary shares or other securities, without preferential subscription rights, by way of a public offering other than within the meaning of article L. 411-2 1° of the French Monetary and Financial Code, up to 880,919 euros (representing 30% of the share capital), for a 26 month-period.
This delegation would authorize the Board of Directors to issue new shares or other equity related securities through a public offering other than those referred to in the proposed 16th resolution, allowing the Company to raise capital in the financial markets.
The Board of Directors therefore proposes to the Shareholders' Meeting to renew the delegation of competence to the Board of Directors to decide upon the issuance of ordinary Company shares or other equity related securities, without shareholders preferential subscription rights, by means of a public offering other than within the meaning of article L. 411-2 1° of the French Monetary and Financial Code, in France or abroad, in euros, in other currencies or monetary unit, for payment or free of charge.
The aggregate nominal amount of all shares or other equity related securities which can be issued under such delegation may not exceed an amount of 880,919 euros (representing 30% of the share capital) and will be charged against the Overall Cap (i.e. 1,468,198.84 euros) along with the other delegations for increase of the share capital proposed to this Shareholders Meeting (proposed 14th to 19th resolutions). The Company considers that this is in line with market practices in the U.S., the market in which the shares of the Company are listed.
The maximum nominal amount of debt securities that may be issued immediately and/or at maturity, by virtue of this delegation, may not exceed 2,000,000,000 euros (or the counter-value of this amount if the issuance is made in another currency).
The issuance price of the shares that may be issued by virtue of this delegation shall be set by the Board of Directors and shall be equal to or greater than the closing price of a Company's share on the New York Stock Exchange (NYSE)

in the United States of America on the day of pricing of the issue, minus a maximum discount, if any, of 10%, after correction, if any, of this amount to account for the difference in entitlement date.
The Board of Directors may not use this delegation during a public offering period if a tender offer is launched on the Company without prior authorization from the shareholders' meeting.
This delegation shall be granted for a period of twenty-six (26) months from the date of this Shareholders' Meeting and shall cancel and replace the delegation set forth in the 11th resolution of the shareholders' meeting held on May 2, 2024.
FIFTEENTH RESOLUTION
Delegation of competence to the Board of Directors to increase the Company's share capital by issuance of ordinary shares or other securities, without preferential subscription rights, by way of a public offering other than within the meaning of article L. 411-2 1° of the French Monetary and Financial Code, up to 880,919 euros (representing 30% of the share capital), for a 26 month-period
The Shareholders' Meeting, deliberating in accordance with the quorum and majority conditions required at extraordinary shareholders' meetings, having examined the report of the Board of Directors and the special report of the Statutory Auditors, pursuant to articles L. 225-129 et seq. of the French Commercial Code, particularly its articles L. 225-129 to L. 225-129-6, L. 225-135, L. 225-135-1, L. 225-136, L. 228-91, and L. 228-92:
1.
Delegates to the Board of Directors its competence to approve the issuance, by means of a public offering other than an offering within the meaning of article L. 411-2 1° of the French Monetary and Financial Code in one or more increments, in the proportions and at the times it sees fit, in France or abroad, in euros, in foreign currencies, or in any monetary unit established by reference to several currencies, (i) of ordinary Company shares and (ii) of securities giving access by all means, immediately and/or at maturity, to the Company's equity securities to be issued, said shares conferring the same rights as the existing shares subject to their entitlement date,

2.	Resolves that the securities thus issued may consist of debt securities, be associated with the issuance of such securities, or may permit their issuance as interim securities,
3.	Resolves that any issuance of preferred shares or securities giving access to preferred shares is expressly prohibited,
4.
Resolves that, if a third-party files a public offer on the Company's shares, the Board of Directors may not, during the offering period, decide to implement this delegation without prior authorization from the shareholders' meeting,

5.	Resolves to suppress the shareholders' preferential subscription rights to any ordinary shares or securities issued by virtue of this delegation,
6.
Acknowledges, to the extent necessary, that, by operation of the law, this delegation waives, in favor of the holder of securities giving access to the capital which may be issued pursuant to this delegation, the shareholders' preferential subscription rights to the ordinary shares to which these securities will entitle such holders,

7.
Resolves that the maximum amount of capital increases that may be carried out, immediately and/or at maturity, by virtue of this delegation may not exceed 880,919 euros, with the understanding that (i) this amount does not account for the adjustments that may be made pursuant to applicable laws and regulations, and, as applicable, the contractual stipulations providing for other cases of adjustment to preserve the rights of holders of securities or other rights giving access to the capital and that (ii) this amount shall be charged against the Overall Cap,

8.
Resolves that the maximum nominal amount of debt securities that may be issued immediately and/or at maturity, by virtue of this delegation, may not exceed 2,000,000,000 euros (or the counter-value of this amount if the issuance is made in another currency), with the understanding that:

-	any redemption premium above par shall be added to this amount;
-
this amount shall not be applicable to debt securities of which the issuance would be approved or authorized by the Board of Directors in accordance with article L. 228-40 of the French Commercial Code.

9.	Resolved that:
-
the issuance price of the shares that may be issued by virtue of this delegation shall be set by the Board of Directors and shall be equal to or greater than the closing price of a Company's share on the New York Stock Exchange (NYSE) in the United States of America on the day of pricing of the issue, minus a maximum discount, if any, of 10%, after correction, if any, of this amount to account for the difference in entitlement date;

-
the issuance price of securities giving access to the capital, as applicable, issued by virtue of this delegation shall be such that the sum immediately collected by the Company, plus the sum that may be collected by it upon the exercise or conversion of said securities, shall be, for each ordinary share issued as a result of the issuance of these securities, equal to or greater than the aforementioned minimum amount,

10.
Resolves that the Board of Directors shall have all powers, with the option of subdelegation under the conditions provided by law, to implement this delegation, under the conditions set forth by law and the Company's articles of association,

11.	Resolves that this delegation shall be granted for a period of twenty-six (26) months from the date of this Shareholders' Meeting,
12.
Resolves that this delegation cancels and replaces, to the extent necessary, all prior delegations having the same purpose and in particular the delegation set forth in the 11th resolution of the shareholders' meeting held on May 2, 2024.

RESOLUTION / PROPOSAL 16
Delegation of competence to the Board of Directors to increase the Company's share capital by issuance of ordinary shares or other securities, without preferential subscription rights, by way of an offering within the meaning of article L. 411-2 1° of the French Monetary and Financial Code, up to 587,279.54 euros (representing 20% of the share capital), for a 26 month-period
This delegation would authorize the Board of Directors to issue new shares or other equity related securities to qualified investors or to a limited number of investors (as defined in article L. 411-2 1° of the French Monetary and Financial Code,) without shareholders' preferential subscription rights. This delegation will allow the Company the flexibility to raise capital quickly and to carry out an offering to institutional or certain other investors through an undocumented offering (private placement).
The Board of Directors therefore proposes to the Shareholders' Meeting to renew the delegation of competence given to the Board of Directors to decide the issuance of ordinary Company shares or other equity related securities, without shareholders' preferential subscription rights, by means of an offering made to a restricted number of investors or to qualified investors, in France or abroad, in euros, in other currencies or monetary unit, for payment or free of charge.
The aggregate nominal amount of all shares or other equity related securities which can be issued under such delegation may not exceed 20% of the Company's capital and will be charged against the Overall Cap. The Company considers that this is in line with market practices in the U.S., the market in which the shares of the Company are listed. It should be noted that a legal limit on the issuance of equity securities carried out by an offering made to a restricted number of investors or to qualified investors within the meaning of article L. 411-2 1° of the French Monetary and Financial Code has been increased from 20% of the share capital per year to 30% of the share capital per year. Notwithstanding this change, the Company is proposing to retain a limit of 20%.
The maximum nominal amount of debt securities that may be issued, immediately and/or at maturity, by virtue of this delegation, shall not exceed 2,000,000,000 euros (or the counter-value of this amount, if the issuance is made in another currency).
The issuance price of the shares that may be issued by virtue of this delegation shall be set by the Board of Directors and shall be equal to or greater than the closing price of a Company's share on the New York Stock Exchange (“NYSE”) in the United States of America on the day of pricing of the issue, minus a maximum discount, if any, of 10%, after correction, if any, of this amount to account for the difference in entitlement date.
The Board of Directors may not use this delegation during a public offering period if a tender offer is launched on the Company without prior authorization from the shareholders' meeting.

This delegation shall be granted for a period of twenty-six (26) months from the date of this Shareholders' Meeting and shall cancel and replace the delegation set forth in the 10th resolution of the shareholders' meeting held on June 8, 2023.
SIXTEENTH RESOLUTION
Delegation of competence to the Board of Directors to increase the Company's share capital by issuance of ordinary shares or other securities, without preferential subscription rights, by way of an offering within the meaning of article L. 411-2 1° of the French Monetary and Financial Code, up to 587,279.54 euros (representing 20% of the share capital), for a 26 month-period
The Shareholders' Meeting, deliberating in accordance with the quorum and majority conditions required at extraordinary shareholders' meetings, having examined the report of the Board of Directors and the special report of the Statutory Auditors, pursuant to articles L. 225-129 et seq. of the French Commercial Code, particularly its articles L. 225-129-2, L. 225-135, L. 225-135-1, L. 225-136, L. 228-91, and L. 228-92:
1.
Delegates to the Board of Directors its competence to approve the issuance, in the context of an offering within the meaning of article L. 411-2 1° of the French Monetary and Financial Code, in one or more increments, in the proportions and at the times it sees fit, in France or abroad, in euros, in foreign currencies, or in any monetary unit established by reference to several currencies, (i) of ordinary Company shares and (ii) of securities giving access by all means, immediately and/or at maturity, to the Company's equity securities to be issued, said shares conferring the same rights as the old shares subject to their entitlement date,

2.	Resolves that the securities thus issued may consist of debt securities, be associated with the issuance of such securities or may permit their issuance as interim securities,
3.	Resolves that any issuance of preferred shares or securities giving access to preferred shares shall be expressly prohibited,
4.
Resolves that, if a third party files a public offer on the Company's shares, the Board of Directors may not, during the offering period, decide to implement this delegation without prior authorization from the shareholders' meeting,

5.	Resolves to suppress the shareholders' preferential subscription rights to any ordinary shares or securities issued by virtue of this delegation,
6.
Acknowledges, to the extent necessary, that, by operation of the law, this delegation waives, in favor of the holder of securities giving access to the capital which may be issued pursuant to this delegation, the shareholders' preferential subscription rights to the ordinary shares to which these securities will entitle such holders,

7.
Resolves that the nominal amount of the capital increases that may be carried out, immediately and/or at maturity, by virtue of this delegation, may not exceed 587,279.54 euros (representing, at the date of this Shareholders' Meeting, 20% of the share capital), nor, under any circumstances, exceed the limits set forth by the regulations applicable at the issuance date (as a guideline, at the date of this Shareholders' Meeting, the issuance of equity securities carried out by an offering made to a restricted number of investors or to qualified investors within the meaning of article L. 411-2 1° of the French Monetary and Financial Code is limited to 30% of the Company's capital per year, such capital to be appraised at the date of the decision of the Board of Directors to use this delegation), with the understanding that (i) this amount does not account for the adjustments that may be made pursuant to applicable laws and regulations, and, as applicable, the contractual stipulations providing for other cases of adjustment to preserve the rights of the holders of securities or other rights giving access to the capital, and (ii) this amount shall be charged against the Overall Cap,

8.
Resolves that the maximum nominal amount of debt securities that may be issued, immediately and/or at maturity, by virtue of this delegation, shall not exceed 2,000,000,000 euros (or the counter-value of this amount, if the issuance is made in another currency), with the understanding that:

-	any issuance premium above par shall be added to this amount;
-	this amount shall not be applicable to any debt securities whose issuance is approved or authorized by the Board of Directors in accordance with article L. 228-40 of the French Commercial Code,

9.	Resolves that:
-
the issuance price of the shares that may be issued by virtue of this delegation shall be set by the Board of Directors and shall be equal to or greater than the closing price of a Company's share on the New York Stock Exchange (NYSE) in the United States of America on the day of pricing of the issue, minus a maximum discount, if any, of 10%, after correction, if any, of this amount to account for the difference in entitlement date;

-
the issuance price of securities giving access to the capital, as applicable, issued by virtue of this delegation shall be such that the sum immediately collected by the Company, plus the sum that may be collected by it upon the exercise or conversion of said securities, shall be, for each ordinary share issued as a result of the issuance of these securities, equal to or greater than the aforementioned minimum amount,

10.
Resolves that the Board of Directors shall have all powers, with the option of subdelegation under the conditions provided by law, to implement this delegation, under the conditions set forth by law and the Company's articles of association,

11.	Resolves that this delegation shall be granted for a period of twenty-six (26) months from the date of this Shareholders' Meeting,
12.
Resolves that this delegation cancels and replaces, to the extent necessary, all prior delegations having the same purpose and in particular the delegation set forth in the 10th resolution of the shareholders' meeting held on June 8, 2023.

RESOLUTIONS / PROPOSALS 17 AND 18
The purpose of the delegations set forth in proposals 17 and 18 is to give the Board of Directors the flexibility to increase the size of an offering (such as a public offering or a private placement), e.g. if demand justifies it or to grant an over-allotment option.
The Board of Directors recommends to the Shareholders' Meeting to renew the delegation of competence to the Board of Directors to decide to increase the number of shares or other securities to be issued:
-
in case of a capital increase, without preferential subscription rights, by way of a public offering other than within the meaning of article L. 411-2 1° of the French Monetary and Financial Code (proposal 15 of this Shareholders' Meeting),

-
in case a capital increase, without preferential subscription rights, by way of an offering within the meaning of article L. 411-2 1° of the French Monetary and Financial Code (proposal 16 of this Shareholders' Meeting), in each case, within thirty (30) days from the close of its subscription, at the same price as the one applied for the initial issuance and within the limit of 15% of the initial issuance.
The aggregate nominal amount of all shares or equity securities which can be issued under each of the delegations set forth in the proposed 17th and 18th resolutions will be charged against the corresponding cap of the proposed 15th and 16th resolutions of this Shareholders' Meeting, respectively, and will also be charged against the Overall Cap (i.e. 1,468,198.84 euros).
The Board of Directors may not use these delegations during a public offering period if a tender offer is launched on the Company without prior authorization from the shareholders' meeting.
Each of the delegations set forth in proposals 17 and 18 shall be granted for a period of twenty-six (26) months from the date of this Shareholders' Meeting and shall cancel and replace the delegations granted by, respectively, the 12th and 13th resolutions of the shareholders' meeting held on May 2, 2024.

SEVENTEENTH RESOLUTION
Delegation of competence to the Board of Directors to increase the number of shares issued in case of a capital increase, without preferential subscription rights, by way of a public offering other than within the meaning of article L. 411-2 1° of the French Monetary and Financial Code, in accordance with article L. 225-135-1 of the French Commercial Code, by up to 15%, for a 26 month-period
The Shareholders' Meeting, deliberating in accordance with the quorum and majority conditions required at extraordinary shareholders' meetings, having examined the report of the Board of Directors, pursuant to articles L. 225-129 et seq. of the French Commercial Code, particularly its articles L. 225-129 to L. 225-129-6, L. 225-135, L. 225-135-1, L. 228-91, and L. 228-92:
1.
Delegates to the Board of Directors its competence to increase the number of shares or securities to be issued in case of a capital increase, without preferential subscription rights, by way of a public offering other than within the meaning of article L. 411-2 1° of the French Monetary and Financial Code, made pursuant to the 15th resolution of this Shareholders' Meeting, within thirty (30) days from the close of its subscription, at the same price as the one applied for the initial issuance and within the limit of 15% of the initial issuance, said shares conferring the same rights as the existing shares subject to their entitlement date,

2.
Resolves that if a third-party files a public offer on the Company's shares, the Board of Directors may not, during the offering period, decide to implement this delegation without prior authorization from the shareholders' meeting,

3.
Resolves that the maximum nominal amount of the capital increases that may be carried out by virtue of this delegation shall be charged against the corresponding cap of the 15th resolution of this Shareholders' Meeting and against the Overall Cap,

4.
Resolves that this delegation may be used in all cases provided by law, including in cases of oversubscription in the context of capital increases without preferential subscription rights by virtue of the 15th resolution of this Shareholders' Meeting,

5.	Resolves that this delegation shall be granted for a period of twenty-six (26) months from the date of this Shareholders' Meeting,
6.
Resolves that this delegation cancels and replaces, to the extent necessary, all prior delegations having the same purpose and in particular the delegation set forth in the 12th resolution of the shareholders' meeting held on May 2, 2024.

EIGHTEENTH RESOLUTION
Delegation of competence to the Board of Directors to increase the number of shares issued in case of a capital increase, without preferential subscription rights, by way of an offering within the meaning of article L. 411-2 1° of the French Monetary and Financial Code, in accordance with article L. 225-135-1 of the French Commercial Code, by up to 15%, for a 26 month-period
The Shareholders' Meeting, deliberating in accordance with the quorum and majority conditions required at extraordinary shareholders' meetings, having examined the report of the Board of Directors, pursuant to articles L. 225-129 et seq. of the French Commercial Code, particularly its articles L. 225-129 to L. 225-129-6, L. 225-135, L. 225-135-1, L. 228-91, and L. 228-92:
1.
Delegates to the Board of Directors its competence to increase the number of shares or securities to be issued in case of a capital increase, without preferential subscription rights, by way of an offering within the meaning of article L. 411-2 1° of the French Monetary and Financial Code, made pursuant to the 16th resolution of this Shareholders' Meeting, within thirty (30) days from the close of its subscription, at the same price as the one applied for the initial issuance and within the limit of 15% of the initial issuance, said shares conferring the same rights as the existing shares subject to their entitlement date,

2.
Resolves that if a third-party files a public offer on the Company's shares, the Board of Directors may not, during the offering period, decide to implement this delegation without prior authorization from the shareholders' meeting,

3.
Resolves that the maximum nominal amount of the capital increases that may be carried out by virtue of this delegation shall be charged against the corresponding cap of the 16th resolution of this Shareholders' Meeting,

4.
Resolves that this delegation may be used in all cases provided by law, including in cases of oversubscription in the context of capital increases without preferential subscription rights by virtue of the 16th resolution of this Shareholders' Meeting,

5.	Resolves that this delegation shall be granted for a period of twenty-six (26) months from the date of this Shareholders' Meeting,
6.
Resolves that this delegation cancels and replaces, to the extent necessary, all prior delegations having the same purpose and in particular the delegation set forth in the 13th resolution of the shareholders' meeting held on May 2, 2024.

RESOLUTION / PROPOSAL 19
Delegation of competence to the Board of Directors to increase the Company's share capital by issuance of new shares of the Company to participants to an employee savings plan without preferential subscription rights, up to 29,363.98 euros (representing 1% of the share capital), for a 26 month-period
French law requires that upon any shareholder vote on a capital increase, the Company must also submit for approval of the shareholders' meeting a proposal to allow the board of directors to issue shares to employees under an employee savings plan whether it intends to make such an issuance or not. The Company has no current plans or intention to make such an issuance. However, in accordance with French law, the Company submits this proposal for approval.
The Board of Directors therefore puts to a vote, in accordance with French law, a delegation to the Board of Directors of the competence to decide the issuance, without shareholders' preferential subscription right, of shares reserved for such employees and corporate officers under an employee savings plan.
The aggregate nominal amount of all shares or equity securities which can be issued under this delegation may not exceed 1% of the Company's share capital and will be charged against the Overall Cap (i.e. 1,468,198.84 euros).
The issuance price of the shares that may be issued by virtue of this delegation shall be set in accordance with French law and may include a 30% discount.
This delegation, if approved, shall be granted for a period of twenty-six (26) months from the date of this Shareholders' Meeting and shall cancel and replace the delegation set forth in the 14th resolution of the shareholders' meeting held on May 2, 2024.
NINETEENTH RESOLUTION
Delegation of competence to the Board of Directors to increase the Company's share capital by issuance of new shares of the Company to participants to an employee savings plan without preferential subscription rights, up to 29,363.98 euros (representing 1% of the share capital), for a 26 month-period
The Shareholders' Meeting, deliberating in accordance with the quorum and majority conditions required at extraordinary shareholders' meetings, after having considered the report of the Board of Directors and the special report of the Statutory Auditors, pursuant to articles L. 225-129 et seq. and L. 225-138-1 of the French Commercial Code, and to articles L. 3332-1 et seq. of the French Labor Code:
1.
Delegates to the Board of Directors its competence to approve the issuance, in one or more increments, in the proportions and at the times it may deem appropriate, of ordinary Company shares reserved for employees, corporate officers and eligible former employees, enrolled in an employee savings plan (“plan d'épargne entreprise”) of the Company, and, as applicable, French or foreign companies associated with it under the conditions of article L. 225-180 of the French Commercial Code and article L. 3344-1 of the French Labor Code,

2.	Resolves that any issuance of preferred shares or securities giving access to preferred shares shall be expressly prohibited,
3.
Resolves that the maximum nominal amount of capital increases that may be carried out, immediately and/or at maturity, by virtue of this delegation may not exceed 29,363.98 euros, with the understanding that

(i) this amount does not take into account the adjustments that may be made in accordance with applicable laws and regulations, and, as appropriate, the contractual stipulations providing for other cases of adjustment to preserve the rights of holders of securities or other rights giving access to the capital, and that (ii) this amount shall be charged against the Overall Cap,
4.
Resolves that the issuance price of the shares shall be set under the conditions set out in articles L. 3332-18 to L. 3332-23 of the French Labor Code, and that it may include a 30% discount from the reference value of the share set in application of the aforementioned provisions,

5.	Resolves to waive in favor of the members of an employee savings plan the preferential subscription rights of the shareholders to the Company's ordinary shares issued by virtue of this delegation,
6.
Resolves that pursuant to article L. 3332-21 of the French Labor Code, the Board of Directors may consider the free allocation, to the recipients stated hereinabove, of shares yet to be issued or already issued, in respect of the matching contribution that could be paid under the employee savings plan regulation(s), and/or in respect of the discount, provided that their monetary countervalue, valued at the subscription price, does not result in exceeding the limits set out in articles L. 3332-11 and L. 3332-19 of the French Labor Code,

7.
Resolves that the Board of Directors shall have all powers, with the option of subdelegating under the conditions provided by law and under the conditions specified hereinabove, to implement this delegation,

8.	Resolves that this delegation shall be granted for a period of twenty-six (26) months from the date of this Shareholders' Meeting,
9.
Resolves that this delegation cancels and replaces, to the extent necessary, all prior delegations having the same purpose and in particular the delegation set forth in the 14th resolution of the shareholders' meeting held on May 2, 2024.

RESOLUTION / PROPOSAL 20
Amendment of article 13 of the articles of association
Following the enactment on September 14 , 2024 of law n° 2024-537 of June 13, 2024, a resolution is proposed to the Shareholders' Meeting to amend article 13 of the articles of association, with regard to the procedures of consultation of the Board of Directors, in order to allow the Company to benefit from the flexibility offered by the new provisions of article L.225-37 of the French Commercial Code which allow that all decisions of the Board of Directors be taken via a written consultation, in accordance with the terms set by the articles of association, or in a meeting held by telecommunication means, and introduce the possibility for Directors to vote remotely.
TWENTIETH RESOLUTION
Amendment of article 13 of the articles of association
The Shareholders' Meeting, deliberating in accordance with the quorum and majority conditions required at extraordinary shareholders' meetings, after having considered the report of the Board of Directors, decides to amend article 13 of the articles of association to allow the Company to benefit from the flexibility offered by the new provisions of article L.225-37 of the French Commercial Code, in its new wording resulting from law n° 2024-537 of 13 June 2024, which allow that all decisions of the Board of Directors be taken via a written consultation, in accordance with the terms set by the articles of association, or in a meeting held by telecommunication means, and introduce the possibility for Directors to vote remotely, decides accordingly to make the following amendments:

Previous wording of the articles of association	New wording of the articles of association
“ARTICLE 13 – MEETING OF THE BOARD OF DIRECTORS	“ARTICLE 13 – MEETING OF THE BOARD OF DIRECTORS

“[...] For the Board's deliberations to be valid, more than half of the Board members must be present or represented.
“[...] For the Board's deliberations to be valid, more than half of the Board members must be present or represented or have voted remotely or, as the case may be, have participated to a written consultation.

The Board of Directors' decisions shall be taken by a majority vote; if the votes are tied, the Chairman's vote shall be decisive.	The Board of Directors' decisions (including by way of a written consultation) shall be taken by a majority vote; if the votes are tied, the Chairman's vote shall be decisive.

[Absent from the current version of the articles of association- Added wording]
For the calculation of the quorum and majority, directors participating to a meeting by telecommunication means that allows them to be identified and guarantees their effective participation are considered present, under the terms and conditions provided for by the applicable laws.

[Absent from the current version of the articles of association- Added wording]	At the initiative of the convening person, directors may also vote remotely in accordance with the conditions provided for by applicable law.

 ~~Decisions that are within the competence~~   of the Board of Directors may also be taken by written consultation of the directors under the conditions and within the limits set down by French Law.  ~~These decisions currently include those provided for by the French Commercial Code in Article L. 225-24 (co-optation of directors), the last paragraph of Article L. 225-35 (authorization of security interests, endorsements and guarantees), the second paragraph of Article L. 225-36 (amendment of the articles of association to comply with legal and regulatory provisions) and I of Article L. 225-103 (convening of shareholders' meetings) and the decisions to transfer the registered office within the same department~~  .

At the initiative of the convening person, decisions of the Board of Directors may also be taken by written consultation of the directors, including by electronic means, under the conditions and within the limits set forth by French Law and the terms of the notice. Directors are invited, at the request of the convening person, to resolve on the matter(s) submitted to them, within the time limit specified in the request. The convening person shall send to each director the text of the proposed resolutions as well as the documents necessary for the information of the directors. The directors must cast their vote or abstain within the time limit indicated in the consultation, which may not be less than three (3) business days from receipt of the consultation documents (or less if so provided in the consultation). Within the same time limit, each director will have the opportunity to explain his or her position, as the case may be.

[Absent from the current version of the articles of association – Added wording]
Any director may object to the use of a written consultation within two (2) business days from receipt of the consultation documents (or less if so provided in the consultation). In case of an objection within said time limit, the convening person shall immediately inform the other directors and may convene a Board meeting to resolve on the relevant decision(s).

[Absent from the current version of the articles of association- Added wording]
The consultation shall be closed in advance once all members have cast their votes. Any director who has not sent his/her response to the convening person within the applicable timeframe will be deemed absent and not having participated to the decision.

In addition to the relevant provisions of these Articles of Association, the Board of Directors may adopt rules of procedure in order to organize its decision-making process and working method, including the rules in case of a conflict of interest.  ~~These rules of procedure may stipulate, specifically, that the directors attending the Board meeting via videoconference and telecommunications methods shall be considered to be in attendance, in accordance with regulations in force~~  . [...]”

In addition to the relevant provisions of these Articles of Association, the Board of Directors may adopt rules of procedure in order to organize its decision-making process and working method, including the rules in case of a conflict of interest. [...]”

RESOLUTION / PROPOSAL 21
Amendment of article 20 of the articles of association
It is proposed to the Shareholders' Meeting to amend the references made in article 20 of the articles of association to the date determining the right of shareholders to participate to the shareholders' meetings, as such date is defined by French law, in order to conform these references to the latest developments in the applicable regulations.
TWENTY-FIRST RESOLUTION
Amendment of article 20 of the articles of association
The Shareholders' Meeting, deliberating in accordance with the quorum and majority conditions required at extraordinary shareholders' meetings, after having considered the report of the Board of Directors, decides to amend article 20 of the articles of association in order to conform the references made in this article to the date determining the right of shareholders to participate to the shareholders' meetings , as such date is defined by French law, to the latest developments in the applicable regulations, decides accordingly to make the following amendments:

Previous wording of the articles of association	New wording of the articles of association
“ARTICLE 20	“ARTICLE 20

[...]	[...]

4. Committee – Attendance sheet – minutes	4. Committee – Attendance sheet – minutes

[...]	[...]

 ~~This attendance sheet may be regularised by the general meeting committee following the company's acceptance of the information transmitted by the registrar of~~   the U.S. Register on  ~~the disposals made, before the second (2nd) business day preceding the meeting at zero hour, Paris time, as applicable, by shareholders who have already cast their vote before that date. Indeed, the company is obligated to invalidate or amend votes cast by shareholders who have thus disposed of their shares, pursuant to Articles R. 225-85 and R. 225-86 of the French Commercial Code. Consequently, in view of the transmission deadlines for this information,~~   the attendance sheet prepared at the general meeting shall be a draft document until  ~~it is regularised. The outcome of voting on the resolutions shall be final after the information thus transmitted is taken into account~~  .

[...] In the event that, given the time of transmission of information relating to the participation of shareholders registered on the U.S. Register as of the record date provided by French law, the company receives this information after the shareholders meeting has been held, the attendance sheet prepared at the time of the general meeting shall be an interim document until a final attendance sheet is regularised. The latter will then be drawn up by the general meeting committee after the aforementioned information has been taken into account. Votes cast by shareholders who have disposed of their shares before the record date provided for by French law will be invalidated or modified, whichever is appropriate. [...]”.

RESOLUTION / PROPOSAL 22
Powers to carry out formalities
The Board of Directors proposes to confer all powers to the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the Group General Counsel, each with the power to sub-delegate, or the bearer of an original, copy or extract of the minutes of the Shareholders' Meeting to carry out all legal or administrative formalities, and all filings and publication formalities provided for by the legislation in force following the adoption of the resolutions of this Shareholders' Meeting.
TWENTY-SECOND RESOLUTION
Powers to carry out formalities
The Shareholders' Meeting confers all powers to the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the Group General Counsel, each with the power to sub-delegate, to the bearer of an original, copy or extract of the minutes of this Shareholders' Meeting to carry out all legal or administrative formalities, and all filings and publication formalities provided for by the legislation in force following the adoption of the foregoing resolutions.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (the “CD&A”) discusses our compensation policies and determinations that apply to our named executive officers (the “Named Executive Officers” or “NEOs”). When we refer to NEOs, we are referring to the following individuals whose 2024 compensation is set forth below in the Summary Compensation Table and subsequent compensation tables.

Name	Position
Jean-Marc Germain	Chief Executive Officer (“CEO”)
Jack Guo	Senior Vice President and Chief Financial Officer (“CFO”)
Ingrid Joerg	Executive Vice President and Chief Operating Officer President, Packaging, Automotive & Rolled Products business unit
Philippe Hoffmann	President, Aerospace & Transportation business unit
Ryan Jurkovic	Chief Human Resources Officer

While the discussion in the CD&A is focused on our NEOs, many of our executive compensation programs apply broadly to our executive officers and senior officers.
Executive Summary
Our Executive Compensation Philosophy
Our executive compensation philosophy rests on four pillars:
1)	Total Compensation Approach. Pay and rewards are considered in their totality.
2)	Differentiated Pay Based on Performance and Value Creation. Compensation is differentiated in a way that recognizes the value that each executive creates individually and collectively.
3)	Market Competitiveness. We use appropriate competitive data to inform, but not dictate, pay decisions.
4)
Well-conceived Pay Positioning, Pay Mix and Award Allocation. We consider both internal equity and external market comparisons in setting total direct compensation; balance direct compensation components in a way that gives a competitive mix of cash and equity ownership, with higher percentages of equity the more senior the role; use a mix of metrics; and motivate executives to have an ownership mindset and to align with shareholder interests by providing them the opportunity to own Company stock.

2024 Business Highlights
2024 was a challenging year as the Company experienced demand weakness across most of its end markets along with extreme weather impacting operations in the US and Europe. Beginning in 2025, the Company became a voluntary domestic filer and began filing reports under the SEC’s U.S. domestic company forms. The Company filed its Annual Report on Form 10-K on February 28, 2025, which included audited financial statements prepared under U.S. GAAP and in U.S. dollars for the first time. Previously, the Company disclosed consolidated financials prepared under IFRS and in euros. In 2024, the Company had Adjusted EBITDA of $623 million and Free Cash Flow of $(100) million as disclosed in its Form 10-K and as prepared under U.S. GAAP. The Company's management's discussion and analysis of financial condition and results of operations, quantitative and qualitative disclosures about market risk, and financial statements for fiscal year 2024 can be found in Items 7, 7A, and 8, respectively, of the Company's Annual Report on Form 10-K.

2024 Compensation Highlights
Consistent with our executive compensation philosophy and our performance in 2024, the elements of our direct compensation program for the NEOs and a summary of related compensation highlights for 2024 are set forth below.

Compensation Component	Link to Compensation Philosophy	2024 Compensation Highlights
Base Salary
•
Competitive base salaries help attract and retain executive talent
•
Fixed cash compensation recognizes factors such as individual contribution, time in role, and scope of responsibility
•
Reviewed annually and adjusted as appropriate
• Merit and/or market-based increases for 2024, ranging from 0% to 7%
Annual Cash Incentive (EPA)	• Focus executives on achieving annually established financial, strategic, and individual goals that are key indicators of ongoing operational performance and support our business strategy	• EPA awards were earned below target, with payouts as a percentage of target ranging from 34% to 39%
Long-Term Equity Incentives
•
Incentivize and reward long-term gains in shareholder value, with vesting terms of three years to support retention while rewarding future growth
•
Encourages executive ownership and alignment with external shareholders

•
Executives were awarded a combination of restricted stock units, or RSUs, and performance stock units, or PSUs
•
PSUs that were eligible to be earned based on three-year relative total shareholder return (“TSR”) performance from May 2021 to May 2024, measured against the companies in the S&P MidCap 400 Materials Index and the S&P SmallCap 600 Materials Index, were earned at 152% of target

Positive Pay Practices
The Company's executive compensation program reflects several positive pay governance practices, as follows:

What We Do	What We Don't Do
✔ Grant compensation that is primarily at-risk and variable	✘ Allow hedging or pledging of Company stock by directors or executive officers
✔ Subject annual cash incentives and PSUs to measurable and rigorous goals	✘ Reprice stock options
✔ Use an independent compensation consultant on an ad-hoc basis	✘ Provide excessive perquisites
✔ Cap annual cash incentive payments at 150% of target and PSUs at 200% of target	✘ Pay tax gross-ups on a change in control
✔ Structure compensation to avoid excessive risk taking	✘ Provide “single trigger” change in control payments
✔ Provide competitive compensation that is compared against industry peer groups	✘ Provide excessive severance benefits
✔ Maintain a robust clawback policy

Say-On-Pay
As a foreign private issuer, we are exempt from the proxy solicitation rules under Section 14 of the Exchange Act, including rules requiring a shareholder advisory vote to approve the compensation of our named executive officers (commonly referred to as the “Say-On-Pay vote”) in connection with a proxy solicitation.

How We Determine Executive Compensation
Oversight Responsibilities for Executive Compensation
The table below summarizes the key oversight responsibilities for executive compensation.

Board of Directors
•
Approves the compensation philosophy, policies and structure with respect to the EPA and long-term equity incentive plan
•
Reviews and approves the performance and remuneration of our Chief Executive Officer on an annual basis

Human Resources Committee
•
Reviews and make recommendations to the Board with respect to our compensation philosophy, policies and structure with respect to the EPA and long-term equity incentive plan
•
Reviews and recommends the corporate goals, performance and compensation structure of our Chief Executive Officer on an annual basis

Chief Executive Officer and Management
•
Reviews and makes recommendations on the compensation structure of the Chief Executive Officer’s direct reports on an annual basis
Management, including the Chief Executive Officer, develops preliminary recommendations regarding compensation matters with respect to all NEOs, other than the Chief Executive Officer, and provides these recommendations to the Human Resources Committee
•
Responsible for the administration of the compensation programs once Human Resources Committee decisions are finalized
•
Chief Executive Officer is not involved in any decision as to his own compensation

Use of Market Data
The Human Resources Committee approved a peer group of industry-relevant and similarly sized companies to be used for reference when making 2024 compensation decisions. Market comparison information for the CEO and CFO was sourced from publicly available peer group information. Market comparison information for our other NEOs was sourced from the Mercer Executive Remuneration survey for the manufacturing industry. For Ms. Joerg and Mr. Hoffmann, the Pan-European survey data for manufacturing industry was utilized; for Mr. Jurkovic, the US survey data for manufacturing industry was utilized. These data sources served as important reference points in assessing the competitiveness of base salary, incentive targets, and total direct compensation, as well as on overall market design practices.
For purposes of 2024 executive compensation decisions, the Human Resources Committee approved the following North American peer group.

2024 North American Compensation Peer Group
Alcoa Corporation	Commercial Metals Co.	Ryerson Holding Corp.
ATI Inc.	Crown Holdings, Inc.	Schnitzer Steel Industries, Inc.
Arconic Corp.	Kaiser Aluminum Corp.	Steel Dynamics, Inc.
Century Aluminum Co.	Novelis Inc.	Thor Industries, Inc.
Cleveland-Cliffs Inc.	Reliance, Inc.	Worthington Enterprises, Inc.

2024 Named Executive Officer Compensation
Base Salary
Base salaries for each Named Executive Officer are set taking into account such executive's qualifications, experience, and contributions. Base salaries are reviewed annually, and any adjustment is determined based on an assessment of corporate performance, the performance of each Named Executive Officer against his or her individual job and functional area's responsibilities, and competitive market conditions for executive compensation for similar positions. For and during 2024, base salaries were increased as follows, to reflect annual merit increases and to align with market:

Name	2023 Base Salary	2024 Base Salary	% Increase
Jean-Marc Germain	$1,115,000	$1,115,000	—
Jack Guo	$525,000	$540,000	3%
Ingrid Joerg(1)	$945,804	$988,607	5%(2)
Philippe Hoffmann(1)	$611,994	$656,235	7%(2)
Ryan Jurkovic	$520,000	$544,000	5%

(1)	Amounts converted to U.S. dollars from Swiss francs based on the average exchange rate of 1.1127 and 1.1363 in 2023 and 2024.
(2)
The percentage base salary increases reflected for Ms. Joerg and Mr. Hoffmann are partially driven by increase in average exchange rates. Ms. Joerg’s base salary increased by 2% (CHF 850,008 in 2023 to CHF 870,012 in 2024) and Mr. Hoffmann’s by 5% (CHF 550,008 in 2023 to CHF 577,512 in 2024).

Annual Cash Incentive Plan (the “EPA”)
Each of our NEOs participates in the Employee Performance Award (EPA) plan. The EPA is an annual cash bonus plan intended to provide performance-related award opportunities to employees contributing substantially to the success of the Company. Under the EPA, participants are provided opportunities to earn cash bonuses based on the level of achievement of certain financial, sustainability, and individual objectives as approved by our Human Resources Committee for the applicable annual performance period.
The three components of bonuses awarded under the EPA for 2024 had the following weights:
•	Financial Objectives(1)(4) — 65% (EPA Adjusted EBITDA(2) (50%) and EPA Adjusted Free Cash Flow(3) (15%))
•	Sustainability Objectives — 15% (Environmental, Health and Safety (“EHS”) (5%), Inclusion (5%), and Carbon Emissions (5%))
•	Individual Objectives — 20%
(1)
In 2024 and earlier years, the Company prepared consolidated audited financial statements solely under IFRS and euros. As such, the metrics used to set the 2024 EPA targets are based on the Company’s 2024 EPA Adjusted EBITDA and EPA Adjusted Free Cash Flow prepared under IFRS and presented in euros (as set forth in the following EPA table).

(2)
EPA Adjusted EBITDA is defined as income / (loss) from continuing operations before income taxes, results from joint ventures, net finance costs, other expenses and depreciation, amortization as adjusted to exclude restructuring costs, impairment charges, unrealized gains or losses on derivatives and on foreign exchange differences on transactions that do not qualify for hedge accounting, metal price lag, share-based compensation expense, non-operating gains / (losses) on pension and other post-employment benefits, expenses on factoring arrangements, effects of certain purchase accounting adjustments, start-up and development costs or acquisition, integration and separation costs, certain incremental costs and other exceptional, unusual or generally non-recurring items, and as may be further adjusted by the Company on an annual basis to remove the impact of certain one-off or non-recurring events.

(3)
EPA Adjusted Free Cash Flow is defined as net cash flow from operating activities, less capital expenditures, net of property, plant and equipment inflows excluding factoring impacts and may be further adjusted by the Company on an annual basis to remove the impact of certain one-off or non-recurring events.

(4)	The adjustments taken for EPA Adjusted EBITDA and EPA Adjusted Free Cash Flow are reviewed and approved by the Human Resources Committee. In fiscal year 2024 no additional adjustments were made.
Each component can be earned at 0% to 200% of target, however, the overall EPA payout is capped at 150% of target.
Financial Objectives. To promote synergies throughout the Company, the EPA is designed to encourage individual plants, business units and our corporate division to work closely together to achieve common strategic, operating and financial goals.

For 2024, the Human Resources Committee chose EPA Adjusted EBITDA and EPA Adjusted Free Cash Flow as the financial objectives because it views these to be the best measures of the Company's performance in the short-term, with greater weighting on EPA Adjusted EBITDA due to its importance in measuring the profitability and financial performance of the Company’s operating segments. Below are the 2024 threshold, target, maximum and actual performance levels against these metrics:

Metric	Threshold (0% of target)	Target (100% of target)	Maximum (200% of target)	Actual	% Achievement (unweighted)
EPA Adjusted EBITDA(1)	€665	€740	€815	€542.4	0%
EPA Adjusted Free Cash Flow(1)	€60	€120	€180	€4.8	0%

(1)	In millions and rounded. As disclosed above, the figures in the table are based on the Company’s 2024 results reported in euros and prepared under IFRS.
If threshold performance is not achieved for a financial objective, there is no payout. Between threshold performance and target performance, payouts increase linearly from 0% to 100%. Achieving maximum performance level for a financial objective results in a payout of 200%, with payouts increasing linearly from 100% to 200% (subject to the overall EPA cap of 150% of target).
Sustainability Objectives. The sustainability objectives are divided into EHS (5%), inclusion (5%) and carbon emissions (5%) components. The EHS metric is measured quarterly at the Company, business unit or operating unit/site level, while inclusion and carbon emissions (scope 1 and carbon 2 emission) are measured annually at the Company level. Payout for sustainability objectives can range from 0% to 200% (subject to the overall EPA cap of 150% of target).
The EHS recordable case rate measures the number of fatalities, serious injuries, lost-time injuries, restricted work injuries, or medical treatments per 1 million hours worked, including by our contractors. The 2024 threshold, target and maximum for EHS were 1.98, 1.65 and 1.50 respectively. EHS recordable case rate is measured on a quarter-by-quarter basis with the resulting average of the four quarters calculated at year-end. For 2024, the unweighted achievement for EHS recordable case rate was 23%. For inclusion, the threshold, target and maximum were 23%, 24% and 25%. For carbon emissions, the threshold, target and maximum were 0.697, 0.632 and 0.615. The actuals for inclusion and carbon emissions were 24.9% and 0.659, resulting in unweighted achievement of 190% and 58.5%.
Individual Objectives. The individual objectives are evaluated annually via the performance management program (the “Performance Management Program”), and achievement against these objectives is used to determine the percentage attained of the individual objectives target. Payouts for individual objectives can range from 0% to 200% (subject to the overall EPA cap of 150% of target).
The individual objectives for 2024 were as follows:
•
Mr. Germain: Driving financial performance by delivering budget, driving sustainable Free Cash Flow generation, advancing the overall strategy with sustainability as a competitive advantage, strengthening the leadership pipeline for executive officer succession, and fostering growth in shareholder relations.

•	Mr. Guo: Executing the 2024 budget and financial objectives, refining M&A roadmap and strategy, driving high-value strategic initiatives, and advancing team development.
•	Ms. Joerg: Leading the strategic oversight of three business units, driving achievement of overall group financial performance and sustainability targets and developing leadership succession.
•	Mr. Hoffmann: Delivering 2024 budget and targeted operational performance while executing a long-term strategy to ensure the sustainable profitability of the A&T business.
•
Mr. Jurkovic: Implementing the human resources annual and strategic plan to enable business performance, driving talent and organizational development, executing rewards strategy and ensuring effective human resources governance.

Based on individual performance outcomes, the Human Resources Committee recommended the following payout percentages for the individual objectives component: Mr. Germain 100%; Mr. Guo 100%; Ms. Joerg 100%; Mr. Hoffmann 125%; and Mr. Jurkovic 100%.

Based on the performance results described above, the NEOs earned the following EPA payouts for 2024. Bonuses earned for fiscal year 2024 were paid out in March 2025.

Name	2024 Target Bonus (% of Base Salary)	2024 Target Bonus ($)	2024 Bonus Payout (% of Target)	2024 Bonus Payout ($)
Jean-Marc Germain	140%	$1,561,000	34%	$524,496
Jack Guo	90%	$486,000	34%	$163,296
Ingrid Joerg(1)	90%	$889,747	34%	$298,955
Philippe Hoffmann(1)	85%	$557,800	39%	$215,331
Ryan Jurkovic	65%	$353,600	34%	$118,810

(1)	Target bonus amounts and bonus payout amounts are converted to U.S. dollars from Swiss francs based on the average exchange rate of 1.1363 in fiscal year 2024.
Long-Term Equity Incentive Program
2024 Equity Grants
Equity grants are a critical component of our executive compensation strategy, designed to incentivize our executive officers and closely align their interests with those of our shareholders. Our 2024 annual long-term equity program consisted of restricted stock units (“RSUs”) and performance stock units (“PSUs”), with targeted weightings of approximately 35% and 65%, for RSUs and PSUs, respectively. Our targeted grant values are based on Constellium's 20-day average stock price prior to the grant date and differ from the grant date fair values used for accounting purposes that are reflected in the Summary Compensation Table and the Grants of Plan-Based Awards Table.

Award Type	Description / Objective
Restricted Stock Units	• Cliff vest on the third anniversary of the grant date, subject to continued service • Realized value linked to share price while supporting retention
Performance Stock Units
•
Awarded to select executives to further incentivize performance
•
PSUs may be earned from 0% - 200% of target shares awarded based on achievement against three-year relative TSR goals
•
Performance is measured against the companies in the S&P MidCap 400 Materials Index and the S&P SmallCap 600 Materials Index
•
Earned units vest on the third anniversary of the grant date, subject to continued service

The performance schedule for the 2024 PSUs is summarized in the table below; provided that, if Constellium's Total Shareholder Return (“TSR”) is negative, the number of PSUs that can be earned is capped at 100% of target.

Constellium TSR	% of Target PSUs Earned
Below the average of the two 25th percentile TSRs of the comparator group	0%
Equal to the average of the two 25th percentile TSRs of the comparator group	25%
Between the average of the two 25th percentile TSRs and the average of the two median TSRs of the comparator group	25% - 100%, determined by linear interpolation
Equal to the average of the two median TSRs of the comparator group	100%
Between the average of the two median TSRs and the average of the two 75th percentile TSRs of the comparator group	100% - 200%, determined by linear interpolation
Equal to or above the average of the two 75th percentile TSRs of the comparator group	200%

2021-2024 PSUs
PSUs that were eligible to be earned based on three-year relative TSR performance from May 2021 to May 2024, against the same peer group and performance schedule as described above for the 2024 PSUs, were earned at 152% of target.

Other Compensation and Governance Matters
Equity Grant Policies
Equity grants to executive officers currently are made pursuant to our Constellium SE 2013 Equity Incentive Plan. We do not coordinate the grant of equity awards to the timing of releases of material non-public information.
Share Ownership Guidelines (“SOGs”)
In 2018, we adopted Share Ownership Guidelines for our executive officers to encourage minimum levels of ownership and to foster alignment between the executive officers and shareholder interests. The Share Ownership Guidelines for our executive officers are as follows:

Position	Ownership Requirement (multiple of base salary)
Chief Executive Officer	4x
Chief Financial Officer and Business Unit Presidents	2x
All Other Executive Officers	1x

The SOGs give the executive officers five years to achieve guideline percentages. 50% of unvested RSUs count towards ownership, and unvested PSUs do not count toward ownership.
Employment Agreements and Termination Benefits
Constellium is party to employment agreements or offer letters with each of its NEOs. In general, Constellium may terminate its executive's employment or services for “cause” upon advance written notice, without compensation, for certain acts of the officer. Each executive officer may terminate his or her employment at any time upon advance written notice to Constellium. If the executive's employment or services is terminated by Constellium without “cause” or by the executive for “good reason,” the executive may be entitled to certain payments as provided by applicable laws or under the applicable employment agreement or offer letter. Except for the foregoing, our executives are not entitled to any severance payments upon the termination of their employment or services for any reason. See “Potential Payments Upon Termination or Change-In-Control” for further detail.
Retirement Benefits
Our U.S. based NEOs participate in a tax-qualified defined contribution 401(k) plan available to all our salaried employees. Additionally, a select group of highly compensated employees of Constellium US Holdings I, LLC and certain other subsidiaries and affiliates (including Messrs. Germain, Guo and Jurkovic) are eligible to participate in the Constellium US Holdings I, LLC U.S. Non-qualified Deferred Compensation and Restoration Plan (“DCRP”). The DCRP allows such employees to defer up to 85% of their EPA award. The DCRP is also a non-qualified restoration plan for employer contributions that cannot be made to our 401(k) plan due to the Code Section 401(a)(17) annual limit on compensation paid under a qualified plan. The restoration contribution equals 9% of total eligible 2024 pay (base salary plus bonus award paid in 2024) in excess of this limit. The 9% consists of the 6% employer matching contribution and the 3% non-elective retirement contribution. Employee EPA deferrals and employer restoration contributions are 100% vested.
Ms. Joerg and Mr. Hoffmann, who are based in Switzerland, participate in the Constellium Group Switzerland Pension Fund (Basic Plan) within FCT (Trianon Collective Foundation) and Constellium Group Switzerland Pension Fund (Plan 1e) within FCT 1e (Trianon Collective Foundation 1e). The Plan 1e generally operates similarly to a U.S. qualified defined contribution plan, and allows participants to choose their pension fund assets’ investment strategy. Both Constellium and the participants make contributions to the Plan 1e. Retirement benefits are only payable as a lump sum. Employer contributions to the Plan 1e are reflected within All Other Compensation in the Summary Compensation Table. Please see the 2024 Pension Benefits table for further information regarding the Basic Plan.
Other Benefits
We provide employees with benefits and perquisites based on competitive market conditions. All salaried employees, including the NEOs, receive healthcare coverage as well as life and disability insurance protection. Our NEOs (and some other executive officers) are also entitled to additional benefits, which may include a car allowance, parking, lunch allowance, company car, and tax services.

Prohibition on Hedging and Pledging
We adopted an anti-hedging and pledging policy prohibiting directors and executive officers from engaging in hedging transactions and pledging of Constellium ordinary shares effective March 2025. For this purpose, a hedge means any financial instrument or derivative transaction, or trading strategy designed to hedge or offset any decrease in the market value of the Company's ordinary shares, such as a covered call, collar, prepaid variable forward sale contract, equity swap, exchange fund or similar transaction.
Clawback Policy
In November 2023, the Board approved a compensation clawback policy pursuant to, and consistent with, the listing requirements of the NYSE. The policy applies to certain members of the Company's current and former executive officers and provides for the mandatory recovery of certain erroneously awarded incentive-based compensation in the event that the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the federal securities laws.
Compensation Risk Assessment
We believe our approach to compensation helps mitigate excessive risk-taking that could harm stockholder value or reward poor judgment by our executives. Our Human Resources Committee monitors and considers the risk mitigating factors when recommending executive compensation. The Company engaged an external compensation consultant to perform a compensation risk assessment. The compensation consultant noted that the current compensation plan provides for a balanced approach to delivering incentives and gave the company a low-risk rating. Based on such external review, the Human Resources Committee has concluded that the compensation program does not create risks that are reasonably likely to have a materially adverse effect on the Company or put the Company at risk.
HUMAN RESOURCES COMMITTEE REPORT
Our Human Resources Committee has reviewed and discussed the section entitled “Compensation Discussion and Analysis” with management. Based upon this review and discussion, the Human Resources Committee recommended to the Board of Directors that the section entitled “Compensation Discussion and Analysis” be included in this Proxy Statement.
Martha Brooks, Chair
Jean-Christophe Deslarzes
Jean-Philippe Puig

FISCAL YEAR 2024 SUMMARY COMPENSATION TABLE
The following table sets forth summary information concerning the compensation of our NEOs for each of the last three completed fiscal years.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)(8)
Jean-Marc Germain Chief Executive Officer(5)	2024	$1,115,000	$0	$6,915,992	$524,496	$0	$326,264	$8,881,752
	2023	$1,115,000	$0	$6,452,077	$2,074,569	$0	$321,347	$9,962,993
	2022	$1,115,000	$0	$5,662,557	$1,966,979	$0	$194,474	$8,939,010
Jack Guo Chief Financial Officer(6)	2024	$536,250	$0	$1,383,193	$163,296	$0	$104,429	$2,187,167
	2023	$480,054	$0	$1,173,101	$470,048	$0	$83,271	$2,206,475
Ingrid Joerg Chief Operating Officer(7)	2024	$982,925	$0	$1,175,715	$298,955	$191,676	$124,763	$2,774,033
	2023	$877,184	$0	$2,056,346	$1,018,297	$164,631	$92,251	$4,208,709
	2022	$775,801	$0	$994,402	$872,857	$0	$81,989	$2,725,049
Philippe Hoffmann President, A&T(7)	2024	$648,422	$0	$1,071,965	$215,311	$186,344	$73,421	$2,195,463
	2023	$605,037	$0	$1,099,792	$699,143	$252,519	$66,002	$2,722,494
	2022	$536,385	$0	$994,402	$596,420	$0	$59,802	$2,187,008
Ryan Jurkovic Chief Human Resources Officer	2024	$538,000	$0	$899,075	$118,810	$0	$127,721	$1,683,606
	2023	$515,000	$0	$916,483	$442,442	$0	$119,538	$1,993,463
	2022	$493,750	$0	$828,652	$408,527	$0	$85,295	$1,816,224

(1)
For fiscal year 2024, represents the aggregate grant date fair value of RSUs and PSUs granted in fiscal year 2024, computed in accordance with FASB ASC Topic 718. The total grant date fair value of the PSUs that may be earned depending on our relative TSR remains the same whether the maximum, target, or below target performance is earned. The assumptions used in calculating the valuations are set forth in Note 22 to the Company's consolidated financial statements for fiscal year 2024 including in the Company's Annual Report 10-K, filed with the SEC on February 28, 2025.

(2)
For fiscal year 2024, represents performance-based amounts earned under our 2024 Annual Cash Incentive Plan (the EPA) as described in the CD&A under “Annual Cash Incentive Awards.” Mr. Germain and Guo deferred a portion of their EPA payments into the DCRP, which deferral will be reflected in the DCRP during fiscal year 2025. See “Non-Qualified Deferred Compensation for Fiscal Year 2024” for more information.

(3)	Reflects the aggregate change in the actuarial present value of benefits under the Constellium Basic Swiss Pension Plan for Ms. Joerg and Mr. Hoffmann.
(4)
For fiscal year 2024, payments to our NEOs included in the “All Other Compensation” column include the following: Mr. Germain – parking, car allowance ($13,800), tax services; long-term disability, life insurance, individual disability, and medical insurance premiums ($23,480); and, employer contributions to the DCRP ($247,468) and the 401(k) Plan ($22,931); Mr. Guo – car allowance ($13,800); long-term disability, life insurance, individual disability, and medical insurance premiums ($23,480); and, employer contributions to the DCRP ($29,562) and the 401(k) Plan ($31,050); Ms. Joerg – car allowance, lunch allowance, and company car ($15,736); and employer contribution to the Constellium Switzerland 1e Pension Fund (Plan 1e) ($104,936); Mr. Hoffmann – company car ($10,027); dental insurance premiums; and, employer contribution to the Constellium Switzerland 1e Pension Fund (Plan 1e) ($61,134); and, Mr. Jurkovic – parking; car allowance ($13,800); long-term disability, life insurance, individual disability, and medical insurance premiums ($23,301); and, employer contributions to the DCRP ($53,417) and the 401(k) Plan ($23,969).

(5)	Mr. Germain does not receive additional compensation to serve as an executive director.
(6)	Mr. Guo was named Chief Financial Officer effective as of April 1, 2023. Prior to April 1, 2023, Mr. Guo was not a named executive officer.
(7)
Cash payments to Ms. Joerg and Mr. Hoffmann are made in Swiss francs. All payments were converted using the average exchange rate for the applicable fiscal year of 1 CHF to 1.1363 in 2024, 1 CHF to 1.1127 USD in 2023 and 1 CHF to 1.0466 USD in 2022. The source of the exchange rate is European Central Bank.

(8)	Items in the Total column may not foot due to rounding.

FISCAL YEAR 2024 GRANTS OF PLAN BASED AWARDS
The following table specifies the grants of awards made under our cash bonus and equity incentive plans to the NEOs during and for fiscal year 2024.

		Estimated Future Payouts Under Non-Equity Incentive Plans(1)			Estimated Future Payouts Under Equity Incentive Plans(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)(4)	Grant Date Fair Value of Stock Awards ($)(5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jean-Marc Germain	—	$0	$1,561,000	$2,341,500					—
	3/14/2024							94,710	$1,877,152
	3/14/2024				46,415	185,661	371,322		$5,038,840
Jack Guo	—	$0	$486,000	$729,000					—
	3/14/2024							18,942	$375,430
	3/14/2024				9,283	37,132	74,264		$1,007,762
Ingrid Joerg	—	$0	$889,747	$1,334,620					—
	3/14/2024							16,101	$319,122
	3/14/2024				7,891	31,562	63,124		$856,593
Philippe Hoffmann	—	$0	$557,800	$836,700					—
	3/14/2024							14,680	$290,958
	3/14/2024				7,194	28,777	57,554		$781,008
Ryan Jurkovic	—	$0	$353,600	$530,400					—
	3/14/2024							12,312	$244,024
	3/14/2024				6,034	24,136	48,272		$655,051

(1)
Represents awards that could have been earned under the EPA based on performance in fiscal year 2024. For additional information, please refer to the CD&A under “Annual Cash Incentive Plan” above. Actual EPA payouts are reflected in the “Summary Compensation Table” under the “Nonequity Incentive Plan Compensation” column.

(2)
Awards made pursuant to the Constellium SE 2013 Long Term Incentive Plan. With respect to the PSUs described in footnote (3) that may be earned depending on Constellium's relative TSR, the “Threshold” column reflects the number of PSUs that will be earned if the lowest TSR performance goals are achieved, the “Target” column reflects the number of PSUs that will be earned if the TSR performance goals are achieved at target levels, and the “Maximum” column reflects the maximum number of PSUs that could be earned if the highest level of performance is achieved.

(3)
PSUs may be earned from 0% - 200% of target shares awarded based on achievement against three-year relative TSR goals measured against the companies in the S&P MidCap 400 Materials Index and the S&P SmallCap 600 Materials Index. Earned PSUs vest on the third anniversary of the grant date, subject to continued service.

(4)	RSUs cliff vest on the third anniversary of the grant date, subject to continued service.
(5)
The amounts included in this column reflect the aggregate grant date fair value of PSUs and RSUs granted to the NEOs in fiscal year 2024, computed in accordance with FASB ASC Topic 718, excluding the effect of any estimated forfeitures.

NEO Employment Arrangements
Employment Agreement with Jean-Marc Germain
Jean-Marc Germain's employment agreement is dated April 25, 2016, and provides that his annual base salary will be subject to review on an annual basis by the Board of Directors. Mr. Germain's annual base salary for 2024 was $1,115,000 and has not been raised since 2020. The employment agreement provides for a target annual bonus of 120% of base salary, with a potential maximum annual bonus of 180% of base salary. In 2022, Mr. Germain's target annual bonus was increased from 120% to 130% of base salary (equal to $1,449,500), and his potential maximum annual bonus was increased to 195% (equal to $2,174,250). In 2023, his target annual bonus was increased to 140% of base salary (equal to $1,561,000), and his potential maximum annual bonus was increased to 210% (equal to $2,341,500). Under his agreement, Mr. Germain may be granted equity compensation awards at the discretion of the Board of Directors.
Employment Agreement with Jack Guo
Jack Guo's employment agreement is dated as of March 31, 2023, and was entered into when he was promoted to Chief Financial Officer, effective April 1, 2023. The employment agreement provides for an annual base salary of $525,000 (which will be reviewed once per year commencing in 2024), a target annual bonus of 75% of base salary (equal to $393,750), and a maximum potential annual bonus which could be up to 150% of base salary. For 2023, his annual bonus was calculated based on (i) his prior position held from January 1 to March 31, and (ii) his position and compensation as Chief Financial Officer held from April 1 to December 31, 2023. Mr. Guo may be granted equity compensation awards at the discretion of the Board of Directors. Effective April 1, 2024, Mr. Guo's annual base salary was increased by 3% to $540,000. His annual target bonus was 90% of his base salary (equal to $486,000), with a maximum potential annual bonus of 135% of base salary ($729,000).
Offer and Promotion Letters with Ingrid Joerg
Ingrid Joerg originally entered into an offer letter on December 15, 2014, in connection with her commencement of employment with Constellium. On July 24, 2023, she entered into an addendum to her offer letter when she was promoted to Executive Vice President and Chief Operating Officer, BU President for Packaging & Automotive Rolled Products and Interim President of Automotive Structures & Industry, effective September 1, 2023, which provides that her annual base salary is CHF 850,000 per year, a target annual bonus of 90% of base salary (equal to CHF 765,000), and a maximum annual bonus of 135% of base salary (equal to CHF 1,147,500). Effective April 1, 2024, Ms. Joerg's annual base salary was increased by 2% to CHF 870,012. Her annual target bonus was 90% of her base salary (equal to CHF 783,011), with a maximum potential annual bonus of 135% of base salary (CHF 1,174,516). Under her agreement, Ms. Joerg may be granted equity compensation awards at the discretion of the Board of Directors.
Offer Letter with Phillippe Hoffmann
Phillippe Hoffmann entered into an offer letter on October 1, 2020, in connection with his continued employment with Constellium, which provides that his annual base salary will be CHF 475,000 per year, a target annual bonus of 85% of base salary (equal to CHF 403,750). Effective April 1, 2024, Mr. Hoffmann's annual base salary was increased by 5% from CHF 550,008 to CHF 577,512. His annual target bonus was 85% of his base salary (equal to CHF 490,885), with a maximum potential annual bonus of 127.5% of base salary (CHF 736,328). Mr. Hoffmann may be granted equity compensation awards at the discretion of the Board of Directors.
Employment Agreement with Ryan Jurkovic
Ryan Jurkovic's employment agreement is dated as of September 31, 2016, and was effective as of November 2, 2016. The employment agreement provides for an annual base salary of $400,000 (which will be reviewed once per year), a target annual bonus of 60% of base salary (equal to $240,000), and a maximum potential annual bonus of 90% of base salary (equal to $360,000). Under his agreement, Mr. Jurkovic may be granted equity compensation awards at the discretion of the Board of Directors. Effective April 1, 2024, Mr. Jurkovic's annual base salary was increased by 5% from $520,000 to $544,000. His annual target bonus was 65% of his base salary (equal to $353,600), with a maximum potential annual bonus of 97.5% of base salary (equal to $530,400).

OUTSTANDING EQUITY AWARDS AT 2024 FISCAL YEAR END
The following table sets forth certain information with respect to outstanding stock awards granted to our NEOs as of fiscal year end. As of December 31, 2024, we have not granted stock options.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Yet Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Yet Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Yet Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units, or Other Rights That Have Not Yet Vested ($)(2)
Jean-Marc Germain	3/14/2024	94,710	$972,672
	3/14/2024			371,322	$3,813,477
	3/9/2023	106,438	$1,093,118
	3/9/2023			417,306	$4,285,733
	3/10/2022	81,037	$832,250
	3/10/2022			317,716	$3,262,943
Jack Guo	3/14/2024	18,942	$194,534
	3/14/2024			74,264	$762,691
	3/9/2023	19,352	$198,745
	3/9/2023			75,874	$779,226
Ingrid Joerg	3/14/2024	16,101	$165,357
	3/14/2024			63,124	$648,283
	3/9/2023	18,143	$186,329
	3/9/2023			71,132	$730,526
	7/10/2023	56,301	$578,211
	3/10/2022	14,231	$146,152
	3/10/2022			55,794	$573,004
Philippe Hoffmann	3/14/2024	14,680	$150,764
	3/14/2024			57,554	$591,080
	3/9/2023	18,143	$186,329
	3/9/2023			71,132	$730,526
	3/10/2022	14,231	$146,152
	3/10/2022			55,794	$573,004
Ryan Jurkovic	3/14/2024	12,312	$126,444
	3/14/2024			48,272	$495,753
	3/9/2023	15,119	$155,272
	3/9/2023			59,276	$608,765
	3/10/2022	11,859	$121,792
	3/10/2022			46,494	$477,493

(1)	RSUs cliff vest on the third anniversary of the grant date, subject to continued service.
(2)	Amounts reported are based on the closing price of our ordinary shares on the NYSE as of December 31, 2024, the last trading day of our fiscal year, of $10.27 per share.
(3)
Annual PSUs may be earned from 0% - 200% of target shares awarded based on achievement against three-year relative TSR goals measured against the companies in the S&P MidCap 400 Materials Index and the S&P SmallCap 600 Materials Index. Earned PSUs vest on the third anniversary of the grant date, subject to continued service. The number of shares presented for PSUs assume achievement at maximum performance as described under the section titled “2024 Equity Grants” in the CD&A.

STOCK VESTED IN FISCAL YEAR 2024
The following table summarizes the number of RSUs and PSUs that were acquired upon vesting and the value realized upon such vesting for each of the NEOs during fiscal year 2024.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jean-Marc Germain	357,070	$7,212,814
Jack Guo	13,002	$262,640
Ingrid Joerg	62,546	$1,263,429
Philippe Hoffmann	62,546	$1,263,429
Ryan Jurkovic	51,010	$1,030,402

PENSION BENEFITS FISCAL YEAR 2024

Name	Plan	Number of Years Credited Service ($)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Ingrid Joerg	Constellium Group Switzerland Pension Fund (Basic Plan)	9.80	$1,389,512	$0
Philippe Hoffmann	Constellium Group Switzerland Pension Fund (Basic Plan)	10.50	$1,681,743	$0

(1)	Years of credited service represent seniority within Constellium. They do not affect the calculation of benefits under the Basic Plan.
(2)	The amounts in the table were calculated in Swiss francs and converted to U.S. dollars using the average exchange rate for 2024 (1 CHF to 1.1363 USD).
Ms. Joerg and Mr. Hoffmann participate in the Constellium Group Switzerland Pension Fund (Basic Plan) within FCT (Trianon Collective Foundation), a cash balance-based pension arrangement, under which Constellium contributes an annual amount on behalf of each participant based on such participant’s salary, bonus and age. Participants must also make contributions based on their salary, bonus and age. The annual post-retirement benefit under the Swiss Basic Pension Plan is calculated as a percentage of the accumulated capital in the Basic Plan for the employee at the time the employee retires. In the event the employee retires earlier than the regular retirement age of 65, the percentage is reduced. Subject to certain conditions, participants may elect to receive pension benefits entirely or partially in a lump sum; any funds taken as a lump sum reduce the remaining capital and, as a result, the amount of the annual payments. Because of the way benefits are calculated under the Basic Plan, it is not possible to express the pension benefits as a percentage of the last or an average salary.

NON-QUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2024
The following table shows the non-qualified deferred compensation activity for each of the NEOs during fiscal year 2024. The DCRP is described in the CD&A under “Retirement Benefits.”

Name	Executive Contributions In Last FY ($)(1)	Company Contributions In Last FY ($)(2)	Aggregate Earnings In Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance At Last FYE ($)(4)
Jean-Marc Germain	$1,763,384	$247,678	$270,721	$0	$3,464,173
Jack Guo	$0	$29,562	$13,036	$0	$163,395
Ingrid Joerg	—	—	—	—	—
Philippe Hoffmann	—	—	—	—	—
Ryan Jurkovic	$0	$53,417	$21,269	$0	$330,660

(1)	Amounts represent the portion of the EPA award that each executive deferred during fiscal year 2024 (in respect of fiscal year 2023 compensation).
(2)
Represents Constellium's restoration contributions under the DCRP that funded in fiscal year 2024 (in respect of fiscal year 2023 compensation). These contributions are also reported in the “Summary Compensation Table” under the “All Other Compensation” column.

(3)	None of the amounts shown in this column are included in the “Summary Compensation Table” because they are not preferential or above-market.
(4)
None of the amounts in this column were previously reported in the Summary Compensation Table for prior fiscal years as this is the first year that Constellium has disclosed a Summary Compensation Table, however, a portion of the amounts in this column reflect executive and Company contributions for years prior to fiscal year 2024.

Earnings on amounts contributed to the DCRP, like our 401(k) plan, are based on participant selections among the deemed investment options selected by Constellium that are similar to those provided under the 401(k) plan. Benefits under the DCRP are unsecured and are general assets of Constellium. Participants are generally eligible to receive payment (or commence payment, as applicable) of their vested benefit as soon as practicable after July 1st of the year following their year of termination, with respect to employee contributions, on or about July 1st of the year specified by the participant, or at a later date if necessary to comply with Section 409A of the Internal Revenue Code. Participants may elect to receive their payments in a lump sum or in installments.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT
OR CHANGE IN CONTROL
NEO Employment Arrangements
In general, Constellium may terminate its officers' employment or services for “cause” upon advance written notice, without compensation, for certain acts of the officer. Each officer may terminate his or her employment at any time upon advance written notice to Constellium. In the event that the officer's employment or services is terminated by Constellium without “cause” or by him or her for “good reason,” the officer may be entitled to certain payments as provided by applicable laws or collective bargaining agreements or as otherwise provided under the applicable employment agreements or offer letters as described below. Except for the foregoing, our officers are not entitled to any severance payments upon the termination of their employment or services for any reason. Mr. Hoffmann's offer letter does not provide for any severance benefits.
Employment Agreement with Jean-Marc Germain
Under Jean-Marc Germain's employment agreement, if Mr. Germain is terminated without “cause” or he resigns for “good reason” (each as defined in the employment agreement), he will be entitled to receive, subject to his execution and non-revocation of a release of claims, cash severance equal to one time (or two times if such termination occurs within the 12-month period following a “change in control” (as defined in the employment agreement)) the sum of his annual base salary and target annual bonus, payable in installments. The employment agreement also includes perpetual confidentiality and mutual non-disparagement covenants and 12-month post-termination non-competition and non-solicitation covenants.
Employment Agreements with Jack Guo and Ryan Jurkovic
Under each of Jack Guo and Ryan Jurkovic's employment agreements, if they are terminated without “cause” or resign for “good reason” (each as defined in the employment agreement), they will be entitled to receive, subject to execution and non-revocation of a release of claims, (a) cash severance in an amount equal to the sum of their respective annual base salary and target annual bonus, payable in equal installments over 12 months, and (b) up to six months of COBRA coverage paid by Constellium. Both of the employment agreements also include a perpetual confidentiality covenant and 12-month post-termination non-competition and non-solicitation covenants. If Mr. Guo or Mr. Jurkovic's employment is terminated without “cause”, they will be offered an additional amount equal to 50% of the sum of their respective annual base salary and target annual bonus paid in the 12 months prior to termination, to be paid in installments, in consideration for agreeing to not compete.
Offer and Promotion Letters with Ingrid Joerg
Under Ingrid Joerg's offer letter, as amended to date, if Ms. Joerg is terminated without “cause” or she resigns for “good reason” (each as defined in the offer letter), she will be entitled to receive severance equal to 12 months of her current annual base salary. Her initial employment contract also includes a perpetual confidentiality covenant and 18-months post-termination non-competition and non-solicitation covenants. If Ms. Joerg's employment is terminated without “cause” or she resigns and Constellium decides to apply the aforementioned restrictive covenants, Ms. Joerg will be offered an additional amount equal to (a) in the case of her resignation, 50% of her average compensation (including annual base salary, annual bonus award, if any, and afferent vacation pay paid to her in the 12 months prior to her termination), or (b) in the case of her termination without “cause”, 60% of her average compensation (including gross base salary, annual bonus award, if any, and afferent vacation pay paid to her in the 12 months prior to her termination), in each case paid in installments in consideration for her agreeing to not compete.
Treatment of Outstanding Equity Awards as of December 31, 2024
The terms of the applicable RSU and PSU award agreements provide for the following treatment of unvested equity awards in connection with qualifying terminations of employment or a change in control. Outstanding RSUs and PSUs are subject to full, immediate vesting, based on target performance in the case of PSUs, upon a participant's death; full, continued vesting, based on actual performance in the case of PSUs, upon a participant's permanent disability; and, pro-rata, continued vesting, based on actual performance in the case of PSUs, upon a participant's retirement (none of the NEOs are currently retirement eligible). Upon a change in control (as defined under the applicable award agreements), RSUs and PSUs convert into cash obligations, with PSUs converting at the higher of target and actual performance as of the change in control, and the converted cash obligations remain subject to continued service through the original vesting date, provided that if a participant is terminated without “cause” or for “good reason”) (as defined under the applicable award agreements), the cash obligations vest in full upon such termination.
Quantification of Payments upon Termination or Change in Control
The following table provides information regarding certain potential payments that would have been made to the NEOs if the triggering event occurred on December 31, 2024, given compensation and service levels as of that date and, where applicable, based on the closing market price per share of the Company's ordinary shares on the last trading day of the fiscal year ($10.27 on December 31, 2024). Amounts actually received upon the occurrence of a triggering event will vary based on factors such as the timing during the year of such event the market price of the Company's ordinary shares, and the officer's compensation level.

		Prior to Change in Control	After a Change in Control
Name	Type of Payment	Involuntary Termination W/o Cause or w/ Good reason ($)	Involuntary Termination W/o Cause or w/ Good reason ($)	Death ($)	Disability ($)
Jean-Marc Germain	Cash Severance	$2,676,000	$5,352,000	—	—
	RSUs Unvested	—	$2,898,040	$2,898,040	$2,898,040
	PSUs Unvested(2)	—	$5,681,076	$5,681,076	$5,681,076
	Total	$2,676,000	$13,931,116	$8,579,116	$8,579,116
Jack Guo	Cash Severance(1)	$1,026,000	$1,026,000	—	—
	RSUs Unvested	—	$393,279	$393,279	$393,279
	PSUs Unvested(2)	—	$770,959	$770,959	$770,959
	Continued Health(3)	$11,975	$11,975	—	—
	Total	$1,037,975	$2,202,213	$1,164,238	$1,164,238
Ingrid Joerg	Cash Severance(1)	$988,607	$988,607	—	—
	RSUs Unvested	—	$1,076,050	$1,076,050	$1,076,050
	PSUs Unvested(2)	—	$975,907	$975,907	$975,907
	Total	$988,607	$3,040,564	$2,051,956	$2,051,956
Philippe Hoffmann	Cash Severance	—	—	—	—
	RSUs Unvested	—	$483,245	$483,245	$483,245
	PSUs Unvested(2)	—	$947,305	$947,305	$947,305
	Total	$0	$1,430,549	$1,430,549	$1,430,549
Ryan Jurkovic	Cash Severance(1)	$897,600	$897,600	—	—
	RSUs Unvested	—	$403,508	$403,508	$403,508
	PSUs Unvested(1)	—	$791,006	$791,006	$791,006
	Continued Health(3)	$11,884	$11,884	—	—
	Total	$909,484	$2,103,998	$1,194,514	$1,194,514

(1)	Cash severance amounts exclude potential additional payments in respect of restrictive covenant agreements, as described above for Messrs. Guo and Jurkovic and Ms. Joerg.
(2)
PSU calculations, in each case, assume target performance. As described above, upon a termination following a change in control, PSU payouts are based on the greater of target or actual performance as of the change in control, and upon a termination due to permanent disability, PSU payouts will be based on actual performance at the end of the vesting period.

(3)
Continued health payment represents 6 months of COBRA coverage for Mr. Guo if health care continuation coverage is elected. For Mr. Jurkovic continued health includes 6 months of medical, dental and vision care at Constellium’s expense.

PAY RATIO
For the year ended December 31, 2024, the annual total compensation of Mr. Germain was $8,881,752 and the annual total compensation of the median employee was approximately $64,540. We estimate the resulting ratio of the annual total compensation of our CEO for 2024 to the median of the annual total compensation of all our employees (other than Mr. Germain) for 2024 to be 138:1. The ratio is calculated in a manner intended to be consistent with Item 402(u) of Regulation S-K.
In determining the median employee in 2024, we used December 31, 2024, as the determination date and the total cash compensation from our payroll records as our consistently applied compensation measure. We converted the pay for our non-U.S. employees to U.S. dollars. In accordance with the SEC rules, we excluded all employees in certain non-US jurisdictions that in total constituted less than 5% of our total headcount. The excluded employees were in Mexico (55 employees), China (256 employees) and Canada (99 employees). As of December 31, 2024, we had a total of 11,793 employees worldwide. We excluded 410 employees, resulting in an employee population of 11,382 for purposes of this computation.
The ratio presented above is a reasonable estimate calculated in a manner intended to be consistent with Item 402(u) of Regulation S-K. The SEC's rules for identifying the median employee and calculating the pay ratio based on that employee's annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own ratios.

PAY VERSUS PERFORMANCE
The following table presents information about the relationship between executive “compensation actually paid” (or “CAP”) to the Company's principal executive officer (“PEO”) and non-PEO Named Executive Officers (the “Non-PEO NEOs”) and certain aspects of the financial performance of the Company. The Human Resources Committee does not utilize CAP as the basis for recommending compensation decisions to the Board of Directors. For further information concerning our compensation philosophy and how we align executive compensation with our performance, please see our “Compensation Discussion & Analysis.”

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(3) (4)	Value of Initial Fixed $100 Investment Based On:		Company Net Income ($M)(7)	EPA Adjusted EBITDA ($M)(8)
					Company TSR(5)	Index TSR(6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	8,881,752	(6,235,444)	2,210,067	(198,956)	$57	$110	$60	$587
2023	9,962,993	23,041,552	2,782,785	4,450,187	$111	$110	$157	$756
2022	8,939,010	(3,430,929)	2,607,284	216,040	$66	$93	$315	$707

(1)
The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Jean-Marc Germain (our PEO) for each corresponding year in the “Total” column of the “Summary Compensation Table for 2024.”

(2)
The dollar amounts reported in column (c) represent the amount of CAP for Mr. Germain for each corresponding year, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts reported do not reflect the actual amount of compensation earned by or paid to Mr. Germain during the applicable year. As computed in accordance with Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Germain’s total compensation for each year to determine the CAP values for Mr. Germain:

Year	SCT Total for CEO	Minus SCT Change in Pension Value for CEO	Plus Pension Value Service Cost	Minus SCT Equity for CEO	Plus (Minus) EOY Fair Value of Equity Awards Granted During Fiscal Year that are Outstanding and Unvested at EOY	Plus (Minus) Change from BOY to EOY in Fair Value of Awards Granted in Any Prior Fiscal Year that are Outstanding and Unvested at EOY	Plus (Minus) Change in Fair Value from BOY to Vesting Date of Awards Granted in Any Prior Fiscal Year that Vested During the Fiscal Year	CEO CAP
2024	$8,881,752	$0	$0	$6,915,992	$1,192,474	($9,595,771)	$202,093	($6,235,444)
2023	$9,962,993	$0	$0	$6,452,077	$8,989,200	$ 7,431,950	$3,109,486	$ 23,041,552
2022	$8,939,010	$0	$0	$5,662,557	$2,453,831	($9,573,067)	$411,854	($3,430,929)

(3)	Reflects compensation amounts reported for the non-PEO NEOs, in the Summary Compensation Table, who were as follows:

2024	2023	2022
Jack Guo	Jack Guo	Peter Matt
Ingrid Joerg	Ingrid Joerg	Ingrid Joerg
Phillipe Hoffman	Phillipe Hoffman	Phillipe Hoffman
Ryan Jurkovic	Ryan Jurkovic	Ryan Jurkovic

(4)
The dollar amounts reported in column (e) represent the amount of CAP for the non-PEO NEOs, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts reported do not reflect the actual amount of compensation earned by or paid to these executive officers during the applicable year. As computed in accordance with Item 402(v) of Regulation S-K, the following adjustments were made to the non-PEO NEOs’ total compensation for each year to determine the compensation actually paid:

Year	SCT Total for Average Other NEOs	Minus SCT Change in Pension Value for Average Other NEOs	Plus Pension Value Service Cost	Minus SCT Equity for Average Other NEOs	Plus (Minus) EOY Fair Value of Equity Awards Granted During Fiscal Year that are Outstanding and Unvested at EOY	Plus (Minus) Change from BOY to EOY in Fair Value of Awards Granted in Any Prior Fiscal Year that are Outstanding and Unvested at EOY	Plus (Minus) Change in Fair Value from BOY to Vesting Date of Awards Granted in Any Prior Fiscal Year that Vested During the Fiscal Year	Average Other NEOs CAP
2024	$2,210,067	($94,505)	$11,769	$1,132,487	$394,237	($1,614,630)	$26,593	($198,956)
2023	$2,782,785	($104,288)	$10,166	$1,311,430	$1,774,887	$ 995,469	$302,598	$ 4,450,187
2022	$2,607,284	$0	$11,797	$1,187,029	$529,669	($1,818,052)	$72,371	$ 216,040

(5)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement periods (beginning on December 31, 2021 and ending on December 31 of 2022, 2023, and 2024, respectively) determined in accordance with Item 402(v) of Regulation S-K, assuming dividend reinvestment, and the difference between Constellium’s ordinary share price at the end and the beginning of the measurement periods by Constellium’s ordinary share price at the beginning of the measurement period.

(6)
Reflects total shareholder return indexed to $100 for the S&P 600 Materials Index (“Peer Group TSR”), which is an industry line peer group reported for the year ended December 31, 2024, and assuming reinvestment of all dividends, where applicable.

(7)	The dollar amounts reported represent the amount of net income (in millions) under U.S. GAAP reflected in Constellium’s 10-K filed on February 28, 2025.
(8)
We determined EPA Adjusted EBITDA is the “company-selected measure” (as previously defined). EPA Adjusted EBITDA is a non-GAAP measure and as previously disclosed in “Compensation Discussion and Analysis—Elements of Executive Compensation” was set in euros and under IFRS. For fiscal years 2024, 2023, and 2022, the EPA Adjusted EBITDA were respectively €542, €699 and €673 respectively. In fiscal year 2023, for the purposes of EPA payout calculations, an adjustment of €13.8 was made to the company EPA Adjusted EBITDA of €713, resulting in EPA Adjusted EBITDA of €699. The column reflects the EPA Adjusted EBITDA converted from EUR to USD using the average exchange rate for the respective years (1 euro to 1.0821 USD in fiscal year 2024; 1 euro to 1.0810 USD in FY23; and 1 euro to 1.507 USD in FY22). The rates are sourced from European Central Bank. The numbers as presented in the table use actual figures and not rounded figures.

RELATIONSHIP BETWEEN COMPENSATION ACTUALLY PAID DISCLOSED IN THE PAY VERSUS PERFORMANCE TABLE, AND OTHER TABLE ELEMENTS
The graphs below illustrate the relationship between our TSR and the Peer Group TSR, as well as the relationship between CAP and our TSR for the PEO and non-PEO NEOs. For reference, Summary Compensation Table total compensation values for each year are also shown. As the graphs below illustrate, CAP amounts for our PEO and other NEOs are generally aligned with the Company’s TSR. The graph below also illustrates the relationship between our TSR and the Peer Group TSR.

CAP & Total Shareholder Return
PEO CAP
Avg. Non-PEO NEOs CAP
CSTM TSR
S&P 600 Materials
Total Shareholder Return (TSR)
120
100
80
60
40
20
0
Compensation Actually Paid ($ millions)
$25.0
$20.0
$15.0
$10.0
$5.0
$0.0
($5.0)
($10.0)
$100
$66
$93
$23.0
$4.5
$111
$110
$110
$57
$0.2
($3.4)
($6.2)
($0.2)
FY2022
FY2023
FY2024

CAP vs EPA Adjusted EBITDA
PEO CAP
Avg. Non-PEO NEOs CAP
Adj. EBITDA
$900
$700
$500
$300
$100
($100)
($300)
EPA Adj. EBITDA ($ millions)
$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$0.0
($5.0)
($10.0)
Compensation Actually Paid ($ millions)
$707
$756
$587
$23.0
$4.5
$0.2
($3.4)
($6.2)
($0.2)
FY2022
FY2023
FY2024

CAP vs GAAP Net Income
PEO CAP
Avg. Non-PEO NEOs CAP
GAAP Net Income
$450.0
$350.0
$250.0
$150.0
$50.0
($50.0)
($150.0)
GAAP Net Income ($ millions)
$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$0.0
($5.0)
($10.0)
Compensation Actually Paid ($ millions)
$315.0
$0.2
($3.4)
$23.0
$157.0
$4.5
$60.0
($0.2)
($6.2)
FY2022
FY2023
FY2024

TABULAR LIST OF CONSTELLIUM'S MOST IMPORTANT METRICS THAT LINK COMPENSATION ACTUALLY PAID TO THE PEO AND OTHER NEOS
The following table identifies the most important financial performance measures used to link the Compensation Actually Paid to our PEO and non-PEO NEOs in 2024 to company performance. The role of each of these performance measures on our Named Executive Officers' compensation is discussed in “Compensation Discussion and Analysis” above.

EPA Adjusted EBITDA
EPA Adjusted Free Cash Flow
Relative Total Shareholder Return vs. S&P SmallCap 600 Materials Index and S&P MidCap 400 Materials Index

NON- EXECUTIVE DIRECTOR COMPENSATION
The Human Resources Committee reviews the compensation of, and reimbursement policies for members of the Board. In reviewing non-executive director compensation, the Human Resources Committee considers market factors, general industry trends, and peer benchmarking with external compensation consultants.
For fiscal year 2024, non-executive director fees consisted of: (i) annual retainer fees, (ii) committee membership fees, (iii) committee chair fees, and (iv) cash paid in lieu of the former annual RSU grant. The revised fees remain within the overall limit of annual fixed fees of the non-executive directors which was approved by shareholders in 2021.
The non-executive director Board fees applicable for fiscal year 2024 were as follows:
Annual Retainer
•	an annual fee of $86,568 for each non-executive director
•	an additional annual fee of $54,105 for the Chairman of the Board
Audit Committee
•	an annual fee of $14,067 for members of the Audit Committee
•	an additional annual fee of $21,642 for the Chair of the Audit Committee
Human Resources Committee
•	an annual fee of $10,821 for members of the Human Resources Committee
•	an additional annual fee of $16,232 for the Chair of the Human Resources Committee
Nominating and Governance Committee
•	an annual fee of $9,739 for members of the Nominating and Governance Committee
•	an additional annual fee of $11,903 for the Chair of the Nominating and Governance Committee
Safety and Sustainability Committee
•	an annual fee of $9,739 for members of the Safety and Sustainability Committee
•	an additional annual fee of $11,903 for the Chair of the Safety and Sustainability Committee
Cash paid in lieu of the former annual RSU grant
•	annual cash of $190,000 for the Chairman of the Board
•	annual cash of $110,000 for our other non-executive directors
Upon the change in domicile to France, the equivalent of the RSU grant that had been previously granted on an annual basis was replaced with quarterly cash payments, starting in the third quarter of 2020, due to French law requirements. Cash payments in lieu of RSU grants are intended to be utilized by non-executive directors to purchase company stock.
The non-executive directors of the Board have not entered into any service contracts with the Company that provide either for benefits upon termination of employment or pension-related benefits.
In December 2021, as required by French law, two employees joined the Board as non-executive directors representing the employees, one of whom is based in Germany as a Sustainability Manager (designated to the Board by the European Works Council) and the other one in France as an Engineering Project Manager (designated to the Board by the French Group Works Council). The employee directors do not receive additional compensation as directors.

FISCAL YEAR 2024 DIRECTOR COMPENSATION
The following table sets forth the remuneration paid during our 2024 fiscal year to our non-executive directors:

Name	Fees Earned or Paid in Cash ($)(1)	All Other Compensation ($)(2)	Total ($)(3)
Isabelle Boccon-Gibod	$109,292	$109,266	$218,558
Michiel Brandjes	$117,949	$109,266	$227,215
Martha Brooks	$123,360	$109,266	$232,626
Christine Browne	$65,527	$64,254	$129,781
Jean-Christophe Deslarzes	$161,233	$188,732	$349,965
John Ormerod	$122,277	$109,266	$231,543
Jean-Philippe Puig	$107,128	$109,266	$216,394
Lori A. Walker	$132,016	$109,266	$241,282
Jean Francois Verdier(4)	—	—	—
Wiebke Weiler(4)	—	—	—
Emmanuel Blot(5)	—	—	—

(1)	Fees earned are paid in euros. The table above displays fees converted from euros to U.S. dollars using average exchange rate for fiscal year 2024 of 1 euro to 1.0821 U.S. dollars.
(2)
The column reflects cash paid in lieu of RSU grants which are paid in euros. The column reflects euros converted to U.S. dollars using the average exchange rate for fiscal year 2024 of 1 euro to 1.0821 U.S. dollars.

(3)	The total non-executive director compensation consists of fees paid in cash and cash paid in lieu of former RSU grants.
(4)
Both of the non-executive employee directors had and continue to have employee contracts with subsidiaries of the Company and are paid remuneration in line with market practices and in accordance with their positions as employees. They do not receive any fees for their services as non-executive employee directors.

(5)	Mr. Blot does not receive any fees for his services as a non-executive director.
Share Ownership Guidelines for Non-Executive Directors
In 2019, we adopted SOGs for our non-executive directors to further encourage minimum levels of ownership and to foster additional alignment between the non-executive directors and shareholder interests (the SOGs do not apply to Mr. Verdier, Ms. Weiler and Mr. Blot, who do not receive compensation in respect of their services as non-executive directors).
In 2023, we raised the SOGs for our non-executive directors. They are required to hold $400,000 ($650,000 for the Chairman of the Board) in Constellium shares.
The SOGs give the non-executive directors five years to achieve guideline levels of ownership.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The members of the Human Resources Committee--which has oversight over compensation matters--were Martha Brooks (Chair), Jean-Christophe Deslarzes, and Jean-Phillipe Puig. During fiscal year 2024, no member of the Human Resources Committee was an employee, officer, or former officer of Constellium SE or any of its subsidiaries or had any relationships requiring disclosure by us under the rules of the SEC with respect to certain relationships and related-party transactions. During fiscal year 2024, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on the Company's Board of Directors or Human Resources Committee.
AUDIT COMMITTEE REPORT
As the Audit Committee of the Board of Directors, we are composed of independent directors as required by, and in compliance with, the listing standards of the NYSE. We operate pursuant to a written Audit Committee charter adopted by the Board of Directors. Following is the report of the Audit Committee with respect to the Company's audited 2024 consolidated financial statements prepared under U.S. GAAP.
As set forth in the Audit Committee Charter, the Audit Committee is directly responsible for the appointment and retention of the independent auditors. The Audit Committee is directly responsible for the compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditors report directly to the Audit Committee.
It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and in accordance with U.S. GAAP or applicable rules and regulations. It is the responsibility of management to prepare the Company's financial statements and to develop and maintain adequate systems of internal accounting and financial controls.
In the absence of their possession of a reason to believe that such reliance is unwarranted, the members of the Audit Committee necessarily rely on the information or documentation provided to them by, and on the representations made by, management or other employees of the Company, the independent registered public accounting firm, and/or any consultant or professional retained by the Audit Committee, the Board of Directors, management or by any board committee. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has applied U.S. GAAP appropriately or maintained appropriate internal controls and disclosure controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee's authority and oversight responsibilities do not independently assure that the audits of the financial statements have been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) or that the financial statements are presented in accordance with U.S. GAAP.
Review with Management and Independent Registered Public Accounting Firm. The Audit Committee reviewed and discussed the audited consolidated financial statements for 2024 prepared under U.S. GAAP, with management and the Company's independent registered public accounting firm for 2024, PricewaterhouseCoopers. The Audit Committee also discussed with PricewaterhouseCoopers the matters required to be discussed by the applicable requirements of the PCAOB and the SEC, including, among other items, matters related to the conduct of the audit of the consolidated financial statements by the independent registered public accounting firm and its audit of the effectiveness of internal control over financial reporting pursuant to Section 404. PricewaterhouseCoopers provided to the audit committee the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent accountant's communications with the audit committee concerning independence, and the Audit Committee discussed with PricewaterhouseCoopers the latter's independence, including whether its provision of non-audit services compromised such independence.
Conclusion of the Audit Committee. Based upon the reviews and discussions referred to above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on February 28, 2025.
Submitted by the Audit Committee of the Board of Directors:
Lori Walker (Chair)
Isabelle Boccon-Gibod
John Ormerod

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PricewaterhouseCoopers Audit has served as our independent registered public accounting firm for each of the fiscal years in the three-year period ended December 31, 2024.
The following table sets out the aggregate fees for professional services and other services rendered to us by PricewaterhouseCoopers in the years ended December 31, 2024, and 2023, and breaks down these amounts by category of service:

	For the year ended December 31,
( in thousands of U.S. dollars)	2024	2023
Audit fees	6,738	5,040
Audit-related fees	253	114
Tax fees	293	316
All other fees	5	5
Total(1)	7,289	5,475

(1)	Including out-of-pocket expenses amounting to $201,000 and $200,000 for the years ended December 31, 2024 and 2023, respectively.
Audit Fees
Audit fees consist of fees related to the annual audit of our Consolidated Financial Statements, and our statutory financial statements, the audit of the statutory financial statements of our subsidiaries, other audit or interim review services provided in connection with statutory and regulatory filings or engagements.
Audit-Related Fees
Audit-related fees consist of fees rendered for assurance and related services that are reasonably related to the performance of the audit or review of the company's financial statements, or that are traditionally performed by the independent auditor, and include consultations concerning financial accounting and reporting standards; advice and assistance in connection with local statutory accounting requirements and due diligence related to acquisitions or disposals.
Tax Fees
Tax fees relate to tax compliance, including the preparation of tax returns and assistance with tax audits in the U.S. exclusively.
Pre-Approval Policies and Procedures
The advance approval of the Audit Committee or members thereof, to whom approval authority has been delegated, is required for all audit and non-audit services provided by our auditors.

OWNERSHIP OF SECURITIES
The following table sets forth information with respect to beneficial ownership of our ordinary shares as of March 31,2025 (unless otherwise indicated) for: (i) each beneficial owner of more than 5% of our outstanding ordinary shares, (ii) each of our directors, (iii) each of our Named Executive Officers; and (iv) all of our executive officers and directors as a group. Each person listed in the following table had sole voting and investment power of the shares shown, except as noted in the footnotes below. The beneficial ownership percentages have been calculated based on the total number of ordinary shares outstanding as of March 31, 2025. A person is also considered the beneficial owner of shares to which that person has the right to acquire beneficial ownership within 60 days.

Name of beneficial owner of ordinary shares	Amount and Nature of Beneficial Ownership	As a percentage of the Total Ordinary Shares Outstanding
5% Shareholders
T. Rowe Price Investment Management, Inc.	19,828,738(1)	13.8%
FMR LLC	14,643,776(2)	10.2%
Caisse des Dépôts (f/k/a Caisse des Dépôts et Consignations), Bpifrance Participations S.A., Bpifrance S.A. (f/k/a BPI-Groupe), EPIC Bpifrance (f/k/a EPIC BPI-Groupe)	12,593,903(3)	8.8%
BlackRock, Inc.	12,439,991(4)	8.7%
Directors
Michiel Brandjes	52,000(5)	*
John Ormerod	32,873(6)	*
Lori A. Walker	35,044(7)	*
Martha Brooks	211,741(8)	*
Isabelle Boccon-Gibod	33,000(9)	*
Jean-Christophe Deslarzes	29,935(10)	*
Jean-Philippe Puig	23,600(11)	*
Jean-François Verdier	41(12)	*
Wiebke Weiler	—(13)
Emmanuel Blot	—(14)
Named Executive Officers
Jean-Marc Germain	1,667,762(15)	1.1%
Jack Guo	74,492(16)	*
Ingrid Joerg	186,691(17)	*
Philippe Hoffmann	135,425(18)	*
Ryan Jurkovic	130,739(19)	*
All executive officers and directors as a group (21 people)	2,927,265(20)	2.0%

As of March 31, 2025, there are 142,917,999 shares outstanding.
*	Indicates ownership of less than 1% of the total outstanding shares
(1)
This information is based on a Schedule 13G/A filed with the SEC on February 14, 2025 reporting beneficial ownership as of December 31, 2024. T. Rowe Price Investment Management, Inc. has sole dispositive power with respect to 19,828,738 ordinary shares and sole voting power with respect to 19,773,586 ordinary shares. The principal business address of T. Rowe Price Investment Management, Inc. is 100 E. Pratt Street, Baltimore, MD 21201.

(2)
This information is based on a Schedule 13G/A filed with the SEC on February 9, 2024 reporting beneficial ownership as of December 29, 2023. FMR LLC has sole dispositive power with respect to 14,643,776 ordinary shares and sole voting power with respect to 14,642,537 ordinary shares. The principal business address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(3)
This information is based on a Schedule 13D/A filed with the SEC on June 6, 2024 reporting beneficial ownership as of June 5, 2024. Bpifrance Participations S.A. (“BPI”) holds directly 12,593,903 ordinary shares of the Company. As of the date listed above, neither Bpifrance S.A., Caisse des Dépôts (“CDC”) nor EPIC Bpifrance (“EPIC”) holds any ordinary shares directly. Bpifrance S.A. may be deemed to be the beneficial owner of 12,593,903 ordinary shares of the Company, indirectly through its sole ownership of BPI. CDC and EPIC may be deemed to be the beneficial owners of 12,593,903 ordinary shares of the Company, indirectly through their joint ownership and control of Bpifrance S.A. The principal address for CDC is 56, rue de Lille, 75007 Paris, France and for BPI, Bpifrance S.A. and EPIC is 27-31 avenue du Général Leclerc, 94710 Maisons-Alfort Cedex, France.

(4)
This information is based on a Schedule 13G filed with the SEC on November 8, 2024 reporting beneficial ownership as of September 30, 2024. BlackRock, Inc. has sole dispositive power with respect to 12,439,991 ordinary shares and sole voting power with respect to 12,314,920 ordinary shares. The principal business address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(5)	Consists of 52,000 ordinary shares held directly by Mr. Brandjes.
(6)	Consists of 32,873 ordinary shares held indirectly by Mr. Ormerod in a self-employed pension trust.
(7)	Consists of 35,044 ordinary shares held directly by Ms. Walker.
(8)
Consists of 211,741 ordinary shares, including: (i) 97,741 shares held directly by Ms. Brooks, as well as 22,000 shares held indirectly by Ms. Brooks in her husband's brokerage account for which she is the beneficiary, and (ii) 92,000 ordinary shares indirectly held by Ms. Brooks through a family limited partnership for which she has shared voting power and shared dispositive power. Out of the 92,000 shares held by Ms. Brooks through the family limited partnership, Ms. Brooks has beneficial ownership of 26,480 of such shares and her husband has beneficial ownership of 1,920 shares for which she is the beneficiary, and she disclaims beneficial ownership of 63,600 shares because she does not have the right to receive proceeds from the sale of, or dividends with respect to such shares.

(9)	Consists of 33,000 ordinary shares held directly by Ms. Boccon-Gibod.
(10)	Consists of 29,935 ordinary shares held directly by Mr. Deslarzes.
(11)	Consists of 23,600 ordinary shares held directly by Mr. Puig.
(12)	Consists of 41 ordinary shares held directly by Mr. Verdier and no RSUs or PSUs were granted to Mr. Verdier in 2024.
(13)	No ordinary shares are held by Ms. Weiler and no RSUs or PSUs were to granted to Ms. Weiler in 2024.
(14)	No ordinary shares are held by Mr. Blot.
(15)
Consists of 1,667,762 ordinary shares held by Mr. Germain, including 517,762 held directly, 575,000 ordinary shares held directly through the JMG Irrevocable Trust, and 575,000 ordinary shares held indirectly through the FG Irrevocable Trust, for which he is a beneficiary. Excludes the remaining portions of previous grants: 208,653 ordinary shares underlying unvested PSUs that could vest on March 9, 2026, ranging from 0% to 200% of target, subject to continued service and certain market-related performance conditions being satisfied at the end of the three-year vesting period and 106,438 ordinary shares underlying unvested RSUs that will vest on March 9, 2026, subject to continued service; 185,661 ordinary shares underlying unvested PSUs that could vest on March 14, 2027, ranging from 0% to 200% of target, subject to continued service and certain market-related performance conditions being satisfied at the end of the three-year vesting period and 94,710 ordinary shares underlying unvested RSUs that will vest on March 14, 2027, subject to continued service; 336,543 ordinary shares underlying unvested PSUs that could vest on March 13, 2028, ranging from 0% to 200% of target subject to continued service and certain market-related performance conditions being satisfied at the end of the three-year vesting period and 171,678 ordinary shares underlying unvested RSUs that will vest on March 13, 2028, subject to continued service.

(16)
Consists of 72,492 ordinary shares held by Mr. Guo. Excludes the remaining portions of previous grants: 37,937 ordinary shares underlying unvested PSUs that could vest on March 9, 2026, ranging from 0% to 200% of target, subject to continued service and certain market-related performance conditions being satisfied at the end of the three-year vesting period and 19,352 ordinary shares underlying unvested RSUs that will vest on March 9, 2026, subject to continued service; 37,132 ordinary shares underlying unvested PSUs that could vest on March 14, 2027, ranging from 0% to 200% of target, subject to continued service and certain market-related performance conditions being satisfied at the end of the three-year vesting period and 18,942 ordinary shares underlying unvested RSUs that will vest on March 14, 2027, subject to continued service; 87,501 ordinary shares underlying unvested PSUs that could vest on March 13, 2028, ranging from 0% to 200% of target subject to continued service and certain market-related performance conditions being satisfied at the end of the three-year vesting period and 44,636 ordinary shares underlying unvested RSUs that will vest on March 13, 2028, subject to continued service.

(17)
Consists of 186,691 ordinary shares held directly by Ms. Joerg. Excludes the remaining portions of previous grants: 35,566 ordinary shares underlying unvested PSUs that could vest on March 9, 2026, ranging from 0% to 200% of target subject to continued service and certain market-related performance conditions being satisfied at the end of the three-year vesting period and 18,143 ordinary shares underlying unvested RSUs that will vest on March 9, 2026, subject to continued service; 56,301 ordinary shares underlying unvested RSUs that will vest on July 10, 2026, subject to continued service; 31,562 ordinary shares underlying unvested PSUs that could vest on March 14, 2027, ranging from 0% to 200% of target subject to continued service and certain market-related performance conditions being satisfied at the end of the three-year vesting period and 16,101 ordinary shares underlying unvested RSUs that will vest on March 14, 2027, subject to continued service; 67,309 ordinary shares underlying unvested PSUs that could vest on March 13, 2028, ranging from 0% to 200% of target subject to continued service and certain market-related performance conditions being satisfied at the end of the three-year vesting period and 34,336 ordinary shares underlying unvested RSUs that will vest on March 13, 2028, subject to continued service.

(18)
Consists of 135,425 ordinary shares held directly by Mr. Hoffmann. Excludes the remaining portions of previous grants: 35,566 ordinary shares underlying unvested PSUs that could vest on March 9, 2026, ranging from 0% to 200% of target subject to continued service and certain market-related performance conditions being satisfied at the end of the three-year vesting period and 18,143 ordinary shares underlying unvested RSUs that will vest on March 9, 2026, subject to continued service; 28,777 ordinary shares underlying unvested PSUs that could vest on March 14, 2027, ranging from 0% to 200% of target subject to continued service and certain market-related performance conditions being satisfied at the end of the three-year vesting period and 14,680 ordinary shares underlying unvested RSUs that will vest on March 14, 2027, subject to continued service; 53,847 ordinary shares underlying unvested PSUs that could vest on March 13, 2028, ranging from 0% to 200% of target subject to continued service and certain market-related performance conditions being satisfied at the end of the three-year vesting period and 27,468 ordinary shares underlying unvested RSUs that will vest on March 13, 2028, subject to continued service.

(19)
Consists of 130,739 ordinary shares held directly by Mr. Jurkovic. Excludes the remaining portions of previous grants: 29,638 ordinary shares underlying unvested PSUs that could vest on March 9, 2026, ranging from 0% to 200% of target subject to continued service and certain market-related performance conditions being satisfied at the end of the three-year vesting period and 15,119 ordinary shares underlying unvested RSUs that will vest on March 9, 2026, subject to continued service; 24,136 ordinary shares underlying unvested PSUs that could vest on March 14, 2027, ranging from 0% to 200% of target subject to continued service and certain market-related performance conditions being satisfied at the end of the three-year vesting period and 12,312 ordinary shares underlying unvested RSUs that will vest on March 14, 2027, subject to continued service; 45,433 ordinary shares underlying unvested PSUs that could vest on March 13, 2028, ranging from 0% to 200% of target subject to continued service and certain market-related performance conditions being satisfied at the end of the three-year vesting period and 23,177 ordinary shares underlying unvested RSUs that will vest on March 13, 2028, subject to continued service.

(20)	Consists of 2,927,265 ordinary shares held by all executive officers and directors.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
We have adopted procedures for the review, approval or ratification of any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000 and a related person had, has or will have a direct or indirect material interest. Under SEC rules, a related person is a director, an executive officer, a nominee for director, a holder of more than 5% of our outstanding voting securities, an immediate family member (as defined under applicable SEC rules) of any of the foregoing, or any person who was in such role at any time since the beginning of the last fiscal year. These procedures are in addition to any further procedures required under French law and pursuant to our Articles of Association.
Under these procedures, directors, executive officers and nominees must complete an annual questionnaire and disclose all potential related person transactions involving themselves and their immediate family members that are known to them. Pursuant to the Nominating and Governance Committee Charter, it is the responsibility of the Nominating and Governance Committee of the Board to consider questions of possible conflicts of interest of Board members and of senior executives, and review and recommend to the Board of Directors to approve significant transactions with any related person in which the Company is a participant.
Based on information provided by the directors, the executive officers, and the Company's legal department, the Nominating and Governance Committee and the Board of Directors determined that there are no material related person transactions to be reported.

PROCEDURES FOR SHAREHOLDER PROPOSALS FOR THE ANNUAL GENERAL MEETING
Under French law, one or more shareholders holding a percentage of the share capital defined by French law are permitted to submit proposals of resolutions for inclusion in the agenda of the shareholders’ meeting so long as such submissions are received by the Board of Directors no later than (i) 20 days from the publication of the convening notice (avis de réunion) in the French official journal (Bulletin des Annonces Légales Obligatoires (BALO)) and (ii) 25 days prior to the date of the shareholders' meeting. For the Annual General Meeting, such percentage of the share capital is 2.88% (for the share capital of a total amount of €2,936,397.68) and such submissions must be received no later than April 20, 2025 . Submissions must be sent to the registered office of the Company by a registered letter with acknowledgement of receipt or by email to cstm.corporatesecretary@constellium.com. Each submission must include the text of the proposed resolution, a brief explanation of the rationale of such resolution, evidence of ownership of the required amount of the share capital as of the date of submission (to be reconfirmed as of the French Record Date) and, if the proposal is for the appointment of a director, the information regarding the candidate for the appointment required by French law (i.e., last name, first name, age, professional references, professional activities during last five years including current or past directorships or positions in other companies, positions held within the Company, number of the Company’s shares owned or held).
IMPORTANT NOTICE REGARDING DELIVERY
OF SHAREHOLDER DOCUMENTS
We have sent to you a Notice of Internet Availability of Proxy Materials with the web address for accessing the proxy materials online. Our Annual Report which includes our audited consolidated financial statements is published on our website at www.constellium.com. Our Proxy Statement and Annual Report are also available online through the SEC at www.sec.gov. As a foreign private issuer voluntarily filing a proxy statement, we are not required to mail to our shareholders the materials related to our Annual General Meeting. However, if requested, shareholders whose shareholding is registered on the U.S. Register may also receive printed copies of our Proxy Statement and Annual Report.
If we deliver proxy materials by mail, we will deliver a single set of proxy materials to an address shared by two or more holders of ordinary shares, unless contrary instructions are received prior to the mailing date. This delivery method can result in meaningful cost savings for us. We undertake to deliver promptly upon written or oral request at the e-mail address or phone number below a separate copy of the proxy materials to a shareholder at a shared address to which a single copy of the proxy materials was delivered. Similarly, if you share an address with another shareholder and have received multiple copies of our proxy materials, you may write or call us at the e-mail address or phone number set forth below to request delivery of a single copy of the proxy materials in the future. If you hold ordinary shares and prefer to receive separate copies of the proxy materials either now or in the future, please contact the Company's Investor Relations department by email at investor-relations@constellium.com or by phone at (443) 420-7861.

ANNEX A
FIRST RESOLUTION/PROPOSAL: Appointment of Mr. Bradley Soultz
as a director for a term of three years

Information of Mr. Bradley Soultz pursuant to article R. 225-83 of the French Commercial Code
Mr. Bradley Soultz serves as CEO of WillScot and was the President and CEO of WillScot before the merger with Mobile Mini. Prior to becoming WillScot’s President and CEO in November of 2017, he served as President and CEO of Williams Scotsman International Inc. (WSII) beginning in January 2014, where he was responsible for the strategic and operational aspects of the North American business and played a key role in preparing the company for its reemergence as a public company. Before joining WSII, Mr. Soultz served as the Chief Commercial and Strategy Officer of Novelis Inc. and held various leadership roles at both Novelis and Cummins Inc. (NYSE: CMI) in Europe and North America. An American citizen, Mr. Soultz holds a Bachelor of Science degree in Engineering from Purdue University.
Age: 55
Directorships or positions currently held in other companies:
Public company:

•	WillScot Holdings Corp.	2017 to present, Director / President and CEO then CEO

Other directorships or positions held during the last five years: None known
Other positions held within the Company: None
Shareholding in the Company: 10,000
Nationality: American
Independence: it has been determined that Mr. Bradley Soultz is independent under the NYSE Independence Requirements. Under French law, there are no director independence requirements for French companies of which the shares are not listed on a EU regulated market.
A-1

ANNEX B
SECOND RESOLUTION/PROPOSAL: Re-appointment of Mr. Emmanuel Blot as a director for a term of three years

Information of Mr. Emmanuel Blot pursuant to article R. 225-83 of the French Commercial Code
Mr. Emmanuel Blot has served as a non-executive director since June 2022. Mr. Blot joined Bpifrance Investissement in 2012 and is currently Investment Director and Head of the Listed Investments Practice – (Large Cap). In his current position at Bpifrance Investissement, Mr. Blot has led several investment processes in listed companies and has followed many investments, including Constellium SE, which he has been monitoring for ten years. He was previously a sell-side equity analyst at Kepler Cheuvreux (2007-2008), Bryan, Garnier & Co (2009-2010) and at Oddo BHF (2010-2012) covering first Aerospace & Defense stocks then the Capital Goods sector. Since May 2022, Mr. Blot has served as a non-executive director on the Board of Mersen SA, as a permanent representative of Bpifrance Participations, and, since 2024, as director responsible for its Corporate Social Responsibility (“CSR”). Since 2024, Mr. Blot also serves as a non-executive director on the Board of VusionGroup and chairman of its Nomination and Remuneration Committee, and as a non-executive director (as a representative of Bpifrance Investissement) on the Board of Quadient. A French citizen, Mr. Blot graduated from ESSEC Business School in Paris in 2009.
Age: 39
Directorships or positions currently held in other companies:
Public companies:

•	Mersen (SA)	2022 to present, Non-Executive Director (as permanent representative of Bpifrance Participations); 2024 to present, Director responsible for Corporate Social Responsibility (CSR)
•	VusionGroup (SA)	2024 to present, Non-Executive Director, Chairman of the Nomination and Remuneration Committee
•	Quadient (SA)	2024 to present, Non-Executive Director (as a representative of Bpifrance Investissement)

Private company:

•	Bpifrance Investissement	2012 to present, Investment Director and Head of the Listed Investments Practice (Large Cap)

Other directorships or positions held during the last five years: None known
Other positions held within the Company: None
Shareholding in the Company: Nil
Nationality: French
Independence: it has been determined that Mr. Emmanuel Blot is independent under the NYSE Independence Requirements. Under French law, there are no director independence requirements for French companies of which the shares are not listed on a EU regulated market.
B-1

ANNEX C
THIRD RESOLUTION/PROPOSAL: Re-appointment of Ms. Martha Brooks as a director for a term of three years

Information of Ms. Martha Brooks pursuant to article R. 225-83 of the French Commercial Code
Ms. Martha Brooks has served as a non-executive director since June 2016. Ms. Brooks was until her retirement in May 2009, President and Chief Operating Officer of Novelis Inc, where she held senior positions since 2005. From 2002 to 2005, she served as Corporate Senior Vice President and President and Chief Executive Officer of Alcan Rolled Products, Americas and Asia. Before she joined Alcan, Ms. Brooks served 16 years with Cummins, the global leader in diesel engine and power generation from 1986 to 2002, ultimately running its truck and bus engine business. She is currently a director at The Volvo Group (AB Volvo) where she serves as a member of the Audit Committee; director of CARE USA, and director and Chair of the Development Committee at RMI. Ms. Brooks served as a director of Jabil Circuit Inc., and a director of CARE Enterprises Inc., a for- profit subsidiary of CARE USA, where she served as board Co-Chair until 2021. From June 2020 until June 2022, she served as the Chair of the Women Corporate Directors’ Compensation and Human Capital Committee Peer Group, which devised and led programming for 250 director members. She has previously served as a director of Bombardier Inc., Harley Davidson and International Paper. An American citizen, Ms. Brooks holds a BA in Economics and Political Science and a Master’s in Public and Private Management from Yale University.
Age: 65
Directorships or positions currently held in other companies:
Public company:

•	The Volvo Group (AB Volvo)	2021 to present, Director and member of the Audit Committee

Private company:

•	CARE USA	Director; until 2021, Board Co-Chair

Other directorships or positions held during the last five years:
Public company:

•	Jabil Circuit Inc.	until 2022, Member of the Board and member of the Nominating and Governance Committee

Private company:

•	CARE Entreprises Inc.	until 2024, Director

Other positions held within the Company: None
Shareholding in the Company: 211,741
Nationality: American
Independence: it has been determined that Ms. Martha Brooks is independent under the NYSE Independence Requirements. Under French law, there are no director independence requirements for French companies of which the shares are not listed on a EU regulated market.
C-1

ANNEX D
FOURTH RESOLUTION/PROPOSAL: Re-appointment of Ms. Lori Walker as a director for a term of three years

Information of Ms. Lori Walker pursuant to article R. 225-83 of the French Commercial Code
Ms. Lori Walker has served as a non-executive director since June 2014. Ms. Walker previously served as Chief Financial Officer and Senior Vice President of The Valspar Corporation from 2008 to 2013, where she led the Finance, IT and Communications teams. Prior to that position, Ms. Walker served as Valspar’s Vice President, Controller and Treasurer from 2004 to 2008, and as Vice President and Controller from 2001 to 2004. Prior to joining Valspar, Ms. Walker held a number of roles with progressively increasing responsibility at Honeywell Inc. during a 20-year tenure, with her last position there serving as director of Global Financial Risk Management. Ms. Walker currently serves as the Audit Committee Chair of Compass Minerals International, Inc. and is a member of its Environmental, Health, Safety and Sustainability Committee and formerly on the Nominating & Governance Committee. In addition, Ms. Walker became Chair of the Audit Committee for Hayward Industries in March 2021. She serves as the Audit Committee Chair of Southwire Company, LLC, a private company, and is also a member of its Human Resources Committee. Ms. Walker is an American citizen and holds a Bachelor of Science in Finance from Arizona State University and attended the Executive Institute Program and the Director’s College at Stanford University.
Age: 67
Directorships or positions currently held in other companies:
Public companies:

•	Compass Minerals International, Inc.
2015 to present, Director and Member of the Audit Committee; 2016 to present, Chair of the Audit Committee; 2015 to 2024, member of the Nominating and Governance Committee; 2024 to present, member of Environmental, Health, Safety and Sustainability Committee

•	Hayward Industries	2021 to present, Director and Chair of the Audit Committee

Private company:

•	Southwire Company, LLC	2014 to present, Director, Audit Committee Chair, Member of the Human Resources Committee

Other directorships or positions held during the last five years: None known
Other positions held within the Company: None
Shareholding in the Company: 35,044
Nationality: American
Independence: it has been determined that Ms. Lori Walker is independent under the NYSE Independence Requirements. Under French law, there are no director independence requirements for French companies of which the shares are not listed on a EU regulated market.
D-1